UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant  ☐

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☐            Preliminary Proxy Statement
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☒       Definitive Proxy Statement
☐            Definitive Additional Materials
☐            Soliciting Material Pursuant to Rule 14a-12

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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      (1)           Title of each class of securities to which transaction applies:

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Tennessee Valley Financial Holdings, Inc.
401 S. Illinois Ave.
Oak Ridge, Tennessee 37830

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of Tennessee Valley Financial Holdings, Inc. to be held at 5:30 p.m. Eastern Time, on October 21, 2008, at  at 401 S. Illinois Avenue, Oak Ridge, Tennessee 37830.

At this important meeting, you will be asked to vote on the following matters:

1. Amendments to our Charter.  To amend our charter to provide for the authorization of two new classes of common stock -- Class A common stock and Class B common stock.

2. Reclassification of Common Stock.  To reclassify certain of our shares of existing common stock into the Class A common stock or the Class B common stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934.

In connection with the proposals to amend our charter and to reclassify our common stock, shares of our existing common stock held by shareholders who own between 302 and 1,089 shares will be reclassified into shares of Class A common stock.  Shares of our existing common stock held by shareholders who own fewer than 302 shares will be reclassified into shares of Class B common stock.  The reclassification will be made on the basis of one share of Class A common stock or Class B common stock for each share of common stock held.  The purpose of amending our charter and reclassifying our common stock is to discontinue the registration of our common stock under the Exchange Act and to no longer be a “public” company.

If approved at the special meeting, the transaction will affect you as follows:

If, on the effective date, you are a shareholder with:	Effect:
1,090 or more shares of common stock:	you will continue to hold the same number of shares of common stock that you held before the reclassification transaction.
between 302 and 1,089 shares of common stock:

you will no longer hold shares of common stock, but rather, will hold a number of shares of Class A common stock equal to the same number of shares of common stock that you held before the reclassification transaction.

fewer than 302 shares of common stock:

you will no longer hold shares of common stock, but rather, will hold a number of shares of Class B common stock equal to the same number of shares of common stock that you held before the reclassification transaction.

The primary effect of this transaction will be to reduce our total number of record holders of common stock to below 300.  As a result, we will terminate the registration of our common stock under federal securities laws and will no longer be considered a “public” company.  This transaction is known as a Rule 13e-3 going private transaction under the Exchange Act.

We are proposing the amendments to our charter because our board of directors has concluded, after careful consideration, that the costs and other disadvantages associated with being a reporting company with the Securities and Exchange Commission, which we refer to in this letter and the accompanying proxy statement as the "SEC," outweigh any of the advantages.  Our reasons for reaching this conclusion are based on:

•	the administrative burden and expense of making our periodic filings with the SEC;

•
the fact that operating as a non-SEC reporting company will reduce the burden on our management and employees which arises from increasingly stringent SEC reporting requirements, thus allowing management to focus more of its attention on our customers and the community in which we operate;

•	the fact that management will have increased flexibility to consider and initiate actions that may produce long-term benefits and growth;

•	the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

•
the fact that a going private transaction could be structured in a manner that all shareholders would still retain an equity interest in Tennessee Valley, and would not be forced out by means of a cash reverse stock split or other transaction;

•	the estimated expense of a going private transaction; and

•
the fact that the reclassification transaction allows us to discontinue our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A common stock or Class B common stock to retain an equity interest in Tennessee Valley at the same value per share as holders of common stock in the event of any sale of Tennessee Valley.

Except for the effects described in the accompanying proxy statement, we do not expect the reclassification transaction to adversely affect our operations.

In the event the proposals to amend our charter and to reclassify our common stock are adopted and your shares are exchanged for Class A common stock or Class B common:

•	you will receive no consideration for your shares of common stock when they are reclassified into shares of Class A common stock or Class B common stock;

•	you will hold shares even less liquid than the shares you currently hold since there is no existing market for the Class A common stock or Class B common stock;

•	you will receive a security with limited or no voting rights; and

•	all of our shareholders will lose the benefits of holding securities registered under Section 12 of the Exchange Act.

Dissenters’ rights are available to you under Tennessee law if you will be receiving shares of Class A common stock or Class B common stock in the reclassification transaction.  In order to exercise your dissenter’s rights and receive the fair value of your shares of common stock in cash:

•	You must not vote in favor of the proposals to amend our charter or to reclassify our common stock;

•
Before the vote is taken, you must deliver a written notice to us of your intent to demand payment for your shares if proposals to amend our charter and to reclassify our common stock are approved; your written notice must be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Ken Scarbro, our chief financial officer, at 401 S. Illinois Avenue, Oak Ridge, Tennessee 37830;

•
If you satisfy the requirements listed above, within 10 days after the approval by our shareholders of the charter amendments and the reclassification transaction, we will send you a dissenter's notice, which will include directions about where to send a payment demand, where and when the certificates for your shares must be deposited, and will include a form for demanding payment; the dissenter's notice we send to you will also set a date by which we must receive your payment demand, which date may not be fewer than one nor more than two months after the date we deliver the dissenter's notice to you;

•
You must execute and return the payment demand form to us, and deposit your share certificates in accordance with the terms of the dissenter's notice before the date specified in the dissenter's notice;

•
As soon as the charter amendments and reclassification transaction are effectuated, or upon receipt of your payment demand, whichever is later, we will pay you, if you have complied with the above requirements, the amount we estimate to be the fair value of your shares, plus accrued interest;

•	You may notify us in writing of your own estimate of the fair value of your shares and amount of interest due and either

(1) demand payment of your estimate (less any payment previously made by us) or

 (2) reject our offer under Section 48-23-208 of the Tennessee Business Corporations Act and demand payment of the fair value of your shares and interest due, so long as the following conditions are met:

(i) you believe that the amount we paid or offered is less than the fair value of your shares or that the interest due is incorrectly calculated;

(ii) we fail to make payment for the shares within two (2) months after the date set for demanding payment; or

(iii) we, having failed to effectuate the charter amendments and reclassification transaction, do not return the deposited share certificates within two months after the date set for demanding payment.  In order to demand payment, you must notify us of your demand in writing within one  month after we made or offered payment for your shares;

•
If you make a demand for payment which remains unsettled, we will commence a proceeding within two  months after receiving such payment demand and petition a court of competent jurisdiction to determine the fair value of your shares and accrued interest.  If we do not commence the proceeding within the two-month period, we must pay you the amount you demanded.  We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares.  Each dissenter made a party to the proceeding is entitled to judgment for either the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by us.

You must strictly comply with the above requirements in order to exercise your dissenter’s rights.  Please read “- Dissenters' Rights” beginning on page 30 of the proxy statement in its entirety for complete disclosure on your dissenters’ rights.  A copy of the Tennessee dissenters' rights laws are attached to the proxy statement as Appendix B.  We have not yet determined the amount of cash we will offer our shareholders who exercise their dissenters’ rights.

We plan to determine “fair value” by using an average of the range of the known trade prices for our common stock over a one-year period.  We believe that an average of the known trade prices for our common stock will result in a higher value to our shareholders because this value has historically been higher than both our book value and the value of our stock using a multiple of earnings.  Our board may also choose to rely on independent third parties to determine the “fair value” of our shares.

Our board of directors believes the terms of the reclassification transaction are fair and are in the best interest of our shareholders, and recommends that you vote “FOR” the proposals to amend our charter.  We encourage you to read carefully the proxy statement and attached appendices.

Your vote is very important.  Whether or not you plan to attend the special meeting, please complete, date, sign and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.  If you attend the special meeting, you may vote in person if you wish, even if you have previously returned your proxy.

         On behalf of our board of directors, I would like to express our appreciation for your continued interest in the affairs of Tennessee Valley.

                    Sincerely,

                                                            /s/Thomas E. Tuck
                           Thomas E. Tuck
                                                                                                                                                                           President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the amendments to our charter or the reclassification transaction, passed upon the merits or fairness of the amendments to our charter or the reclassification transaction or passed upon the adequacy or accuracy of the disclosure in this document.  Any representation to the contrary is a criminal offense.

This proxy statement is dated September 10, 2008, and is being mailed to shareholders on or about September 10, 2008.

Tennessee Valley Financial Holdings, Inc.
401 S. Illinois Avenue
Oak Ridge, Tennessee 37830

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 21, 2008

Notice is hereby given that a special meeting of shareholders of Tennessee Valley Financial Holdings, Inc. will be held at 5:30 p.m. Eastern Time on October 21, 2008, at 401 S. Illinois Avenue, Oak Ridge, Tennessee 37830, for the following purposes:

1. Amendments to our Charter.  To amend our charter to provide for the authorization of two new classes of common stock -- Class A common stock and Class B common stock.

2. Reclassification of Common Stock.  To reclassify certain of our shares of existing common stock into Class A common stock and Class B common stock for the purpose of discontinuing the registration of our common stock under the Securities Exchange Act of 1934.

Shareholders of record at the close of business on August 29, 2008 are entitled to notice of and to vote at the special meeting of shareholders and any adjournment of the special meeting.  We will not use discretionary authority granted by proxies voting against matters #1 or #2 to adjourn the meeting in order to solicit additional votes and only those proxies (i) voting in favor of matters #1 and #2, (ii) abstaining from the vote, and (iii) which are unmarked will be voted for adjournment.

Dissenters' rights are available to you under Tennessee law if you will be receiving shares of Class A common stock or Class B common stock in the reclassification transaction.  Please see the section entitled “- Dissenters' Rights” beginning on page 30 of the accompanying proxy statement for a discussion of the availability of dissenters' rights and the procedures required to be followed to assert dissenters' rights in connection with the reclassification.

                                              By order of the board of directors

                                              /s/Mark B. Holder
                                              Mark B. Holder, Secretary
September 10, 2008

YOUR VOTE IS IMPORTANT

WHETHER YOU EXPECT TO ATTEND THE SPECIAL MEETING OR NOT, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

i

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.
401 S. Illinois Avenue
Oak Ridge, Tennessee 37320

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS

Your vote is very important.  For this reason, the board of directors is requesting that if you are not able to attend the special meeting of shareholders, you allow your common stock to be represented at the meeting by the proxies named in the enclosed proxy card.  This proxy statement and the form of proxy will be mailed to all of our shareholders on or about September 10, 2008.

Tennessee Valley Financial Holdings, Inc., which we refer to a “Tennessee Valley,” is a bank holding company headquartered in Oak Ridge, Tennessee.  The Securities and Exchange Commission, which we refer to as the “SEC,” encourages companies to use “plain English” and we will always try to communicate with you clearly and effectively.  We will refer to Tennessee Valley throughout as “we,” “us,” the “company” or “Tennessee Valley.”

SUMMARY TERMS OF

THE RECLASSIFICATION TRANSACTION

QUESTIONS AND ANSWERS

Q:	What is the proposed reclassification transaction?

A:
We are proposing that our shareholders approve amendments to our charter which provide for the creation of Class A common stock and Class B common stock and the reclassification of shares of common stock held by holders of between 302 and 1,089 shares of common stock into shares of Class A common stock, holders of fewer than 302 shares will be reclassified into shares of Class B common stock.  The reclassification will be made on the basis of one share of Class A common stock or Class B common stock for each share of common stock held.

Q:	What is the purpose of the proposed reclassification transaction?

A:
The purpose of the reclassification transaction is to allow us to terminate our SEC-reporting obligations (referred to as “going private”) by reducing the number of our record shareholders of common stock to fewer than 300, and by having under 500 record shareholders of each of our Class A common stock and Class B common stock.  This will allow us to terminate our registration under the Securities Exchange Act of 1934, as amended, and relieve us of the costs typically associated with the preparation and filing of public reports and other documents.

Q:	What is the recommendation of our board of directors regarding the proposal?

A:
Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the reclassification transaction and the terms and provisions of the reclassification transaction are substantively and procedurally fair to, and in the best interests of, our shareholders.  Our board of  directors approved the reclassification transaction, and recommends that you vote “FOR” approval of this matter at the special meeting.  See “Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 9.

Q.        What will I receive in the reclassification transaction?

A.
If, on the effective date, you are a shareholder with:	Effect:

1,090 or more shares of common stock:	you will continue to hold the same number of shares of common stock that you held before the reclassification transaction between 302 and 1,089 shares of common stock:
you will no longer hold shares of common stock, but rather, will hold a number of shares of Class A common stock equal to the same number of shares of common stock that you held before the reclassification transaction

fewer than 302 shares of common stock:	you will no longer hold shares of common stock, but rather, will hold a number of shares of Class B common stock equal to the same number of shares of common stock that you held before the reclassification transaction

Q:	What are the terms of the Class A common stock and Class B common stock?

A:	The following table describes the principal differences between our common stock and the Class A common stock and Class B common stock:

	Common Stock	Class A Common Stock	Class B Common Stock

Voting Rights	Entitled to vote on all matters for which shareholder approval is required pursuant to our governing documents and under Tennessee law.	Entitled to vote only on any merger, share exchange, sale of substantially all the assets, voluntary dissolution or as required by law.	Only entitled to vote as may be required by law.

Dividends	If and when declared by our board of directors.	3% premium on any dividends paid on our common stock.	6% premium on any dividends paid on our common stock.

Liquidation Rights	Entitled to distribution of assets on same basis as holders of Class A common stock and Class B common stock.	Entitled to distribution of assets on same basis as holders of common stock.	Entitled to distribution of assets on same basis as holders of common stock.

Conversion Rights	None.	None.	None.

Preemptive Rights	Holders of common stock have a right to buy up to their pro rata percentage of any additional common stock offered.	Holders of Class A common stock have a right to buy up to 1.03 times their pro rata percentage of any additional Class A common stock offered.	Holders of Class B common stock have a right to buy up to 1.06 times their pro rata percentage of any additional Class B common stock offered.

For a complete description of the terms of the Class A common stock and Class B common stock, including specific voting rights of the Class B common stock “as required by law,” please refer to “Class A Common Stock and Class B Common Stock to be Issued in Reclassification Transaction” beginning on page 19.

Q:	What is the effective date of the reclassification transaction?

A:
If the proposed reclassification transaction is approved at the special meeting, we expect to complete the reclassification transaction as soon as practicable following the special meeting.  The effective date will be the date on which the amendment to the charter is filed with the Tennessee Secretary of State.

Q:	What if the proposed reclassification transaction is not completed?

A:
It is possible that the proposed reclassification transaction will not be completed.  The proposed reclassification transaction will not be completed if, for example, the holders of a majority of our outstanding common stock do not vote to adopt the reclassification transaction.  Although Tennessee law allows our board to abandon the proposed reclassification transaction after shareholder approval but prior to filing the amendment to our charter with the Tennessee Secretary, we have no plans to do so.  Only in the event a significant number of shareholders dissent would the board abandon the reclassification transaction after it has been approved by our shareholders.  If the reclassification transaction is not completed, we will continue our current operations and we will continue to be subject to the reporting requirements of the SEC.

Q:	What will happen if, through negotiated trades, Tennessee Valley gains additional security holders requiring SEC registration?

A:	If the holders of record for any class of our securities ever exceeds 500, we will again be subject to the disclosure provisions of the Exchange Act as we are now.

Q:	Should I send in my stock certificates now?

A:
No.  After the reclassification transaction is completed, we will send you written instructions for exchanging your stock certificates for shares of Class A common stock and Class B common stock.  If you now own 1,090 or more shares, you will not need to exchange your certificates.

Q:	Do directors and officers have different interests in the reclassification transaction?

A:
Possibly. You should be aware that our directors and executive officers have interests in the reclassification transaction that may present actual or potential, or the appearance of actual or potential, conflicts of interest in connection with the reclassification transaction.

Q:	Where can I find more information about Tennessee Valley?

A:
We file annual and quarterly reports and other information with the SEC.  You may read and copy this information at the SEC’s public reference facilities.  Please call the SEC at 1-800-SEC-0330 for information about these facilities.  This information is also available at the Internet site maintained by the SEC at http://www.sec.gov.  For a more detailed description of the information available, please see “- Where You Can Find More Information” on page 27.

Q:	Who can help answer my questions?

A:
If you have questions about the reclassification transaction, or any other matter to be voted upon at the special meeting, after reading this proxy statement or need assistance in voting your shares, you should contact Ken Scarbro, our chief financial officer, at (865) 483-9444.

SPECIAL FACTORS

Overview of the Reclassification Transaction

This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors at a special meeting at which our shareholders will be asked to consider and vote on a proposal to amend our charter.  If approved, the amendments will provide for (a) the authorization of two new classes of stock entitled Class A common stock and Class B common stock, and (b) the reclassification of shares of our common stock held by shareholders who own between 302 and 1,089 shares into shares of Class A common stock and and shares of our common stock held by shareholders who own fewer than 302 shares into shares of Class B common stock.  The reclassification transaction will be made on the basis of one share of Class A common stock or Class B common stock as described above for each share of common stock held.

Record shareholders holding 1,090 or more shares of common stock before the reclassification transaction will hold the same number of shares of common stock following the reclassification transaction, and record holders of fewer than 1,090 shares of common stock will no longer hold common stock in the company.  We intend, immediately following the reclassification transaction, to terminate the registration of our shares of common stock under the Exchange Act.

If approved by our shareholders at the special meeting and implemented by our board of directors, the reclassification transaction will generally affect our shareholders as follows:

IF, PRIOR TO THE TRANSACTION, YOU ARE A RECORD SHAREHOLDER WITH:	AFTER THE TRANSACTION:

1,090 or more shares:
you will continue to hold the same number of shares of common stock.  Our shares are not currently eligible for trading on an automated quotation system operated by a national securities association and it is not anticipated that they will become so.  Our shares are not actively traded. However, brokers will continue to make a market in our common stock.  Sales may continue to be made in privately negotiated transactions or shares of common stock may be traded through the “pink sheets.”

Between 302 and 1,089 shares:
you will no longer hold shares of our common stock but, rather, will hold a number of shares of Class A common stock equal to the same number of shares of common stock that you held before the reclassification transaction.  While it is not anticipated that an active trading market for Class A common stock will develop, brokers will make a market in these shares.  Sales may also be made in privately negotiated transactions or shares of Class A may be traded on the “pink sheets.”  It is not anticipated that the Class A common stock will be eligible for trading on an automated quotation system operated by a national securities association and it is not anticipated that they will become so.

Fewer than 302 shares
you will no longer hold shares of our common stock but, rather, will hold a number of shares of Class B common stock equal to the same number of shares of common stock that you held before the reclassification transaction.  While it is  not anticipated that an active trading market for Class B common stock will develop, brokers will make a market in these shares.  Sales may also be made in privately negotiated transactions or may be traded on the “pink sheets.” It is not anticipated that the Class A common stock will be eligible for trading on an automated quotation system operated by a national securities association and it is not anticipated that they will become so.

Common stock held in “street name” through a nominee (such as a bank or broker):
the reclassification transaction will be effected at the record shareholder level.  Therefore, regardless of the number of beneficial holders or the number of shares held by each beneficial holder, shares held in “street name” will be subject to the reclassification transaction, and the beneficial holders who hold their shares in “street name” will be continuing shareholders with the same number of shares as before the reclassification transaction.

    The effects of the reclassification transaction on each group of shareholders are described more fully below under “- Effects of the Reclassification Transaction on Shareholders of Tennessee Valley” beginning on page 13 and the effects on the company are described more fully below under “- Effects of the Reclassification Transaction on Tennessee Valley” beginning on page 11.

 Background of the Reclassification Transaction

The company’s wholly-owned subsidiary, TNBank, was formed as a state chartered bank in 1995.  Because TNBank’s initial offering shareholder base was over 500, TNBank was subject to the information requirements of the Exchange Act and was required to file reports and other financial information with the Federal Deposit Insurance Commission, which we refer to as the “FDIC.”  On April 30, 2002, the shareholders of TNBank approved a plan of share exchange between Tennessee Valley and TNBank whereby the shares of common stock of the TNBank were exchanged, on a one for one basis, for shares of common stock in Tennessee Valley.  The exchange became effective on May 9, 2002, and, as a result, TNBank became a wholly-owned subsidiary of Tennessee Valley.  The company undertook the share exchange in order to take advantage of the benefits of being a bank holding company, which allow for more options in accessing capital.

After consummation of the share exchange between TNBank and Tennessee Valley, TNBank was no longer required to file reports with the FDIC; instead, Tennessee Valley was required to become a publicly reporting company because it continued to have more than 500 shareholders of record.  The company filed a Form 10 to register its common stock under Section 12(g) of the Exchange Act.

The company qualifies as a "smaller reporting company" under SEC regulations. As a “smaller reporting company,” Tennessee Valley is required to prepare and file with the SEC, among other items, the following filings:

•	Annual Reports on Form 10-K;

•	Quarterly Reports on Form 10-Q;

•	Proxy Statements and related materials as required by Regulation 14A under the Securities Exchange Act; and

•	Current Reports on Form 8-K.

       During the third quarter of 2004, the company, along with internal and external audit firms, began discussions in anticipation of the implementation of Section 404 of the Sarbanes-Oxley Act, which would require that the company prepare an annual report to assess the effectiveness of its internal control structure and procedures for financial reporting.  In November 2004, designated members of the company’s staff were sent to intensive training sessions to discuss the framework behind Section 404 of Sarbanes-Oxley and the methodology and documentation necessary to be in compliance.  In December 2004, the company formed the Sarbanes-Oxley Steering and Implementation Committee.  This committee was charged with the oversight of the development of an action plan, the effective implementation of all guidelines and procedures for compliance with Section 404, and the evaluation and significance of all deficiencies identified during risk assessment and testing.  After numerous discussions centering around the sizeable costs related to compliance with Section 404 of  Sarbanes-Oxley, the company decided to designate one of its employees to full-time Sarbanes-Oxley compliance.  During early 2005, significant areas of concentration were identified and methods of testing were identified, however, the SEC then delayed the implementation of Section 404 of Sarbanes-Oxley until December 31, 2006.  After discussing the high costs of compliance, the current delay, and likelihood of future delays, the Sarbanes-Oxley Steering Committee, the Audit Committee, and the company’s management decided  to delay all use of the company’s financial and staffing resources for the purposes of Section 404.  As expected, implementation of Section 404 of the Sarbanes-Oxley Act was again delayed until December 31, 2007.  A further extension delayed small company (“non-accelerated filer”) compliance with Section 404 to reports for the year ended December 31, 2008 and a further extension of reporting compliance is now in effect until the year ended December 31, 2009.

        In July 2007 management  reinitiated discussions concerning Sarbanes-Oxley, Section 404 compliance as a non-accelerated filer and the requirement for the chief executive officer and the chief financial officer to report on the controls over financial reporting for the year ending December 31, 2008. Dixon Hughes, our independent registered public accountants,  provided management a copy of SEC Release 33-8810, “Commission Guidance Regarding Management’s Report on Internal Control Over Financial Reporting Under Section 13(a) or 15(d) of the Securities Exchange Act of 1934” as well as an example of a risk assessment  for  Section 404 of  Sarbanes-Oxley.

               A review by management of the published guidance and the company’s compliance documentation previously prepared, revealed a need for a method to organize and cross-reference procedures. Through consultation with Dixon Hughes and Pershing Yoakley & Associates, P.C. (“Pershing Yoakley”), the firm to whom the company outsources its internal audit function, management became aware of several software tools available for the purpose of documenting, organizing, cross-referencing, and testing compliance with the provisions of Section 404. Management began researching the availability and cost of these tools.

In the board of directors meeting on September 18, 2007, management discussed the expense associated with the company’s continuing to be an SEC-reporting company, especially the cost of fully complying with Section 404 of Sarbanes-Oxley. The subject of going private was also discussed, including a description of recent transactions to which bank holding companies in the eastern Tennessee area had successfully become private companies. The question was raised concerning the ability of the company’s shares to continue to be traded on “pink sheets.” Management was asked to consult Howe Barnes Hoefer, & Arnett, Inc. ("Howe Barnes") concerning the question. Howe Barnes serves as a “market maker” for the company common stock.  The board asked management to consider continuing the discussion of going private at a separate board meeting or during the annual board planning retreat scheduled in January 2008.

On October 3, 2007, Pershing Yoakley arranged for the company’s management and staff to visit the offices of a Pershing Yoakley internal audit client which had begun full compliance with Section 404 in 2004. Members of the client’s management and staff reviewed with our management and staff the procedures and testing involved in their compliance efforts, including the software tool they used.  They further discussed their acquisition and implementation of the compliance software, including an annual review by an independent registered public accounting firm. Subsequent to the visit, our management contacted two large firms that offer software tools. Both firms priced the initial cost of the software, including implementation assistance, in excess of $30,000.

On October 15, 2007, in a conference call with management and Pershing Yoakley, Dixon Hughes helped provide clarification as to the approach management should take in performing its risk assessment of the company’s internal control framework over financial reporting, including the documentation and evaluation of control procedures as addressed in SEC Release 33-8810. Subsequently management discussed with Pershing Yoakley its ability to provide assistance in documenting and testing the company’s internal controls, exclusive of information systems. The initial approach was to update the documentation prepared by the company in 2004.

In November 2007, management engaged KraftCPAs PLLC to assist with documenting and testing internal controls for the company’s information systems. Pershing Yoakley was engaged to begin their work in December. On December 12, 2007, the SEC announced the postponement of the reporting deadline for Sarbanes-Oxley Section 404 internal control audits for small SEC filers.  Management then requested Pershing Yoakley to postpone the completion of their engagement to 2008. KraftCPAs completed their work in December.

In December 2007, management discussed with Howe Barnes the feasibility of going private through a transaction involving the creation of additional classes of non-voting common shares and the ability of the company’s shares to be traded on “pink sheets” subsequent to going private. Representatives from Howe Barnes mentioned that they were aware of several transactions of a similar nature, some of which involved their assistance with their own clients. One variation they suggested involved providing a “put” option to one or more classes of newly created classes of non-voting shares, which would allow shareholders at the initiation of the transaction to offer their shares to the company in lieu of receiving non-voting shares. It was noted that such an option would require determination of “fair value” price per share. Howe Barnes confirmed that all classes of shares, including any newly created classes resulting from a going private transaction, could continue to be traded on pink sheets.

At the annual planning retreat held on January 26, 2008, the board and senior management discussed the feasibility of going private and the related cost savings from being relieved of quarterly and annual reporting requirements and the expense associated with compliance with Section 404 of  Sarbanes-Oxley. The chairman requested that management continue to research the procedural and legal aspects of a going private transaction.

At the March 25, 2008 board meeting, management presented its findings from consultation with Baker, Donelson, Bearman, Caldwell & Berkowitz, the company’s counsel, Howe Barnes, and management of another eastern Tennessee bank holding company in the midst of a going private transaction. Management described to the board of directors a going private transaction whereby additional classes of non-voting common stock would be created reducing the number of voting common stock to fewer than 300 holders. The additional classes of stock could have no more than 500 shareholders.  Management pointed out to the board that in the future any class of common stock whose holders exceed 500 would result in the company’s being required to once again register with the SEC.

Further management reported to the board that after the going private transaction, all classes of shares could be traded on pink sheets in the “over-the-counter” market and the company’s existing symbol could continue to be used for the company’s common stock with voting  rights. Management also reported to the board that the proposed transaction would involve a filing with the SEC and a special shareholders’ meeting at which shareholders would be asked to vote on the proposal.

Management noted to the board that based on the experience of other bank holding companies with similar transactions, the process could take from 6 to 8 months. Management affirmed that going private would enable Tennessee Valley to avoid the costs of additional audit fees, legal fees and the expenses associated with compliance with Section 404 of Sarbanes-Oxley. Management estimated savings resulting from going private could be $150,000 per year. Also, management noted that the one-time cost for professional fees and printing and mailing costs for the going private transaction could be as high as $100,000.

Management outlined a structure for the board which called for the non-voting classes to receive a higher dividend and to be eligible to vote on any transaction in the future where the company would be involved in a merger or sale with another entity. The board through motion requested that management prepare a plan for going private.

At the board meeting, April 15, 2008, management presented a proposal for taking the company private. The proposal contemplated the reclassification of common shares into two classes of non-voting shares, Class A and Class B common stock. Class A common stock would be entitled to receive a dividend premium of 3% and Class B common stock would be entitled to receive a dividend premium of 6%. Further the proposal provided for the right for each holder of Class A common stock or Class B common stock to vote on any future merger or sale involving the company.

Management presented a stratification of the ownerhsip of the company’s existing shareholders that indicated that through the proposed reclassification approximately 300 holders could be reclassified to each of the proposed new classes of non-voting shares leaving approximately 250 continuing to hold the company’s common stock.

        Management reported on the costs and administrative burdens associated with being a public company and that the company receives little benefit in being a public company.  In particular, earnings are sufficient to support the company's growth without accessing the public market and there is little trading volume in noted common stock.  Our board of directors discussed these burdens and costs and lack of benefits, and it became clear that the recurring expense and burden of our SEC-reporting requirements are not cost efficient and that becoming a non-SEC reporting company would allow us to avoid these costs and expenses.  Our board concluded that the benefits of being an SEC-reporting company are substantially outweighed by the burden on management and the expense related to the SEC reporting obligations.  As a result of the board's conclusions, our board directed that management explore ways for the company to cease being an SEC reporting company.

The board had substantial discussions regarding the costs associated with going private and the ongoing costs of remaining an SEC-reporting company.  The board also discussed alternatives to a stock reclassification, including a tender offer, a stock repurchase on the open market or a reverse stock split whereby shareholder owning fewer than a certain number of shares would be “cashed out.”  The approximate cost to cash-out enough holders of our common stock to bring the number of our record holders to below 300 would be approximately $3.93 million (the purchase of about 275,000 shares of common stock at $14.28 per share, which is the average of a range of known trade prices for our common stock for the twelve months ended December 31, 2007).  The board, however, preferred a reclassification because a “cash out” was cost prohibitive by consuming a large portion of the company’s capital and a reclassification allowed our existing shareholders to maintain an equity position in the company.  An equity position in the company would allow the shareholders to participate and share in any profits should a sale of the company occur.  Being a locally-owned community bank, the primary focus of our shareholder base is the eventual return on investment by means of a sale or merger rather than a liquid market for the purchase and sale of individual shares of our common stock.  At this meeting, the board also considered the potential negative consequences of this transaction to our shareholders, and in particular, the shareholders who would be reclassified into Class A common stock and Class B common stock (which were the only classes of stock into which the common stock was to be reclassified at the time).  However, the board felt that although our shareholders will lose the benefits of holding publicly registered stock and the Class A common stock and Class B common stock will additionally lose their voting rights (except under certain circumstances), the board concluded that benefit of the reclassification transaction would still allow the Class A common stock and Class B common stock to maintain an equity position in the company.  Even with the reduced liquidity and no trading market for our common stock, our board believes maintaining an equity ownership in the company will be beneficial because of the value a stockholder may receive for its stock in any future merger or sale of the company.  After this discussion, the board instructed management to proceed with reclassifying our shares of common stock in order to no longer be a publicly reporting company.  The board’s decision was based on:

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operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, which include, in part, compliance with (i) Section 302 of  Sarbanes-Oxley, which requires (a) both the chief executive officer and the chief financial officer to certify that each has reviewed the filed report, that the report contains no untrue statement of material fact or an omission to state a material fact, and that the financial statements and other financial information in the report fairly present the financial condition of the issuer and (b) both the chief executive officer and the chief financial officer to also be responsible for establishing and maintaining internal controls, and in the certification, these officers must certify that each has evaluated the effectiveness of the issuer's internal controls, that they have designed the internal controls in such a way as to ensure that material information relating to the issuer will be brought to the attention of these officers during the period for which the report is being issued, and that they have included their conclusions about the effectiveness of the internal controls in their report; and (ii) Section 407 of the Sarbanes-Oxley Act, which requires the issuer's audit committee must contain at least one member who is a financial expert as defined by the SEC, and if it does not, it must disclose why not.  Thus, as a non-SEC reporting company that will not have to expend time and money on compliance matters, our management will be able to focus more of its attention on our customers and the community in which we operate;

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management will have increased flexibility to consider and initiate actions such as a merger or sale of the company without having to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Securities Exchange Act, which actions may produce long-term benefits and growth for our shareholders;

•	the low trading volume of our common stock and the resulting lack of an active market for our shareholders;

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the fact that a going-private transaction could be structured in a manner that all shareholders would still retain an equity interest in the company, and would not be forced out by means of a cash reverse stock split or other transaction;

•	the estimated expense of a going private transaction; and

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the reclassification transaction proposal allows us to discontinue our reporting obligations with the SEC, while still allowing those shareholders receiving shares of Class A common stock or Class B common stock to retain an equity interest in Tennessee Valley at the same value per share as holders of common stock in the event of any sale of Tennessee Valley.

    The board of directors held a special meeting on June 10, 2008, at which the company’s legal counsel was present.  The board discussed the fact that shareholders of the company have preemptive rights to purchase additional shares of the company’s common stock and whether preemptive rights should be provided to holders of Class A common stock and Class B common stock.  The board determined that holders of Class A common stock and Class B common stock should continue to have preemptive rights in the new classes of common stock but should have greater preemptive rights based on the same percentages of greater dividends that the board had already discussed.  Accordingly, the board recommended that holders of Class A common stock should have a right to buy up to 1.03 times their pro rata percentage of any additional Class A common stock offered and, similarly, holders of Class B common stock should have a right to buy up to 1.06 times their pro rata percentage of any additionial Class B common stock offered.

The board discussed the ability of shareholders who dissented to obtain the fair market value of their shares by perfecting their dissenters’ rights provided by Tennessee law.  The board considered the likelihood that a large number of shareholders would dissent and the potential cost to the company in such event.  The board discussed the possibility that the reclassification transaction would not be completed if the capital required to purchase shares from the dissenters’ would have a material adverse effect on the capital ratios of the company.

After further discussion of the timetable for the reclassification, the cost of the transaction, the perception of the community and shareholders once the reclassification is announced, the ability of the company to raise capital in the future and to take advantage of corporate opportunities as presented, the board tabled its discussion of the reclassification transaction until its next regular meeting on June 17, 2008.

At a meeting on June 17, 2008, all of the members of our board of directors, except Anthony Cappiello who voted "No," voted to approve the amendment to our charter to authorize shares of Class A common stock and Class B common stock and to reclassify our outstanding shares of common stock as follows:  (i) shareholders holding 1,090 or more shares of common stock will continue to be classified as holders of common stock; (ii) shareholders of common stock holding between 302 and 1,089 shares will be classified as holders of Class A common stock; and (iii) shareholders of common stock holding fewer than 302 shares will be classified as holders of Class B common stock.  The approval of the amendments to our charter and the reclassification transaction was based upon the factors discussed above.

 Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation

Reasons for the Reclassification Transaction

We were required to register with the SEC in 2002 because we completed a share exchange with TNBank.  As a locally owned community bank whose shares are not listed on any exchange or traded on any quotation system, we have struggled to maintain the costs associated with being a public company, while not enjoying many of the benefits associated with being a public company.  In addition, in 2003, the SEC proposed rules to implement Section 404 of the amendments to the Exchange Act made by the Sarbanes-Oxley Act of 2002.  The initial reaction to the proposal by the banking industry was that compliance with Section 404 would greatly increase out-of-pocket compliance costs, as well as the time of management, for community banks.  The banking industry became concerned about these rules, and began to look for ways to reduce the burdens imposed, while still providing the necessary disclosures that the public and the bank regulators demanded from the industry.  In 2005, the bank regulators began highlighting these burdens, especially as they would apply to community banks.

In August 2007, management became aware that another community bank in Tennessee had reclassified its common stock as a means to deregister its securities.  Management then began to discuss the possibility of the company likewise reclassifying its common stock to deregister its securities.  Management considered the time and resources necessary to comply with the new Section 404 requirements far outweigh the benefits the company receives from being a public company.  In December 2007, based upon (i) the new requirements that management believed would be applicable the following year under Section 404 of Sarbanes-Oxley; and (ii) management's review of transactions by other community banks, which have since been approved by the shareholders of public companies after their proxy statements received SEC review, we began to pursue the currently proposed reclassification transaction.  We are undertaking the reclassification transaction at this time to end our SEC reporting obligations in order to save the company and our shareholders the substantial costs associated with being a reporting company.  We expect these costs to increase over time.

The specific factors the board considered in electing at this time to undertake the reclassification transaction and become a non-SEC reporting company are as follows:

Beginning in 2009 we estimate that we will eliminate costs and avoid anticipated future costs of approximately $139,000 annually by eliminating the requirement to make periodic reports, reducing the expenses of shareholder communications and costs associated with complying with Section 404 of Sarbanes-Oxley. These expenses include:
legal expenses ($36,000),
accounting expenses related to filing our periodic reports ($22,000), printing and postage ($4,000),
additional audit fees ($23,000), and
professional fees ($34,000).
We will also realize cost savings by avoiding the need to add additional staff and by reducing staff and management time spent on reporting and securities law compliance matters ($20,000). Although, as required by the federal and state banking regulations, we will continue to have our financial statements audited and will prepare an annual report for our shareholders, we expect these costs to be approximately $65,000 per year, which is substantially lower than our current costs of approximately $86,000 per year. These savings relate to the elimination of the review by our auditors of our quarterly and annual reports filed with the SEC. We expect these costs to increase over time.

We believe that, as a result of the recent disclosure and procedural requirements resulting from Sarbanes-Oxley, the legal, accounting and administrative expense, and diversion of our board of directors, management and staff effort necessary to continue as an SEC-reporting company will continue to increase, without a commensurate benefit to our shareholders. We expect to continue to provide our shareholders with company financial information by disseminating our annual reports, but, as noted above, the costs associated with these reports will be substantially less than those we incur currently.

We believe little or no justification exists for the continuing direct and indirect costs of registration with the SEC. These costs have recently increased as a result of heightened government oversight under Sarbanes-Oxley. We have low trading volume in our common stock and our earnings are sufficient to support growth. Therefore, we do not need to raise capital in the public market currently and do not expect to do so in the near future. If it becomes necessary to raise additional capital, we believe that there are adequate sources of additional capital available, whether through borrowing at the holding company level or through private or institutional sales of equity or debt securities, although we recognize that there can be no assurance that we will be able to raise additional capital when required, or that the cost of additional capital will be attractive.

Operating as a non-SEC reporting company will reduce the burden on our management that arises from the increasingly stringent SEC reporting requirements, which include, in part, compliance with (i) Section 302 of Sarbanes-Oxley, which requires (a) both the chief executive officer and the chief financial officer to certify that each has reviewed the filed report, that the report contains no untrue statement of material fact or an omission to state a material fact, and that the financial statements and other financial information in the report fairly present the financial condition of the issuer and (b) the chief executive officer and the chief financial officer to also be responsible for establishing and maintaining internal controls, and in the certification, these officers must certify that each has evaluated the effectiveness of the issuer's internal controls, that they have designed the internal controls in such a way as to ensure that material information relating to the issuer will be brought to the attention of these officers during the period for which the report is being issued, and that they have included their conclusions about the effectiveness of the internal controls in their report; and (ii) Section 407 of Sarbanes Oxley, which requires the issuer's audit committee must contain at least one member who is a financial expert as defined by the SEC, and if it does not, it must disclose why not. Thus, as a non-SEC reporting company that will not have to expend time and money on compliance matters, our management will be able to focus more of its attention on our customers and the community in which we operate.

Operating as a non-SEC reporting company will increase management’s flexibility to consider and initiate beneficial actions such as a merger or sale of the company without having to file a preliminary proxy statement with the SEC and otherwise comply with Regulation 14A of the Exchange Act.

The reclassification transaction proposal allows us to discontinue our reporting obligations with the SEC, and allows those shareholders receiving shares of Class A common stock or Class B common stock to still retain an equity interest in the company and therefore participate at the same value per share as holders of common stock in the event of any sale of the company.

Completing the reclassification transaction at this time will allow us to begin to realize the cost savings, and will allow our management to redirect its focus to our customers and communities.

    We considered that some shareholders may prefer that we continue as an SEC-reporting company, which is a factor weighing against the reclassification transaction.  However, we believe that the disadvantages of remaining a public company subject to the registration and reporting requirements of the SEC outweigh any advantages.  Historically, our shares of common stock have been inactively traded.  For example, for the twelve months ended December 31, 2007, only 31,886 or approximately 2%, of our outstanding shares of common stock were traded.  Trading occurred on only 19 days during 2007.  Also, we have no present intention to raise capital through sales of securities in a public offering in the future or to acquire other business entities using stock as the consideration for such acquisition. Accordingly, we are not likely to make use of any advantage that our status as an SEC-reporting company may offer.

Other than the cost savings and other benefits associated with becoming a non-SEC reporting company, as outlined above, we do not have any other purpose for engaging in the reclassification transaction at this particular time.

In view of the wide variety of factors considered in connection with its evaluation of the reclassification transaction, our board of directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the specific factors it considered in reaching its determinations.  As a general matter, however, the board of directors weighed the tangible economic value of the percentage increase in dividend rights associated with the Class A common stock and Class B common stock against the corresponding decreases in voting rights with respect to the Class A common stock and Class B common stock, and determined that a 3% increase in economic benefits for the Class A common stock and a 6% increase in economic benefits for the Class B common stock was a fair exchange for the corresponding decreases in voting rights associated with the Class A common stock and Class B common stock, and, therefore, that the transaction was fair to all unaffiliated holders.

The reclassification transaction, if completed, will have different effects on the holders of common stock and those receiving shares of Class A common stock or Class B common stock.  You should read “- Our Position as to the Fairness of the Reclassification Transaction” beginning on page 6 and “- Effects of the Reclassification Transaction on Shareholders of Tennessee Valley” beginning on page 13 for more information regarding these effects of the reclassification transaction.

We considered the following alternative transactions in order to accomplish the proposed transaction:  a tender offer, a stock repurchase on the open market or a reverse stock split whereby shareholders owning fewer than a certain number of shares would be “cashed out.”  Ultimately, however, we elected to proceed with the reclassification transaction because the alternatives would be more costly, might not have reduced the number of shareholders below 300 and would not allow all shareholders to retain an equity interest in Tennessee Valley.  We have not sought, and have not received, any proposals from third parties for any business combination transactions, such as a merger, consolidation or sale of all or substantially all of our assets. Our board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations.  Our board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate, and expenses will be reduced.  See “- Purpose and Structure of the Reclassification Transaction” beginning on page 10 for further information as to why this reclassification transaction structure was chosen.

The board is currently not contemplating engaging in any merger or sale of the company.

 Our Position as to the Fairness of the Reclassification Transaction

Based on a careful review of the facts and circumstances relating to the reclassification transaction, our board of directors believes that the “going private” transaction (namely, the Rule 13e-3 transaction), including all the terms and provisions of the reclassification transaction, are substantively and procedurally fair to our unaffiliated shareholders.  Our board of directors approved the reclassification transaction and has recommended that our shareholders vote “For” the reclassification transaction.

Substantive Fairness

In concluding that the terms and conditions of the Rule 13e-3 transaction and the reclassification transaction are substantively fair to unaffiliated shareholders, our board of directors considered a number of factors, all of which are described below. In its consideration of both the procedural and substantive fairness of the transaction, our board considered the potential effect of the transaction as it relates to all shareholders generally, to shareholders receiving Class A common stock or Class B common stock and to shareholders continuing to own shares of common stock.  See “- Effects of the Reclassification Transaction on Shareholders of Tennessee Valley” beginning on page 13.

The factors that our board of directors considered positive for all shareholders, including both those that will continue to hold common stock as well as those will have their shares converted into Class A common stock or Class B common stock, included the following:

  our common stock trades infrequently, with reported trades occurring within the twelve month period ended December 31, 2007, involving only 31,886 shares, or approximately 2%, of our outstanding common stock, a volume that our board felt did not provide our shareholders with sufficient opportunity to easily obtain cash for their shares.  Thus, the board believed that the reclassification would not materially affect the liquidity of the shares to be exchanged by those existing common stockholders who will receive Class A or Class B Common Stock because there is not a market for the common stock in the first place.  In the event you elect to dissent from the reclassification, as fully described beginning on page 16, this event will allow you to obtain the “fair value” of your shares in cash;
  our shareholders who hold fewer than 1,090 shares, who prefer to remain as holders of common stock of the company, despite the board’s recommendation, may elect to do so by acquiring sufficient shares so that they hold at least 1,090 shares of common stock in their own names immediately prior to the reclassification transaction.  The price to purchase 1,090 shares (using a price of $14.28 per share, which is the average of the range of the last known trades for our common stock for the twelve months ended December 31, 2007) is about $15,565; provided, however, that the actual cost to acquire a total of 1,090 shares would be less due to the fact that a shareholder would already own some shares.  However, it may be difficult to acquire a sufficient number of shares of our common stock due to its illiquidity.  The board considered the difficulty in acquiring a sufficient number of shares of common stock to obtain the necessary threshold to be a negative factor due to the illiquidity of such stock.   You may contact Travis McGhee with Howe Barnes at (800) 800-4693 if you want to buy or sell common stock in order to meet any requisite threshold for owning a particular class or series of stock.  Further, while the Board considered the common stock’s illiquidity to be a factor that could hamper a buyer or seller, Howe Barnes' offer to assist buyers and sellers, combined with a holder’s right to dissent from the reclassification and receive cash in exchange for his common stock, afforded sufficient liquidity for the Board to consider the reclassification fair to all of our unaffiliated holders;
  beneficial owners who hold their shares in “street name,” who would receive shares of Class A common stock or Class B common stock if they were record owners instead of beneficial owners, and who wish to receive shares of Class A common stock or Class B common stock as if they were record owners instead of beneficial owners, can work with their broker or nominee to transfer their shares into a record account in their own name so that they receive shares of Class A common stock or Class B common stock;
  shareholders receive limited benefit from our being an SEC-reporting company because of our small size, the lack of analyst coverage and the very limited trading of our common stock compared to the costs associated with the disclosure and procedural requirements of  Sarbanes-Oxley, in addition to the legal, accounting and administrative costs of being a public company; accordingly we believe that the costs to our shareholders of being a public company are not commensurate with the benefits to our shareholders; and
  all shareholders will realize the potential benefits of termination of registration of our common stock, including reduced expenses as a result of the termination of  SEC reporting requirements.

In addition to the positive factors applicable to all of our shareholders set forth above, the factors that our board of directors considered positive for those shareholders receiving Class A common stock or Class B common stock included:

  they would continue to have an equity interest in Tennessee Valley and therefore participate at the same value per share as holders of common stock in any future value from potential growth of the company received as a result of any sale of the company;
  the holders would receive a premium in the payment of any dividends by the company. Over the past four  years the board has declared $525,679 in cash dividends: $149,853  in December 2005, $224,892 in January 2007, and $150,994 in January 2008.  There can be no guarantee, however, that the company will declare any dividends, either in the form of stock or cash; and
  no brokerage or other transaction costs are to be incurred by them in connection with the reclassification of their shares of common stock into Class A common stock or Class B common stock.
       Our board considered each of the foregoing factors to weigh in favor of the substantive fairness of the reclassification transaction to all of our shareholders, whether they are shareholders continuing to hold common stock or shareholders having their shares of common stock converted into Class A common stock or Class B common stock.

In concluding that the terms and conditions of the going private transaction and the reclassification transaction are substantively fair to unaffiliated holders of each class, our board of directors further considered the fact that the holders of the common stock are being offered multiple forms of consideration in connection with the reclassification transaction, and our board believes that the transaction is fair to all holders, regardless of which class of stock the holders will receive in connection with the reclassification transaction.  Specifically, the board considered the following factors when making its determination that the reclassification transaction is substantively fair to the unaffiliated holders of each class:

Holders of Common Stock:
The board believes the reclassification transaction is fair to those holders who will continue to hold shares of common stock following the reclassification transaction, because, while the holders of the common stock will not be entitled to any dividend premium, the holders of the common stock will be entitled to voting rights which exceed the voting rights of the holders of the Class A common stock and Class B common stock.

Holders of Class A Common Stock:
The board believes the reclassification transaction is fair to those holders who will receive shares of Class A common stock following the reclassification transaction because, while the holders of Class A common stock will have fewer voting rights than the holders of the common stock, the holders of the Class A common stock will be entitled to a dividend premium over the holders of the common stock.

Holders of Class B Common Stock:
The board believes the reclassification transaction is fair to those holders who will receive shares of Class B common stock following the reclassification transaction because, while the holders of the Class B common stock will have fewer voting rights than the holders of the common stock, the holders of the Class B common stock will be entitled to a  dividend premium over the holders of the common stock and the Class A common stock.

Our board is aware of, and has considered, the impact of certain potentially countervailing factors on the substantive fairness of the reclassification transaction to our shareholders receiving Class A common or Class B common stock. In particular, the factors that our board of directors considered as potentially negative for those shareholders receiving Class A common stock or Class B common stock included:

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they will be required to surrender their shares involuntarily in exchange for the Class A common stock or Class B common stock, although they will still have the opportunity to participate in any future growth and earnings of the company in the event the board declares dividends on the company’s stock or in the event of a sale of the company. In addition, such shareholders have the opportunity to liquidate their shares of common stock through the exercise of dissenters’ rights; and

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they will lose voting rights except in certain limited situations, which loss may result in making these shares of Class A common stock or Class B common stock; although the board considered the potential loss in value, the board took into account the fact that the premium on the dividends for the Class A common stock and Class B common stock may have the countervailing effect of making this stock more valuable.

The factors that our board of directors considered as potentially negative for all shareholders included:

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following the reclassification transaction, you will have limited ability to transfer your shares of our common stock and Class A common stock or Class B common stock because we do not expect to be an active public market for our common stock or Class A common stock or Class B common stock, although, based on the historically low trading volume for the common stock, this factor is expected to have a limited impact;

•	because of the illiquidity of your stock, you will not be able to easily liquidate your investment in the company and will have to share in any potential future losses in the company’s value;

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you will have reduced access to our financial information once we are no longer an SEC-reporting company, although we do intend to continue to provide all shareholders with our annual reports and other information (for example, shareholder letters with information updating our financial performance and any other news affecting Tennessee Valley, such as new branches, acquisitions, economic updates or new product offerings);

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you will lose certain statutory safeguards since we will no longer be subject to the requirements of Sarbanes-Oxley, which require our chief executive officer and our chief financial officer to certify as to our financial statements and internal controls over financial reporting and as to the accuracy of our reports filed with the SEC; and

•	you will lose certain protections currently provided under the Exchange Act, such as limitations on short-swing transactions by executive officers and directors under Section 16 of the Exchange Act.

Our board of directors believes that these potentially negative factors did not, individually or in the aggregate, outweigh the overall substantive fairness of the reclassification transaction to our shareholders and that the foregoing factors are outweighed by the positive factors previously described.

Our board of directors believes that the exchange of one share of common stock for one share of Class A common stock or one share of Class B common stock, depending on the number of shares of common stock held prior to the reclassification transaction, is fair to our unaffiliated shareholders.  In concluding that the one-for-one exchange ratio is fair to our unaffiliated shareholders, our board of directors considered the following factors:

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With respect to the value placed on voting rights, the board believes that the difference in value created from the reclassification transaction between the common stock with voting rights and the Class A common stock and Class B common stock without voting rights or with limited voting rights is not significantly material because the holders of common stock whose shares would be converted into Class A common stock or Class B common stock in the reclassification transaction currently own only about 17.29% of the outstanding shares of common stock and voting rights.  Because most actions requiring stockholder consent provide that a majority of common stock must approve the matter, those holders of 17.29% of the common stock would not be able to control the outcome of a vote by themselves (without at least 34% of the holders of the common stock joining the vote).  Because these stockholders do not hold a majority of the company’s outstanding stock, their ability to control any vote on matters brought before the stockholders is limited.  Conversely, the holders of our common stock whose shares will remain shares of common stock following the reclassification currently own shares representing approximately 82.71% of the outstanding voting rights, so after the reclassification transaction, those holders of common stock will continue to own a sufficient number of shares to control any vote, although there is no evidence that these stockholders have historically voted as one group.  The board determined that the loss of certain voting rights in connection with the reclassification of common stock to Class A common stock and Class B common stock would be offset by the economic gains those holders will receive from the dividend preference associated with the reclassification, making the transaction, as a whole, fair to the unaffiliated holders.

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The board believes that any potential decrease in value from the exchange of common stock for Class A common stock or Class B common stock associated with the loss of voting rights (except in certain limited situations) is offset by the premium on dividends given to holders of Class A common stock and Class B common stock, and that the dividend premiums being offered to holders of Class A common stock and Class B common stock will be more valuable to holders than the voting rights being taken away from them.  This is in part because these holders represent only approximately 17.29% of the outstanding shares of common stock and voting rights, and thus, are not able to control any votes on matters brought before the shareholders.  In addition, historically, the holders of common stock whose shares will be reclassified into shares of Class A common stock and Class B common stock have voted with the holders of the 82.71% of the common stock, or not at all, and therefore the loss of voting rights (except in certain limited circumstances) is unlikely to have any practical effect on the holders of Class A common stock and Class B common stock.  The board has declared and paid dividends three times over the past three years, and while it is the board’s and management’s intention to continue paying dividends, either in the form of cash or stock, there can be no assurance this will, in fact, occur.  The board determined that the loss of certain voting rights in connection with the reclassification of common stock to Class A common stock and Class B common stock would be offset by the economic gains those holders will receive from the dividend preference associated with the reclassification, making the transaction, as a whole, fair to the unaffiliated holders.

•
Our shareholders have the opportunity to exercise dissenters’ rights under Tennessee law in the event that they do not believe that the one-for-one exchange ratio of their shares of common stock into Class A common stock or Class B common stock is acceptable or fair to them.  It should be noted, however, that there may be a significant delay in payment for those shareholders exercising these rights and payment that the dissenting shareholder believes is less than fair vale.  For example, there are several procedural requirements involved in exercising dissenters’ rights under Tennessee law.  If you satisfy all these requirements, within 10 days after the approval by the shareholders of the charter amendments and reclassification transaction, we will send you a dissenters’ notice.  This notice will include the date by which we must receive payment demand, which will be not fewer than onenor more than two months after the delivery of such notice.  After such time, if you have complied with all the necessary requirements under Tennessee law, we will pay you the amount we estimate to be the fair value of your shares.  If you disagree with this amount you may dispute it.  If within two months after receiving your payment demand the amount remains unsettled, we will commence court proceedings to determine the fair value of your shares.  Because of these procedural hurdles, there may be a significant time delay in your receiving cash for your shares and ultimately the issue may have to be resolved by a court.

•
Our shareholders who hold fewer than 1,090 shares, who do not believe the one-for-one exchange ratio of their shares of common stock into Class A common stock or Class B common stock is acceptable or fair to them, or otherwise prefer to remain holders of common stock after the reclassification transaction, may elect to do so by acquiring a sufficient number of shares so that they hold at least 1,090 shares of common stock immediately prior to the reclassification transaction, although the board did consider the fact that it may be difficult for some smaller shareholders to purchase a sufficient number of shares, but in that situation, they may exercise their dissenters’ rights as noted above.

•
Our shareholders who prefer to receive a premium on dividends in lieu of voting rights, may elect to do so by selling a sufficient number of shares so that they hold fewer than 1,090 shares of common stock or fewer than 302 shares of common stock, immediately prior to the reclassification transaction.  It may be difficult to sell a sufficient number of our shares of common stock due to its illiquidity however.  While the board considered the difficulty in selling a sufficient number of shares to obtain the necessary amounts to be a negative factor, management plans to assist any shareholders wishing to buy or sell common stock by putting together any buyers or sellers of which management may be aware.  In particular, you may contact Travis McGhee at Howe Barnes at (800) 800-4693 if you want to buy or sell common stock in order to meet any requisite threshold for owning a particular class of stock.  If the company is aware or becomes aware of a buyer or seller, as the case may be, you will be given contact information for that buyer or seller, as the case may be.

In reaching a determination as to the substantive fairness of the reclassification transaction, we did not consider the liquidation value of our assets, the current or historical market price of our shares, our net book value, or our going concern value to be material for the reasons described in further detail below, because shareholders are not being “cashed out” in connection with the reclassification transaction and because the shares of Class A common stock and Class B common stock afford those holders the right to participate equally with the holders of common stock in any sale of the company.

In determining that the historical and current market prices for the common stock were not material to the overall substantive fairness of the transaction, our board of directors considered that all of the purchases and sales of our common stock, of which management is aware within the last two fiscal years, have occurred in a price range of $12.75 -$15.00 per share.  The board determined that even though the current market price for the company’s common stock is not anticipated to change materially as a result of the reclassification transaction, there can be no assurance that the price of our common stock will not fall, and, in fact, the board has no way to know the effect on the market price of stock post-reclassification.  Moreover, because there is very little market for our shares, there is very little way to predict at what prices the Class A common stock and Class B common stock will trade following the reclassification transaction.  Accordingly, historical and current market prices of our stock were not a consideration in the board’s determination of substantive fairness.

The book value per share of our common stock was $10.30 as of June 30, 2008.  The book value would not change for any class or series of stock immediately following the reclassification transaction because the exchange ratio is one-for-one.  Moreover, the book value would change in the future as a direct result of the reclassification transaction only in the event that the company was to declare a stock dividend certain holders of reclassified stock will be entitled to a dividend preference.  In particular, in the event of a stock dividend, the net book value of the common stock would decrease because the holders of Class A common stock and Class B common stock would receive more shares than the holders of common stock in connection with any dividend declaration, and, therefore, the aggregate net book value for a holder of Class A common stock and Class B common stock would increase.  The board of directors determined, however, that any potential change in net book value as a result of a future dividend is not material to the substantive fairness of the reclassification transaction as a whole because there can be no assurance of any future dividends, whether in the form of stock or cash.

Our board of directors also did not view the liquidation value of the company as a representative value to determine the fairness of the transaction since the majority of our assets are financial assets, and their book values roughly approximate their liquidation value.  In the event the company’s assets were sold in an orderly liquidation, some portion of the company’s loans and deposits may be sold at a slight premium or discount to book value depending on applicable interest rates. However, any premium which might be paid over book value, if any, would not be material, particularly when considering the discount for which certain other assets may be sold and the expense of the liquidation process.  As a result, our board estimates that the liquidation value would not be materially different than the book value and, for the reasons described above, is not material to the substantive fairness of the reclassification.

Our board did not consider the “going concern value” of the company to be material to the substantive fairness of the transaction since the shareholders are not being “cashed out,” and all shareholders will continue to participate in any sale of the company.  Further, based on the knowledge and judgment of the board with regard to trading prices in the banking industry, and the company’s operations and business plans, the board is of the opinion that the historical and current trading price better reflects the value of our common stock, as compared to any discounted dividend model, on a going concern basis.

Because of the foregoing, we also did not consider any repurchases by the company of its stock over the past two years or any report, opinion or appraisal or firm offers by unaffiliated parties within the past two years.

Neither we nor any of the members of our board received any reports, opinions or appraisals from any outside party relating to the reclassification transaction or the fairness of the consideration to be received by our shareholders.

Procedural Fairness

We believe that the reclassification transaction is procedurally fair to all of our unaffiliated shareholders.  In concluding that the reclassification transaction, including the Class A common stock or Class B common stock to be received by holders of common stock, is procedurally fair to our unaffiliated shareholders, our board of directors considered a number of factors. The factors that our board considered positive for all shareholders, included the following:
  Tennessee law allows for dissenters’ rights in the event that a shareholder no longer wants to retain an equity interest in the company or does not believe the exchange ratio to be fair;
  our board discussed the possibility of forming an independent special committee to evaluate the reclassification transaction because all of our board members will continue to own common stock after the reclassification transaction since they all currently own more than 1,090 shares of common stock.  However, the board gave no consideration to the share cutoff number relative to the share ownership of the board members.  Accordingly, the board members believed a special committee for the reclassification transaction to represent those holders who will receive a different security was not needed because the board members will not be afforded any special consideration in the reclassification transaction;
  management and our board considered alternative methods of effecting a transaction that would result in our becoming a non-SEC reporting company, each of which was determined to be impractical, more expensive than the reclassification transaction, involving a cash-out of certain of our shareholders, or potentially ineffective in achieving the goals of allowing shareholders to retain an equity ownership in the company while at the same time, eliminating the costs and burdens of public company status; and
  shareholders will have the opportunity to determine whether or not they will remain shareholders owning solely common stock or shares of Class A common stock or Class B common stock after the reclassification transaction by acquiring sufficient shares so that they hold at least 1,090 shares of common stock immediately prior to the reclassification transaction or selling sufficient shares so that they hold fewer than 1,090 shares of common stock immediately prior to the reclassification transaction, so long as they act sufficiently in advance of the reclassification transaction so that the sale or purchase is reflected in our shareholder records by the close of business (local time) on October 21, 2008, the expected effective date of the reclassification transaction.  It may be difficult to acquire or sell a sufficient number of shares of our common stock due to its illiquidity.  You may contact Travis McGhee at Howe Barnes at (800) 800-4693 if you want to buy or sell common stock in order to meet any requisite threshold for owning a particular class of stock.  Further, while the board considered the common stock’s illiquidity to be a factor that could hamper a buyer or seller, Howe Barnes' offer to assist buyers and sellers, combined with a holder’s right to dissent from the reclassification and receive cash for their common stock, afforded sufficient liquidity for the board to consider the reclassification procedurally fair to all of our unaffiliated holders, the transaction was approved by a majority of our board of directors who are not employees of the company.  Only one of the members of our board is an employee.
        Our board of directors considered each of the foregoing factors to weigh in favor of the procedural fairness of the reclassification transaction to all of our shareholders, whether they are receiving shares of Class A common stock or Class B common stock or will continue to hold shares of common stock.

The board is aware of, and has considered, the impact of the following potentially countervailing factors, which affect both shareholders receiving Class A common stock or Class B common stock, as well as those continuing to own common stock to the same degree, on the procedural fairness of the reclassification transaction:
  both executive management and the board own more than 1,090 shares of common stock, so they will be able to effectuate whether to cause their existing shares of common stock to be reclassified by changing how those shares are held  of record better than, for example, a shareholder who owns only 100 shares of common who may have a more difficult time acquiring a sufficient number of shares of common stock to hold the same security after the reclassification transaction;
  although the interests of the shareholders receiving shares of Class A common stock or Class B common stock are different from the interests of the shareholders continuing to own common stock and may create actual or potential conflicts of interest in connection with the reclassification transaction, neither the full board nor any of the independent directors retained an independent, unaffiliated representative to act solely on behalf of the shareholders receiving shares of Class A common stock or Class B common stock for the purpose of negotiating the terms of the reclassification transaction or preparing a report concerning the fairness of the reclassification transaction;
  approval of the transaction requires the vote of a majority of all shareholders, not just the unaffiliated shareholders.
  we did not solicit any outside expressions of interest in acquiring the company; and
  we did not receive a report, opinion, or appraisal from an outside party as to the value of our common stock or Class A common stock or Class B common stock, the fairness of the transaction to those shareholders receiving shares of Class A common stock or Class B common stock, or the fairness of the transaction to Tennessee Valley.

    Our board of directors believes that the foregoing potentially countervailing factors did not, individually or in the aggregate, outweigh the overall procedural fairness of the reclassification transaction to our shareholders, whether they will be receiving shares of Class A common stock or Class B common stock or will continue to own shares of common stock, and the foregoing factors are outweighed by the procedural safeguards previously described. With reference to the lack of a special committee, the board felt that because its sole conflict of interest is a relatively insignificant increase in its aggregate share ownership following the reclassification transaction (equaling an increase of  4.2 % from  20.4% to 24.6% in total share ownership for all directors and executive officers) and because members of the board were not afforded any special consideration with respect to the share cut-off number in the reclassification transaction, it was unnecessary to form a special committee or retain an independent fairness advisor and that the procedural safeguards described above were sufficient to protect the unaffiliated holders.

In addition, with respect to the determination not to seek a valuation, our board felt that the fact that shareholders receiving Class A common stock or Class B common stock would continue to retain an equity interest in the company and also would receive premiums to holders of common stock in any payment of dividends by the company, presented sufficient protection in value to such shareholders.  Dividends may be paid annually, unless capital levels should fall below acceptable levels.  From December 2005 through January 2008, we paid cumulative  dividends equal to $.33 for every share beneficially owned, adjusted for the 2 for 1 stock split in May 2006.  There can be no guarantee, however, that the company will declare any future dividends, either in the form of stock or cash.

The board also considered the difference in value between the common stock with voting rights and Class A common stock or Class B common stock without such voting rights or with limited voting rights not to be significantly material since the holders of common stock whose shares would be converted into Class A common stock or Class B common stock in the transaction currently own only about 17.29% of the outstanding shares of common stock and voting rights.  Because most actions requiring shareholder consent provide that a majority of common stock must approve the matter, those holders of 17.29% of the common stock would not be able to control the outcome of a vote by themselves (without at least 34% of the holders of the common stock joining the vote).  Because these shareholders do not hold a majority of the company’s outstanding stock, their ability to control any vote on matters brought before the shareholders is limited.  Conversely, the holders of our common stock whose shares will remain shares of common stock following the reclassification currently own shares representing approximately 82.71% of the outstanding voting rights, so after the reclassification transaction, those holders of common stock will continue to own a sufficient number of shares to control any vote, although there is no evidence that these shareholders have historically voted as one group.  The board determined that the loss of certain voting rights in connection with the reclassification of common stock to Class A common stock and Class B common stock would be offset by the economic gains those holders will receive from the dividend preference associated with the reclassification, making the transaction, as a whole, fair to the unaffiliated holders.

The board did not structure the transaction in such a way that only approval of a majority of unaffiliated holders is required.  In order for the transaction to be approved, a majority of all shareholders must vote in favor, not just unaffiliated holders.  The members of the board who voted in favor of the transaction are also shareholders holding approximately 18% of the outstanding shares.  The board determined that allowing all shareholders to vote was procedurally fair since a significant number of the unaffiliated holders must vote in favor of the transaction for it to be approved.

       The board, all but one of whom are not employees of the company, determined that the appointment of an unaffiliated representative for the purpose of negotiating the transaction and/or preparing a report concerning the fairness of the transaction was unnecessary in light of the fact that only 17.29% of the outstanding shares will be converted to Class A and Class B common stock.

Shareholders also have the opportunity to exercise dissenters' rights under Tennessee law to the extent that they do not believe that the conversion of their shares of common stock into Class A common stock or Class B common stock is acceptable or fair to them.

We therefore believe that the reclassification transaction is substantively and procedurally fair to all shareholders, for the reasons and factors described above.  In reaching this determination, we have not assigned specific weights to particular factors, and we considered all factors as a whole.  None of the factors that we considered led us to believe that the reclassification transaction is unfair to any of our shareholders.

We have not made any provision in connection with the reclassification transaction to grant you access to our corporate files or to obtain counsel or appraisal services at our expense.  With respect to access to our corporate files, under Section 48-26-102 of the TBCA, shareholders of a corporation are entitled to inspect and copy, during regular business hours, records of the corporation that are required to be kept at the corporation’s principal office which include:

 1) current charter;

         2) current bylaws;

3) resolutions relating to the rights and preferences of the outstanding stock of the corporation;

4) minutes of shareholder meetings and records of all actions taken without a meeting for the past three years;

5) all written communications to shareholders over the last three years;

6) names and business addresses of the corporation’s officers and directors; and

7) the most recent annual report delivered to the Secretary of State.

The shareholder must give the corporation written notice at least five business days in advance of any inspection.  In addition, a shareholder may inspect the following records only if the shareholder’s demand to see such records is made in good faith and for a proper purpose, that purpose is described with reasonable specificity, the records inspected are directly connected to that purpose and the shareholder gives the corporation written notice at least five business days beforehand are excerpts of any meeting of the board of directors, records of any action of a board committee, records of any action taken without a meeting, accounting records and the record of shareholders.  In light of the extensive access Tennessee shareholders are given to our records, the board believed these statutory safeguards adequately protect shareholders ability to access information on Tennessee Valley.  Furthermore, our board determined that this proxy statement, together with our other filings with the SEC, and stockholders’ ability to access our corporate records under Tennessee law, as described above, provide you with adequate information.  With respect to obtaining counsel or appraisal services at our expense, the board did not consider these actions necessary or customary.

Board Recommendation

Our board of directors believes the terms of the reclassification transaction are fair and in the best interests of our shareholders and  recommends that you vote “FOR” the proposals to adopt the amendments to our charter that will allow us to effect the reclassification transaction.

 Purpose and Structure of the Reclassification Transaction

The purposes of the reclassification transaction are to:

•	consolidate ownership of our common stock in under 300 record shareholders of common stock, which will discontinue our SEC reporting requirements and thereby achieve significant cost savings;

•	allow all of our shareholders to retain an equity interest in the company; and

•	allow our management to refocus time spent on SEC-reporting obligations and shareholder administrative duties to our business.

For further background on the reasons for undertaking the reclassification transaction at this time, see “- Background of the Reclassification Transaction” beginning on page 5 and “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 59.

       The proposed transaction has been structured as a stock reclassification transaction to allow shareholders who own a small number of shares the opportunity to retain an equity interest in the future value of the company by receiving the shares of Class A common stock or Class B common stock, to avoid disruption to shareholders of 1,090 or more shares of common stock who would remain unaffected in the transaction, and to limit the costs of the reclassification transaction by avoiding costs associated with cashing out the shares of the holders of 1,090 or fewer shares of common stock.

Our board elected to structure the transaction to take effect at the record shareholder level, meaning that we will look at the number of shares registered in the name of a single holder to determine if that holder’s shares will be reclassified into shares of Class A common stock or Class B common stock.  The board chose to structure the transaction this way in part because it determined that this method would provide us with the best understanding at the effective time of how many shareholders would receive shares of Class A common stock or Class B common stock, because we will be able to have a complete and final list of all record shareholders at the effective time. In addition, the board considered that effecting the transaction at the record shareholder level would allow shareholders some flexibility with respect to whether they will be receiving shares of Class A common stock or Class B common stock or will continue to hold shares of common stock. See “- Effects of the Reclassification Transaction on Shareholders of Tennessee Valley” beginning on page 1324.  Our board felt that this flexibility would help to enhance the substantive fairness of the transaction to all shareholders.  Overall, the board determined that structuring the reclassification transaction as one that would affect shareholders at the record holder level would be the most efficient and cost-effective way to achieve its goals of deregistration, notwithstanding any uncertainty that may be created by giving shareholders the flexibility to transfer their holdings.  For further background on the alternative structures considered by our board of directors please see “- Background of the Reclassification Transaction” beginning on page 5 and “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 59.

 Effects of the Reclassification Transaction on Tennessee Valley

The reclassification transaction will have various positive and negative effects on Tennessee Valley, which are described below.

 Effect of the Proposed Transaction on Our Outstanding Common Stock

Our charter currently authorizes the issuance of 5,000,000 shares of common stock.  The number of authorized shares of common stock will remain unchanged after completion of the reclassification transaction.  As of the record date, the number of outstanding shares of common stock was 1,516,013.  Based upon our best estimates, if the reclassification transaction had been consummated as of the record date, and assuming no shareholders exercise dissenters’ rights, the number of outstanding shares of common stock will be reduced from 1,516,013 to approximately 1,253,878.

We have no current plans, arrangements or understandings to issue any common stock except as options may be exercised pursuant to our stock option plans.

 Effect of the Proposed Transaction on Our Class A common stock or Class B common stock

Our charter does not currently authorize us to issue any shares of Class A common stock or Class B common stock.  The amendments to our charter will authorize the issuance of up to 1,000,000 shares of Class A common stock and up to 1,000,000 shares of Class B common stock.  The shares of Class A common stock or Class B common stock that will be issued in the reclassification transaction constitute two new and separate classes of stock having those rights described in “- Class A Common Stock and Class B Common Stock to be Issued in Reclassification Transaction” beginning on page 36 as well as in the attached Appendix A.  After completion of the reclassification transaction, and assuming no shareholders exercise dissenters’ rights, we will have approximately 206,314 shares of Class A common stock outstanding and 55,820 shares of Class B common stock outstanding.  We are currently authorized to issue 1,000,000 shares of preferred stock, none of which are outstanding.  For additional information regarding our capital structure after the reclassification transaction, see “Description of Capital Stock” beginning on page 1935.

 Effect of the Proposed Transaction on Differently Situated Unaffiliated Holders

The rights and preferences associated with the common stock, Class A common stock and Class B common stock are as follows:

	Common Stock	Class A Common Stock	Class B Common Stock

Voting Rights	Entitled to vote on all matters for which shareholder approval is required pursuant to our governing documents, and under Tennessee law	Entitled to vote only on any merger, share exchange, sale of substantially all the assets, voluntary dissolution or as required by law	Entitled to vote only on any merger, share exchange, sale of substantially all the assets, voluntary dissolution or as required by law

Dividends	If and when declared by our board of directors	3% premium on any dividends paid on our common stock	6% premium on any dividends paid on our common stock

Liquidation Rights	Entitled to distribution of assets on same basis as holders of Class A common stock and Class B common stock	Entitled to distribution of assets on same basis as holders of common stock	Entitled to distribution of assets on same basis as holders of common stock

Conversion Rights	None	None	None

Preemptive Rights	Holders of common stock have a right to buy up to their pro rata percentage of any additional common stock offered.	Holders of Class A common stock have a right to buy up to 1.03 times their pro rata percentage of any additional Class A common stock offered.	Holders of Class A common stock have a right to buy up to 1.06 times their pro rata percentage of any additional Class B common stock offered.

 Termination of Securities Exchange Act Registration and Reporting Requirements

Upon the completion of the reclassification transaction, we expect that our common stock will be held by fewer than 300 record shareholders and each of the Class A common stock and Class B common stock will be held by fewer than 500 record shareholders. Accordingly, our obligation to continue to file periodic reports with the SEC will terminate pursuant to Rule 12h-3 of the Exchange Act.

The termination of the filing requirement will substantially reduce the information required to be furnished by us to our shareholders and to the SEC. Therefore, we estimate that beginning  in 2009 ,we will eliminate costs and avoid immediately anticipated future costs associated with these filing requirements, including the cost associated with complying with Section 404 of Sarbanes-Oxley, which we estimate to be approximately $139, 000 on an annual basis. These annual costs are broken down as follows:

Independent auditors	$45,000
SEC counsel	36,000
Professional fees for consulting services	34,000
Current and additional staff time	20,000
Printing and mailing costs	4,000
Total	$139,000

Although , as required by banking regulations, we will continue to have audited financial statements and prepare an annual report for our shareholders, we expect these costs to be approximately $55,000 per year, which is substantially less than our current costs of approximately $86,000 per year.  These savings relate to the elimination of review of our quarterly and annual reports to the SEC by our auditors.

We will apply for termination of our reporting obligations as soon as practicable following completion of the reclassification transaction.  Following completion of the reclassification transaction, we intend to continue to provide our shareholders with financial information by continuing to disseminate our annual reports on a regular basis.

 Effect on Trading of Common Stock

         Our common stock is not actively traded.  Once we stop filing reports with the SEC, our common stock will continue to be traded via privately negotiated transactions or traded through the “pink sheets” in the over-the counter market.

 Effect on Statutory Anti-Takeover Protections

The reclassification transaction will affect the applicability of certain statutory protections under Tennessee law afforded to corporations which have shares registered with the SEC.  In particular, the provisions of the Tennessee Business Combination Act and the Greenmail Act, both summarized below, will no longer apply since we will not have any class of securities registered with the SEC following the reclassification transaction.

The Tennessee Business Combination Act prohibits the company from entering into any business combination involving an interested shareholder for a period of five years from the date such interested shareholder acquired its shares, unless such business combination or the transaction in which such shareholder became an interested shareholder is approved by the board of directors prior to the share acquisition date.  In addition, if such prior approval has not been obtained, the business combination is prohibited unless it is approved by the affirmative vote of 2/3 of the voting stock not beneficially owned by the interested shareholder.  This requirement does not apply if the business combination is consummated no less than five years from such shareholder's share acquisition date and the shareholders of the corporation receive a fair price for their shares, as described in the statute.  The Tennessee Business Combination Act also places requirements on the type of consideration which must be paid to shareholders in connection with any such business combination and further limits business combinations if an interested shareholder acquired its shares under certain circumstances.  For purposes of the statute, an “interested shareholder” is one who beneficially owns, or an affiliate of one who beneficially owns, at least 10% of the voting power of any class or series of shares.  None of the protections afforded under the Tennessee Business Combination Act will apply after the reclassification transaction is completed and we cease to be an SEC reporting company.

The Greenmail Act provides that it is unlawful for a corporation to purchase any of its shares at a price above the market value of such shares from any person who holds more than three percent (3%) of the class of the securities to be purchased if such person has held the shares for less than two years, unless approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.  The protections afforded by the Greenmail Act will no longer apply after the reclassification transaction is completed and the company ceases to be an SEC reporting company.

All other anti-takeover protections afforded under Tennessee law will remain applicable after the reclassification transaction to the same extent as before the transaction.

Other Financial Effects of the Reclassification Transaction

We expect that the professional fees and other expenses related to the reclassification transaction of approximately $95,000 will not have any material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.  Each shareholder’s interest in the net book value of the company will not be affected because the reclassification is a one-for-one stock exchange (assuming no holders exercise dissenters’ rights, in which case the stockholders’ interests in net book value will proportionately increase).  Additionally, earnings per share will be affected only if the company declares cash dividends as it has done for the three previous years because, in that case, the beneficial owners of Class A common stock and B common stock will receive a disproportionate amount of cash in relation to the holders of common stock due to the dividend preference.  There can be no assurance, however, that the company will, in fact, continue to declare dividends, either in the form of stock or cash.

 Effect on Outstanding Options

Our option plan, under which our officers, directors and employees may purchase shares of our common stock, was approved by our shareholders in 2002.  The reclassification will not affect any outstanding options and each option, after the reclassification transaction, will continue to be exercisable for one share of common stock.  As of August 29, 2008 there are outstanding options to purchase 94,000 shares of common stock.

 Effect on Conduct of Business after the Transaction

We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

 Effect on Our Directors and Executive Officers

It is not anticipated that the reclassification transaction will have any effect on our directors and executive officers, other than with respect to their relative share ownership, and related changes in the book value and earnings per share associated with those shares.  We expect that our directors and executive officers will hold more than 1,090 shares of common stock at the effective time of the reclassification transaction.  As a result, they will, for the most part, continue to hold the same number of shares after the reclassification transaction as they did before.  Because total outstanding shares of common stock will be reduced, however, the board, as a group, will hold a larger relative percentage of the voting common stock of the company.  As of the record date, these directors and executive officers collectively beneficially held 308,913 shares, or 20.4% of our common stock, which includes their exercisable options to purchase shares of common stock, and had voting power over 244,713  shares, or 16.1% of our common stock.  Based upon our estimates, taking into account the effect of the reclassification transaction on our outstanding shares as described above, the directors and executive officers will beneficially hold 24.6% of our common stock (including exercisable stock options) and will have voting power with respect to 19.5% of our common stock.

 Effects of the Reclassification Transaction on Shareholders of Tennessee Valley

The general effects of the reclassification transaction on the shareholders owning common stock and the shareholders who will own Class A common stock or Class B common stock are described below.

 Effects of the Reclassification Transaction on Shareholders Receiving Class A common stock or Class B common stock

The reclassification transaction will have both positive and negative effects on the shareholders receiving Class A common stock or Class B common stock.  Our board of directors considered each of the following effects in determining to approve the reclassification transaction.

Positive Effects:

As a result of the reclassification transaction, the shareholders receiving Class A common stock or Class B common stock will:

•	be entitled to receive a dividend premium; and

•
the shareholders receiving Class A common stock or Class B common stock will have dissenters’ rights in connection with the reclassification transaction.  See “- Dissenters' Rights” beginning on page 1630

•	can continue to trade shares by means currently available for trading of common stock.

Negative Effects:

As a result of the reclassification transaction, the shareholders receiving Class A common stock or Class B common stock will:

•	no longer have any voting control over the general affairs of the company and will be entitled to vote only in limited circumstances; and

•	continue to hold shares that, like our shares of common stock, will have even a more limited public trading market.

 Effects of the Reclassification Transaction on the Shareholders Continuing to Hold Common Stock

The reclassification transaction will have both positive and negative effects on the shareholders continuing to own common stock. Our board of directors considered each of the following effects in determining to approve the reclassification transaction.

Positive Effect:

As a result of the reclassification transaction:

•	such shareholders will continue to exercise the sole voting control over the company; and

•	because the number of outstanding shares of common stock will be reduced, such shareholders will own a relative increased voting control over the company.

Negative Effects:

As a result of the reclassification transaction:

•
the liquidity of our common stock will likely be reduced following the reclassification transaction because of the reduction in the number of our record shareholders of common stock and the continued lack of an active public trading market; and

•	holders of our Class A common stock and Class B common stock will have the right to receive certain premiums with respect to any dividends declared by the company.

 Plans or Proposals

Other than as described in this proxy statement, neither we nor our management have any current plans or proposals to effect any extraordinary corporate transaction, such as a merger, reorganization or liquidation, to sell or transfer any material amount of our assets, to change our board of directors or management, to change materially our indebtedness or capitalization, or otherwise to effect any material change in our corporate structure or business.  As stated throughout this proxy statement, we believe there are significant advantages in effecting the reclassification transaction and becoming a non-SEC reporting company.  Although our management does not presently have any intent to enter into any transaction described above, nor is our management in negotiations with respect to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares of our capital stock or entering into any other arrangement or transaction we may deem appropriate.  In this event, our shareholders may receive payment for their shares of our common stock, Class A common stock or Class B common stock in any such transaction lower than, equal to or in excess of the amount paid to those shareholders who exercise their dissenters' rights and receive the fair value of their shares in connection with the reclassification transaction.

 Record and Beneficial Ownership of Common Stock

It is important that our shareholders understand how shares that are held by them in “street name” will be treated for purposes of the reclassification transaction described in this proxy statement. Shareholders who have transferred their shares of our common stock into a brokerage or custodial account are no longer shown on our shareholder records as the record holder of these shares.  Instead, the brokerage firms or custodians typically hold all shares of our common stock that its clients have deposited with it through a single nominee; this is what is meant by “street name.”  If that single nominee is the record shareholder for 1,090 or more shares, then the stock registered in that nominee’s name will be completely unaffected by the reclassification transaction.  Because the reclassification transaction only affects record shareholders, it does not matter whether any of the underlying beneficial owners for whom that nominee acts own fewer than 1,090 shares.  Upon completion of the reclassification transaction, these beneficial owners will continue to beneficially own the same number of shares of our common stock as they did prior to the reclassification transaction, even if the number of shares they own is fewer than 1,090.  If you hold your shares in “street name,” you should talk to your broker, nominee or agent to determine how they expect the reclassification transaction to affect you.  Because other “street name” holders who hold through your broker, agent or nominee may adjust their holdings prior to the reclassification transaction, you may have no way of knowing whether you will receive shares of Class A common stock or Class B common stock in the reclassification transaction until it is consummated.  However, because we think it is likely that any brokerage firm or other nominee will hold more than 1,090 shares in any one account, we think it is likely that all “street name” holders will remain shareholders of common stock. Currently there are 12 “street name” holders of common stock representing a total of 82 client accounts.

Our board of directors elected to structure the reclassification transaction so that it would take effect at the record shareholder level in part to allow shareholders some flexibility with respect to whether they will continue to own shares of common stock or receive Class A common stock or Class B common stock in the reclassification transaction.  See “- Purpose and Structure of the Reclassification Transaction” beginning on page 1020.  Shareholders who would still prefer to remain as holders of common stock of Tennessee Valley, may elect to do so by acquiring sufficient shares so that they hold at least 1,090 shares in their own name immediately prior to the reclassification transaction.  In addition, beneficial owners who would receive shares of Class A common stock or Class B common stock if they were record owners instead of beneficial owners, and who wish to receive such shares of Class A common stock or Class B common stock from Tennessee Valley as a part of the reclassification transaction, should inquire of their broker or nominee as to the procedure and cost, if any, to transfer their shares into a record account into their own name.  In either case, these shareholders will have to act far enough in advance of the reclassification transaction so that any consolidation, purchase or transfer is completed by the close of business (local time) on the effective date.

 Interests of Certain Persons in the Reclassification Transaction

Our executive officers and directors who are also shareholders will participate in the reclassification transaction in the same manner and to the same extent as all of the other shareholders.  Our directors and officers own more than 1,090 shares of common stock, and therefore will continue as shareholders of common stock if the reclassification transaction is approved.  In addition, because there will be fewer outstanding shares of common stock, our directors will own a larger relative percentage of the company on a post-reclassification basis.  This represents a potential conflict of interest because a majority of our directors approved the reclassification transaction and are recommending that you approve it.  Despite this potential conflict of interest, the board believes the proposed reclassification transaction is fair to all of our shareholders for the reasons discussed in this proxy statement.

The fact that each director’s percentage voting ownership of our common stock will increase as a result of the reclassification transaction was not a consideration in the board’s decision to approve the reclassification transaction or in deciding its terms, including the 1,090 share cutoff.  In this regard, the directors as a group will be treated the same as other shareholders.  In addition, the board determined that any potential conflict of interest created by the ownership of our stock by its members is relatively insignificant.  The board did not set the 1,090 share cutoff in order to avoid any director receiving shares of Class A common stock or Class B common stock in the reclassification.  In addition, the increase in each director’s percentage voting ownership of our stock resulting from the reclassification transaction is expected to be insignificant.  The director owning the most shares of our stock beneficially owns approximately 4.9% of our common stock now, and would beneficially own approximately 5.9% following the reclassification transaction, which does not have any appreciable effect on his ability to control the company.  As a group, the percentage beneficial ownership of all directors and executive officers would increase 4.2% from approximately 20.4% to approximately 24.6% after the reclassification transaction.

Our board of directors was aware of the actual or potential conflicts of interest discussed above and considered it along with the other matters that have been described in this proxy statement under the captions “- Background of the Reclassification Transaction” beginning on page 3, “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 5 and “- Effects of the Reclassification Transaction on Shareholders of Tennessee Valley” beginning on page 13.

In addition, our board, throughout its consideration of the reclassification transaction, recognized that holders of common stock who will receive Class A common stock or Class B common stock in the transaction may wish to remain voting shareholders of the company. However, the board believes that such relative voting control is not material as compared to the potential value available to such shareholders by retaining an equity interest in the company through their ownership of Class A common stock or Class B common stock.  See “Description of Capital Stock” beginning on page 19.  See “- Background of the Reclassification Transaction” beginning on page 3 and “- Reasons for the Reclassification Transaction; Fairness of the Reclassification Transaction; Board Recommendation” beginning on page 5.

None of our executive officers or directors, who beneficially own in excess of an aggregate of 1,090 shares of common stock, has indicated to us that he intends to sell some or all of his shares of our common stock during the period between the public announcement of the transaction and the effective date. In addition, none of these individuals has indicated his intention to divide shares among different record holders so that fewer than 1,090 shares are held in each account, so that the holders would receive shares of Class A common stock or Class B common stock in connection with the conversion of their common stock.

 Financing of the Reclassification Transaction

We expect that the reclassification transaction will require approximately $95,000 consisting of professional fees and other expenses payable by us related to the reclassification transaction. See “- Fees and Expenses” beginning on page 17 for a breakdown of the expenses associated with the reclassification transaction. We intend to pay for the expenses of the reclassification transaction through dividends paid to us by our subsidiary TNBank.

 Material Federal Income Tax Consequences of the Reclassification Transaction

The following discusses the material federal income tax consequences to us and our shareholders that would result from the reclassification transaction. No opinion of counsel or ruling from the Internal Revenue Service has been sought or obtained with respect to the tax consequences of the reclassification transaction, and the conclusions contained in this summary are not binding on the Internal Revenue Service. This discussion is based on existing U.S. federal income tax law, which may change, even retroactively. This discussion does not discuss all aspects of federal income taxation that may be important to you in light of your individual circumstances. In particular, it does not address the federal income tax considerations applicable to certain types of shareholders, such as: financial institutions; insurance companies; tax-exempt organizations; dealers in securities or currency; traders in securities that elect mark-to-market; persons who hold our common stock as part of a hedge, straddle or conversion transaction; or persons who are considered foreign persons for U.S. federal income tax purposes. In addition, this discussion does not discuss any state, local, foreign or other tax considerations. This discussion also assumes that you have held and, in the case of continuing shareholders will continue to hold, your shares as capital assets within the meaning of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. Shareholders are encouraged to consult their own tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of their individual circumstances.

 Federal Income Tax Consequences to Tennessee Valley

We believe that the reclassification transaction would be treated as a tax-free “recapitalization” for federal income tax purposes. This should result in no material federal income tax consequences to us.

 Federal Income Tax Consequences to Shareholders Who Continue to Own Common Stock

If you continue to hold our common stock immediately after the reclassification transaction, you will not recognize any gain or loss or dividend income in the transaction and you will have the same adjusted tax basis and holding period in your common stock as you had in such stock immediately prior to the reclassification transaction.

 Federal Income Tax Consequences to Shareholders Who Receive Shares of Class A common stock, Class B common stock

Shareholders receiving Class A common stock or Class B common stock in exchange for their common stock will not recognize any gain or loss or dividend income in the reclassification. The holding period and adjusted tax basis of the common stock converted will carry over to the Class A common stock or Class B common stock.

 Sale of Stock

Where the Class A common stock or Class B common stock is received for common stock in a tax-free recapitalization, the company expects the proceeds from a subsequent sale of this Class A common stock or Class B common stock will be treated as capital gain or loss to most shareholders.  However, when a company recapitalizes its common stock in exchange for stock which is limited in liquidation and/or dividend rights, the stock received in the liquidation will be considered “Section 306 stock” under the Code if the transaction is substantially the equivalent of a stock dividend.  Generally, a transaction will be treated as equivalent to a stock dividend if, had cash instead of stock been delivered to the shareholder, such cash distribution would have been treated as a dividend.  A cash distribution in exchange for stock is normally not a dividend if all of the shareholder's stock is redeemed in the transaction (see discussion below for other instances when a cash distribution will not be considered a dividend).  Applying these rules, if cash instead of Class A common stock or Class B common stock was issued in the recapitalization, most shareholders would have all of their stock redeemed in the transaction, and therefore would not be treated as receiving dividend income.  However, certain attribution rules can result in a shareholder being deemed to hold stock indirectly through a related party, and in such cases the recapitalization could be treated as equivalent to a stock dividend.  In that case, the Class A common stock or Class B common stock received would be classified as Section 306 stock.

If the Class A common stock or Class B common stock is classified as Section 306 stock, the proceeds from a subsequent sale of the Class A common stock or Class B common stock would be treated as ordinary income (dividend income) to the extent that the fair market value of the stock sold, on the date distributed to the shareholder, would have been a dividend to such shareholder had the company distributed cash in lieu of stock.  Any excess of the amount received over the amount treated as ordinary income plus the cost basis of the stock will be treated as a capital gain and no loss, if any would be recognized.  Under current tax law, such dividend income will be taxed at the same rates that apply to net capital gains (i.e., 15%, or 5% to the extent the taxpayer’s taxable income is taxed at a rate below 25%).  The current tax law provision in which dividends are taxed at net capital gain rates will not apply for tax years beginning after December 31, 2010. Unless any intervening tax legislation is enacted, ordinary income tax rates will be applicable for dividend income beginning January 1, 2009.

 Federal Income Tax Consequences to Shareholders Who Exercise Dissenters' Rights

If you receive cash as a result of exercising dissenters' rights in the reclassification transaction and do not continue to hold shares of our common stock immediately after the reclassification transaction, you will be treated as having had your shares redeemed by us which will be a taxable transaction for federal income tax purposes. The tax treatment of a redemption of stock is governed by Section 302 of the Code and, depending on your situation, will be taxed as either:  (1) a sale or exchange of the redeemed shares, in which case you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares; or (2) a cash distribution which is treated: (a) first, as a taxable dividend to the extent of our accumulated earnings and profits; (b) then, if the total amount of cash paid in the reclassification transaction exceeds our accumulated earnings and profits, as a tax-free return of capital to the extent of your tax basis in the redeemed shares; and (c) finally, as gain from the sale or exchange of the redeemed shares.

       Under Section 302 of the Code, a redemption of your shares of our common stock as part of the reclassification transaction will be treated as a sale or exchange of the redeemed shares if any of the following are true:

•	the reclassification transaction results in a “complete termination” of your interest in Tennessee Valley;

•	your receipt of cash is “substantially disproportionate” with respect to other shareholders; or

•	your receipt of cash is “not essentially equivalent to a dividend.”

These three tests are applied by taking into account not only shares that you actually own, but also shares that you constructively own pursuant to Section 318 of the Code. Under the constructive ownership rules of Section 318 of the Code, you are deemed to constructively own shares owned by certain individuals and entities that are related to you in addition to shares you own directly. For example, you are considered to own shares owned by or for your spouse, children, grandchildren, and parents, which is referred to as “family attribution.” In addition, you are considered to own a proportionate number of shares owned by estates or certain trusts in which you have a beneficial interest, by partnerships in which you are a partner, and by corporations in which you own, directly or indirectly, 50% or more (in value) of the stock. Similarly, shares owned directly or indirectly by beneficiaries of estates or certain trusts, by partners of partnerships and, under certain circumstances, by shareholders of corporations may be treated as owned by these entities.  This is referred to as “entity attribution.” You are also deemed to own shares which you have the right to acquire by exercise of an option. Furthermore, shares constructively owned by someone may be reattributed to you. For example, shares attributed to one taxpayer as a result of entity attribution may be attributed from that taxpayer to you through family attribution.

Complete Termination.  If you receive cash as a result of exercising dissenters' rights in the reclassification transaction and do not constructively own any of our common stock after the reclassification transaction, your interest in Tennessee Valley will be completely terminated by the reclassification transaction, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

If you receive cash in the reclassification transaction and would only constructively own shares of our common stock after the reclassification transaction as a result of family attribution, you may be able to avoid constructive ownership of the shares of our common stock by waiving family attribution and, thus, be treated as having had your interest in Tennessee Valley completely terminated by the reclassification transaction. Among other things, waiving family attribution requires (a) that you have no interest in Tennessee Valley (including as an officer, director, employee, or shareholder) other than an interest as a creditor during the 10-year period immediately following the reclassification transaction and (b) that you include an election to waive family attribution in your tax return for the year in which the reclassification transaction occurs.

Substantially Disproportionate. If you receive cash in the reclassification transaction and immediately after the reclassification transaction you constructively own shares of our common stock, you must compare (a) your percentage ownership immediately before the reclassification transaction (i.e., the number of shares of common stock actually or constructively owned by you immediately before the reclassification transaction divided by 1,516,013,  which is our current number of outstanding shares of common stock) with (b) your percentage ownership immediately after the reclassification transaction (i.e., the number of shares of common stock constructively owned by you immediately after the reclassification transaction divided by 1,253,878, which is our current estimate of the number of shares of common stock outstanding immediately after the reclassification transaction).

If your post-reclassification transaction ownership percentage is less than 80% of your pre-reclassification transaction ownership percentage, the receipt of cash is “substantially disproportionate” with respect to you, and you will, therefore, receive sale or exchange treatment with respect to your common stock. Consequently, you will recognize gain or loss equal to the difference between the cash payment and your tax basis in the redeemed shares.

Not Essentially Equivalent to a Dividend. If (a) you exercise no control over the affairs of Tennessee Valley (e.g., you are not an officer, director, or high ranking employee), (b) your relative stock interest in Tennessee Valley is minimal, and (c) your post-reclassification transaction ownership percentage is less than your pre-reclassification transaction ownership percentage, then your receipt of cash is “not essentially equivalent to a dividend,” and you will, therefore, receive sale or exchange treatment on your shares of our common stock exchanged for cash. For these purposes, constructive ownership of less than 1% of the outstanding shares is clearly a relatively minimal ownership interest, and constructive ownership of less than 5% of the outstanding shares is probably a relatively minimal ownership interest.

 Capital Gain and Loss

For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will be subject to tax at ordinary income tax rates of up to 35%. In addition, capital gain recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

 Backup Withholding

Shareholders who exercise dissenters' rights and receive cash in the reclassification transaction would be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) in connection with the reclassification transaction to avoid backup withholding requirements that might otherwise apply. The letter of transmittal would require each such shareholder to deliver such information when the common stock certificates are surrendered following the effective time of the reclassification transaction. Failure to provide such information may result in backup withholding at a rate of 28%.

As explained above, the amounts paid to you as a result of exercising dissenters' rights in the reclassification transaction may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. The discussion of material U.S. federal income tax consequences of the reclassification transaction set forth above is based upon present law, which is subject to change possibly with retroactive effect. You should consult your tax advisor as to the particular federal, state, local, foreign and other tax consequences of the reclassification transaction, in light of your specific circumstances.

 Dissenters' Rights

Under Tennessee law, shareholders who comply with the procedures set forth in Sections 48-23-102 through 48-23-302 of the Tennessee Business Corporation Act (the “TBCA”) relating to dissenter's appraisal rights are entitled to receive in cash the fair value of his or her shares of common stock.  A shareholder must comply strictly with the procedures set forth in Tennessee law relating to dissenter's rights, which are set forth in Appendix B to this proxy statement.  Failure to follow such procedures will result in a termination or waiver of his or her dissenter's rights.  A vote in favor of the reclassification transaction will constitute a waiver of your dissenter's rights.  Additionally, voting against the reclassification transaction, without compliance with the other requirements, including sending us notice of your intent to dissent prior to the special meeting, does not perfect your dissenter's rights.

To perfect dissenter's appraisal rights, a holder of stock must not vote in favor of those corporate actions listed in Section 48-23-102 of the TBCA, and must deliver to us, before the vote is taken, written notice of the shareholder's intent to demand payment for his or her shares if the proposed action is effectuated.  Such written notification should be delivered either in person or by mail (certified mail, return receipt requested, is the recommended form of transmittal) to Mark B. Holder, our Secretary.  A shareholder who does not properly deliver this written notice is not entitled to payment for the shareholder's shares.

Within ten (10) days after the corporate action is authorized by the shareholders or effectuated (whichever occurs first), we will send each shareholder who satisfied the requirements above a dissenter's notice.  The dissenter's notice will include direction as to where the shareholder must send a payment demand, where and when the certificates for the shares must be deposited, and will include a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenter's rights acquired beneficial ownership of the shares before that date.  The dissenter's notice from us will also set a date by which we must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date such dissenter's notice is delivered.  The dissenter's notice will also be accompanied by a copy of Sections 48-23-101 through 48-23-302 of the TBCA.

A shareholder asserting his or her appraisal rights must execute and return the payment demand form to us, and deposit his or her certificates in accordance with the terms of the dissenter's notice before the date specified in the dissenter's notice.

A shareholder who does not execute and return the payment demand form and deposit his or her certificates by the date set forth in the dissenter's notice will no longer be entitled to appraisal rights.  A shareholder who does demand payment for his or her shares may not withdraw such demand without our consent.

A shareholder may assert dissenter's rights as to fewer than all the shares registered in his or her name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

As soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, we will pay each dissenter who complied with the above requirements the amount we estimate to be the fair value of each dissenter's shares, plus accrued interest.  The payment will be accompanied by (i) our most recent balance sheet, income statement, statement of changes in shareholders' equity, and financial statements; (ii) a statement of our estimate of the fair value of the shares; (iii) an explanation of how the interest was calculated; (iv) a statement of the dissenter's right to demand payment if the shareholder is dissatisfied with our payment or offer; and (v) a copy of Sections 48-23-101 through 48-23-302 of the TBCA.

A dissenting shareholder may notify us in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment previously made by us), or reject our offer under Section 48-23-208 of the TBCA and demand payment of the fair value of the dissenter's shares and interest due, if the following conditions are met: (i) the dissenter believes that the amount paid or offered by us is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated; (ii) we fail to make payment for the shares within two (2) months after the date set for demanding payment; or (iii) we, having failed to effectuate the proposed action, do not return the deposited certificates within two (2) months after the date set for demanding payment.

In order to demand payment under the above paragraph, the dissenter must notify us of the dissenter's demand in writing within one (1) month after we made or offered payment for the dissenter's shares.

If a shareholder makes a demand for payment which remains unsettled, we will commence a proceeding within two (2) months after receiving such payment demand and petition the court to determine the fair value of the shares and accrued interest. If we do not commence the proceeding within the two-month period, we shall pay each dissenter whose demand remains unsettled the amount demanded.  We will make all dissenters whose demands remain unsettled parties to the proceeding as in an action against their shares.  In such proceeding, the court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. Each dissenter made a party to the proceeding is entitled to judgment for either the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment.

The court in an appraisal proceeding will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court will assess the costs against us, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment with respect to their appraisal rights.  The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against us and in favor of any or all dissenters if the court finds we did not substantially comply with the requirements of the TBCA with respect to appraisal rights, or against either us or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Section 48-23-209 of the TBCA.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against us, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

The foregoing does not purport to be a complete statement of the provisions of the TBCA relating to the statutory dissenter's appraisal rights and is qualified in its entirety by reference to the dissenter's appraisal rights provisions, which are reproduced in full in Appendix B to this proxy statement and which are incorporated herein by reference.

We plan to estimate the “fair value” of our shares of common stock by using an average of the range of the last known trade prices for our common stock over a one-year period.  We believe that an average of the last known trade prices for our common stock will result in a higher value to our shareholders because this value has historically been higher than both our book value and the value of our stock using a multiple of earnings.  Our board may also choose to rely on independent third parties to determine the “fair value” of our shares.

 Regulatory Requirements

In connection with the reclassification transaction, we will be required to make a number of filings with, and obtain a number of approvals from, various federal and state governmental agencies, including:

•	filing of the amendments to our charter with the Tennessee Secretary of State, in accordance with Tennessee law; and

•	complying with federal and state securities laws, including filing of this proxy statement on Schedule 14A and a transaction statement on Schedule 13E-3 with the SEC.

 Accounting Treatment

The accounting treatment of the reclassification transaction will be in accordance with U.S. generally accepted accounting principles. Shares of common stock reclassified to Class A common stock or Class B common stock will result in a reduction of the total par value of common stock outstanding and an equal increase in Class A common stock or Class B common stock outstanding.  For shares of common stock purchased from dissenters, common stock will be reduced by the par value and additional paid-in capital will be reduced by the excess of the redemption price over the par value.

 Fees and Expenses

We will be responsible for paying the reclassification transaction related fees and expenses, consisting primarily of fees and expenses of our attorneys and accountants and other related charges. We estimate that our expenses will total approximately $95,000, assuming the reclassification transaction is completed. This amount consists of the following estimated fees:

Description	Amount
Legal fees and expenses	$90,000
Accounting fees and expenses	2,000
Printing and mailing costs	3,000
Total	$95,000

We anticipate that these fees will be paid through dividends from our subsidiary TNBank.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	When is the special meeting?

A:           October 21, 2008, 6:30 p.m. Eastern Time.

Q:	Where will the special meeting be held?

A:	At TNBank, located at 401 S. Illinois Avenue, Oak Ridge, Tennessee 37830.

Q:	What items will be voted upon at the special meeting?

A:	You will be voting upon the following matters:

1. Amendments to our Charter.  To amend our charter to provide for the authorization of three new classes of Class A common stock and Class B common stock.

2. Reclassification of Common Stock.  To reclassify certain of our shares of existing common stock into Class A common stock and Class B common stock for the purpose of discontinuing the registration of our common stock under the Exchange Act.

Q:	Who can vote?

A:	You are entitled to vote your common stock if our records show that you held your shares as of the close of business on August 29, 2008, the record date.

Each shareholder is entitled to one vote for each share of common stock held on August 29, 2008.  On that date, there were 1,516,013 shares of our common stock outstanding and entitled to vote.  The common stock is our only class of outstanding voting securities.  Our shareholders are not entitled to cumulative voting rights.

Q:	How do I vote by proxy?

A:
If you sign, date and return your proxy card before the special meeting, we will vote your shares as you direct.  For the amendments to our charter and the reclassification of our common stock, you may vote “for,” “against” or you may “abstain” from voting.

If you return your signed proxy card but do not specify how you want to vote your shares, we will vote them “for” the charter amendments and the reclassification of common stock.

You may also vote using the internet voting site listed on the proxy card, and we will vote your shares as you direct.  Specific instructions for using the internet voting system are on the proxy card.

We will not use discretionary authority granted by proxies voting against the proposals to amend our charter or to reclassify our common stock in order to adjourn the meeting to solicit additional votes and only those proxies (i) voting in favor of the proposals to amend our charter and to reclassify our common stock, (ii) abstaining from the vote and (iii) which are unmarked will be voted for adjournment or postponement.

Q:	How do I change or revoke my proxy?

A:	You can change or revoke your proxy at any time before it is voted at the special meeting by:

1. submitting another proxy with a more recent date than that of the proxy first given; or

2. attending the special meeting and voting in person, although attendance by itself will not revoke a previously granted proxy; or

3. sending written notice of revocation to our corporate secretary, Mark B. Holder., at Tennessee Valley, 401 S. Illinois Avenue, Oak Ridge, Tennessee 37830.

We recommend that you revoke or amend your prior instructions in the same way you initially gave them, either through the internet voting site, or in writing.  This will help ensure that your shares are voted the way you wish for them to be voted.

Q:	If I return my proxy can I still attend the special meeting?

A:
Yes.  You are encouraged to mark, sign and date the enclosed form of proxy and return it promptly in the enclosed postage-paid envelope, so that your shares will be represented at the special meeting.  However, returning a proxy does not affect your right to attend the special meeting and vote your shares in person.

Q:	How many votes are required?

A:
If a quorum is present at the special meeting, the amendments to our charter and the reclassification transaction will require the affirmative vote of a majority of our shares of outstanding common stock.

Q:	What constitutes a “quorum” for the special meeting?

A:
A majority of the outstanding shares of our common stock, present or represented by proxy, constitutes a quorum.  We need 758,007 shares of our common stock, present or represented by proxy, to have a quorum.  A quorum is necessary to conduct business at the special meeting.  You are part of the quorum if you have voted by proxy.  Abstentions will be treated as present for purposes of determining a quorum, but as unvoted shares for purposes of determining the approval of any matter submitted to the shareholders for a vote.  Because approval of the charter amendments and the reclassification transaction require a majority of shares of outstanding common stock, abstentions will have the same effect as a “NO” vote.  If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled to vote with respect to such matter.  Broker non-votes will also have the same effect as a “NO” vote for the charter amendments and the reclassification transaction proposal.

Q:	Who pays for the solicitation of proxies?

A:
This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors.  We will pay the cost of preparing, printing and mailing material in connection with this solicitation of proxies.  In addition to being solicited through the mails, proxies may be solicited personally or by telephone, facsimile, electronic mail, or telegraph by officers, directors, and employees of Tennessee Valley who will receive no additional compensation for such activities.  Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by such persons.  Such brokerage houses and other custodians, nominees, and fiduciaries will be reimbursed for their reasonable expenses incurred in such connection.  We have not retained any outside party to assist in the solicitation of proxies.

Q:	When are shareholder proposals for next year's annual meeting due?

If you want to present a proposal to be considered for inclusion in next year's proxy statement for our annual meeting, it must have been delivered in writing to the Secretary of the company at 401 S. Illinois Avenue, Oak Ridge, Tennessee 37830 no later than December 31, 2008.

If you want to present a proposal for consideration at next year's annual meeting, without including the proposal in the proxy statement, you must provide written notice to the Secretary at the above address no later than March 4, 2009.

In either case, you must present the proposal in person at next year’s annual meeting.

Description of Capital Stock

 Common Stock

We currently have 5,000,000 shares of authorized common stock, par value $1.00 per share.  As of the record date, we had 902 registered shareholders of record and 1,516,013 shares of common stock outstanding.  The outstanding shares of common stock are fully paid and nonassessable. The holders of our common stock have one vote per share in all proceedings in which action shall be taken by our shareholders.  We also currently have 1,000,000 shares of preferred stock authorized, none of which is outstanding.

Rights to Dividends

The holders of our common stock are entitled to dividends when, as, and if declared by our board of directors out of funds legally available for dividends.  The payment of any such dividends is subject to the rights granted to holders of the shares of Class A common stock or Class B common stock issued in the reclassification transaction, discussed below.  Under Tennessee law, dividends may be legally declared or paid only if, after their payment, we can pay our debts as they come due in the usual course of business, and then only if our total assets equal or exceed the sum of our liabilities.

The payment of dividends by Tennessee Valley depends to a great extent on the ability of TNBank to pay dividends to Tennessee Valley.  TNBank is subject to the Tennessee Banking Act, which provides that TNBank may not declare dividends in any calendar year that exceeds the total of its net income of that year combined with its retained net income of the preceding two years without the approval of the Tennessee Department of Financial Institutions. Thereafter, 10% of net profits must be transferred to capital surplus prior to payment of dividends until capital surplus equals capital stock. TNBank is also subject to the minimum capital requirements of the FDIC which impact its ability to pay dividends. If TNBank fails to meet these standards, it may not be able to pay dividends or to accept additional deposits because of regulatory requirements.

If, in the opinion of the applicable federal bank regulatory authority, a depository institution is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be such an unsafe and unsound banking practice. Moreover, the Federal Reserve Board, the Comptroller of the Currency and the FDIC have issued policy statements which provide that bank holding companies and insured depository institutions generally should only pay dividends out of current earnings.

General Voting Requirements

The holders of our common stock have sole voting control over the company.  Except for such greater voting requirements as may be required by law, the affirmative vote of the holders of a majority of the shares of common stock voting on a matter is required to approve any action for which shareholder approval is required.  In the event the Class A common stock or Class B common stock is entitled to vote, the common stock votes together with the Class A common stock and Class B common stock.

Rights Upon Liquidation

In the event of our voluntary or involuntary liquidation or dissolution, or the winding-up of our affairs, our assets will be applied first to the payment, satisfaction and discharge of our existing debts and obligations, including the necessary expenses of dissolution or liquidation, and then, the holders of any then outstanding preferred stock will be entitled to a distribution of assets (i) on a pro rata basis with the holders of our common stock, Class A common stock and Class B common stock, or (ii) in an amount equal to the book value of the common stock, whichever is greater, and then, to the holders of the common stock, Class A common stock and Class B common stock on a pro rata basis.  It is improbable, however, that TNBank, and thus the company, will liquidate its assets.

 Class A Common Stock and Class B Common Stock

Our charter does not currently authorize us to issue any shares of Class A common stock or Class B common stock.  The amendments to our charter that you will consider at the special meeting will provide for (a) the authorization of 1,000,000 shares of Class A common stock; (b) the authorization of 1,000,000 shares of Class B common stock; and (c)  the reclassification of shares of common stock held by shareholders who own between 302 and 1,089 shares of common stock into shares of Class A common stock and the reclassification of shares of common stock held by shareholders who own fewer than 302 shares of common stock into shares of Class B common stock.  The reclassification transaction will be made on the basis of one share of Class A common stock or Class B common stock for each share of common stock held.

As to the remaining authorized shares of Class A common stock and Class B common stock which will not be issued in the reclassification transaction, our board of directors has the authority, without approval of our shareholders, from time to time to authorize the issuance of such stock in one or more series for such consideration and, within certain limits, with such relative rights, preferences and limitations as our board of directors may determine. The relative rights, preferences and limitations that our board of directors has the authority to determine as to any such series of such stock include, among other things, dividend rights, voting rights, conversion rights, redemption rights, and liquidation preferences. Because our board of directors has the power to establish the relative rights, distributions and limitations of each series of such stock, it may afford to the holders of any such series, preferences and rights senior to the rights of the holders of the shares of common stock, as well as the shares of Class A common stock or Class B common stock to be issued in the reclassification transaction. Although our board of directors has no intention at the present time of doing so, it could cause the issuance of any additional shares of Class A common stock or Class B common stock that could discourage an acquisition attempt or other transactions that some, or a majority of, the shareholders might believe to be in their best interests or in which the shareholders might receive a premium for their shares of common stock over the market price of such shares.

 Class A Common Stock and Class B Common Stock to be Issued in Reclassification Transaction

General

The shares of Class A common stock and Class B common stock to be issued in the reclassification transaction will be fully paid and nonassessable shares of Class A common stock and Class B common stock.

Rank

The Class A common stock and the Class B common stock, with respect to dividend rights, ranks senior to the common stock and to all other classes and series of equity securities of the company, other than any classes or series of equity securities that we subsequently issue ranking on a parity with, or senior to the Class A common stock or Class B common stock, as to dividend rights.  The relative rights and preferences of the Class A common stock and Class B common stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of capital stock and equity securities designated by our board of directors, provided, however, that the holders shall be entitled to vote in connection with the issuance of any stock having such superior rights.  The Class A common stock and Class B common stock are junior to indebtedness issued from time to time by the company, including notes and debentures.

Dividend Rights

In the event that dividends are paid on our common stock, holders of Class A common stock shall be entitled to receive dividends which are 3% more than dividends paid on our common stock.  We are not required to pay any dividends on the Class A common stock, and no cumulative dividends will be paid on Class A common stock.

In the event that dividends are paid on our common stock, holders of Class B common stock shall be entitled to receive dividends which are 6% more than dividends paid on our common stock.  We are not required to pay any dividends on the Class B common stock, and no cumulative dividends will be paid on Class B common stock.

Voting Rights

Holders of Class A common stock shall have no general voting control over the company and shall be entitled to vote only upon any merger, share exchange, sale of substantially all of the assets, voluntary dissolution of the company and except as otherwise required by law.  On those matters on which the holders of the Class A common stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws.  Except as may otherwise be provided for by law, the holders of Class A common stock vote together with the holders of common stock on matters to which they are entitled to vote.

Holders of Class B common stock shall have no general voting control over the company and shall have no voting rights except as may be required by law.  Specifically, Section 48-20-104 of the TBCA requires that a class or series of shares with no voting rights be nonetheless entitled to vote on any proposed amendment to the charter of the company that would result in any of the following actions: 1) increase or decrease the aggregate number of authorized shares of that class;  2) effect an exchange or reclassification of all or part of the shares of that class into shares of another class; 3) effect an exchange or reclassification, or create the right of exchange, of all or part of the shares of another class into shares of that class; 4) change the designation, rights, preferences, or limitations of all or part of the shares of that class; 5) change the shares of all or part of that class into a different number of shares of the same class; 6) create a new class or change a class with subordinate and inferior rights into a class of shares, having rights or preferences with respect to distributions or dissolution that are prior, superior, or substantially equal to the shares of that class, or increase the rights, preferences or number of authorized shares of any class having rights or preferences with respect to distributions or to dissolution that are prior, superior, or substantially equal to the shares of that class; 7) limit or deny an existing preemptive right of all or part of the shares of that class; 8) authorize the issuance as a share dividend of shares of such class in respect of shares of another class; or 9) cancel or otherwise affect rights to distributions or dividends that have accumulated but not yet been declared on all or part of the shares of that class.  On those matters on which the holders of the Class B common stock are entitled to vote, the holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws.  Except as may otherwise be provided for by law, the holders of Class B common stock vote together with the holders of common stock and Class A common stock on matters to which they are entitled to vote.

Conversion Rights

Neither the shares of Class A nor Class B common stock shall be convertible to shares of common stock except in the event of a change in control.  A “change in control” shall mean (i) a merger, consolidation or reorganization of the company (except in the event of a recapitalization or similar financial restructuring which does not involve a material change in ownership of equity of the company), or (ii) a sale of substantially all of the assets of the company.

Liquidation Rights

Holders of Class A common stock and Class B common stock are entitled to a distribution of assets of Tennessee Valley in the event of any voluntary or involuntary liquidation, dissolution or winding-up of Tennessee Valley, on a basis with the holders of common stock.

Preemptive Rights

Holders of Class A common stock and Class B common stock have preemptive rights to purchase any additional shares of Class A common stock or Class B common stock  that may be issued in the future.  Holders of common stock have a right to buy up to their pro rata percentage of any additional common stock offered.  Holders of Class A common stock have a right to buy up to 1.03 times their pro rata percentage of any additional Class A common stock offered.  Holders of Class B common stock have a right to buy up to 1.06 times their pro rata percentage of any additional Class B common stock offered.

Redemption Rights

Holders of Class A common stock and Class B common stock have no right to require that we redeem their shares nor do we have the right to require the holders of Class A common stock or Class B common stock to sell their shares to us.

 Transactions Involving Our Securities

We are aware of one trade in our common stock during the past 60 days.  Since July 1, 2008, 9,268 shares traded at prices ranging from $7.25 to $8.15.

Exercise of Options

There has been no exercise of options for our common stock during the past 60 days.

Stock Trades

There have been no trades in our common stock by any of our directors, officers, employees or affiliates during the past 60 days.

Certain Relationships And Related Transactions

Some directors and officers of Tennessee Valley and TNBank and members of their immediate family are customers of TNBank and have had and expect to have loan transactions with TNBank in the ordinary course of business.  In addition, some of the directors and officers of TNBank are, at present, as in the past, affiliated with businesses which are customers of TNBank and which have had and expect to have loan transactions with TNBank in the ordinary course of business.  These loans were made in the ordinary course of business and were made on substantially the same terms including interest rates and collateral, as those prevailing at the time for comparable transactions with other parties.  In the opinion of our board of directors, these loans do not involve more than a normal risk of collectibility or present other unfavorable features.  In the normal course of business, TNBank has made loans at prevailing interest rates and terms to its executive officers, directors and their affiliates aggregating $17,318 as of June 30, 2008, or 0.1% of shareholders' equity.  As of December 31, 2007, the outstanding balance of loans made by TNBank to these directors and executive officers was $316,393, or 1.9% of our shareholder equity.  In addition, no loan to any officer or director exceeds 10% of our equity capital.

Selected Historical Financial Information (Unaudited)

Set forth below is our selected historical consolidated financial information, which was derived from the audited consolidated financial statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007 (the “Annual Report”) and from our unaudited financial statements included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as amended (the “Quarterly Report”), and from other information and data contained in the Annual Report and the Quarterly Report.  More comprehensive financial information is included in the Annual Report and the Quarterly Report.  The financial information that follows is qualified in its entirety by reference to, and should be read in conjunction with, the Annual Report, the Quarterly Report and all of the financial statements and related notes contained in the Annual Report and the Quarterly Report and in all other information filed with the SEC, copies of which may be obtained as set forth below under the caption “Other Matters - Where You Can Find More Information” on page 27.

The following schedule presents the results of operations, cash dividends declared, total assets, stockholder's equity and per share information for the quarter ended June 30, 2008 and 2007 and for each of the five years ended December 31, 2007:

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC. FINANCIAL HIGHLIGHTS (UNAUDITED)
	In Thousands, Except Per Share Information
	For the Period Ended June 30,2008	For the Period Ended June 30, 2007	Year Ended December 31, 2007	Year Ended December 31, 2006	Year Ended December, 31 2005	Year Ended December 31, 2004	Year Ended December 31, 2003
CONSOLIDATED BALANCE SHEETS:
Total assets	$199,672	$189,149	$202,804	$186,512	$146,961	$125,337	$107,083
Loans, net	139,158	146,233	145,951	141,263	108,346	101,227	85,498
Securities, at market	38,772	21,742	32,890	20,156	18,721	14,753	14,502
Deposits	153,789	156,507	163,185	153,352	124,833	104,799	88,118
Stockholders' equity	15,701	16,600	16,737	16,500	10,007	9,255	8,497

CONSOLIDATED STATEMENTS OF EARNINGS:
Interest income	$5,975	$6,823	$13,487	$11,490	$8,778	$6,914	$6,410
Interest expense	3,171	3,360	6,740	5,093	3,189	1,984	2,086
Net interest income	2,804	3,463	6,747	6,397	5,588	4,930	4,324

Provision for loan losses	797	318	1,439	471	551	229	290
Net interest income after provision for loan losses	2,007	3,145	5,308	5,926	5,038	4,702	4,034
Non-interest income	484	567	1,070	998	903	826	1,372
Non-interest expense	3,117	3,167	6,131	5,784	4,518	4,069	3,744

Earnings before income taxes	(626)	545	247	1,140	1,422	1,458	1,662

Income tax (benefit) expense	(306)	164	4	358	487	500	584

Net earnings	$(320)	$381	$243	$782	$935	$958	$1,078

Comprehensive earnings	$(957)	$204	$291	$823	$777	$892	$957

PER SHARE DATA (1):
Basic earnings per common share	$(0.21)	$0.25	$0.16	$0.63	$1.75	$1.80	$2.02

Diluted earnings per common share	$(0.21)	$0.25	$0.16	$0.57	$1.74	$1.79	$2.01

Cash dividends per share	$0.10	$0.15	$0.15	$0.00	$0.28	$0.26	$0.35

Book value per share, end of year	$10.36	$11.01	$11.08	$10.99	$18.56	$17.34	$15.91

RATIOS:
Return on average stockholders' equity	(3.88%)	4.65%	1.46%	6.74%	8.36%	10.85%	13.15%

Return on average assets	(0.31%)	0.39%	0.13%	0.48%	0.67%	0.82%	1.00%

Average stockholders' equity to average assets	8.10%	8.46%	8.63%	7.10%	8.06%	7.54%	7.60%

Earnings to fixed charges	$(626)	246.11%	132.37%	313.48%	406.47%	502.76%	587.39%

Unaudited Pro Forma Consolidated Financial Information

The summary pro forma balance sheet data is based on historical data as of June 30, 2008, adjusted to give effect to the conversion of 206,314 shares of common stock (which constitute the shares held by those holders of shares of common stock between 302 and 1,089) into shares of Class A common stock and the conversion of  55,820  shares of common stock (which constitute the shares held by those holders of shares of common stock fewer than 302) into shares of Class B common stock in the reclassification transaction.  The pro forma balance sheet data is based on the assumption that an aggregate of 206,314 shares of common stock will be converted into an equal number of shares of Class A common stock and an aggregate of 55,820 shares of common stock will be converted into an equal number of shares of Class B common stock and that expenses of $95,000 will be incurred in the reclassification transaction.  We have assumed that all of the cash required for the expenses of the transaction was paid from available cash.  The pro forma income statement for the year ended December 31, 2007 has been adjusted for the annual expense of the current filings of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Proxy Statements required by Regulation 14A and current reports on Form 8-K, estimated at $61,500.  We have not adjusted the pro forma income statement data for the effects of the estimated annual cost savings, beginning in 2009, estimated at $77,500 that represents the expenses related to the compliance with Section 404 of  Sarbanes-Oxley, since those savings are expected to a occur on a prospective basis.

The pro forma summary consolidated financial statements have been prepared based on the assumption that the reclassification transaction was completed effective: (1) the date of the balance sheet; and (2) the first day of income statement.  The pro forma information set forth below is not necessarily indicative of what our actual financial position would have been had the transaction been consummated as of the above referenced dates or of the financial position that may be reported by us in the future.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC. Consolidated Pro Forma Balance Sheets June 30, 2008 (In Thousands, Except Per Share Data)

		Pro Forma Adjustments
		Debit		Credit		Pro Forma
Assets
Cash and due from banks	$8,072			58	(2)	$8,014
Federal funds sold	528					528
Cash and cash equivalents	8,600					8,542

Investment securities available-for-sale, at fair value	38,772					38,772
Loans, net	139,158					139,158
Loans held for sale, at fair value	1,307					1,307
Federal Home Loan Bank stock, at cost	845					845
Banking premises and equipment, net	6,990					6,990
Accrued interest receivable	1,028					1,028
Deferred income tax benefit	872					872
Other real estate	1,692					1,692
Prepaid expenses and other assets	408					408
Total Assets	$199,672					$199,614

Liabilities and Stockholders’ Equity
Deposits	$153,789					$153,789
Borrowings	28,711					28,711
Accrued interest payable	1,205					1,205
Other liabilities	266					266
Total liabilities	183,971					183,971

Stockholders' equity:
Common stock, $1.00 par value, 2,000,000 shares authorized and 1,516,053 shares prior to reclassification	1,516	262	(1)			1,254
Class A stock, par value $1.00 per share, 1,000,000 shares
authorized, 198,014 shares issued				206	(1)	206
Class B stock, par value $1.00 per share, 1,000,000 shares
authorized, 50, 716 shares issued				56	(1)	56
Treasury stock, 40 shares	(8)					(8)
Capital in excess of par value	11,555					11,555
Retained earnings	3,297	58	(2)			3,239
Accumulated and other comprehensive income (loss)	(659)					(659)

Total Stockholders’ Equity	15,701					15,643

Total Liabilities and Stockholders’ Equity	$199,672					$199,614

Book value per Common, Class A and Class B Share	$10.37					$10.32
Capital Ratios:
Total Risk-Based Capital	13.4%					13.4%
Tier 1 Risk-Based Capital	12.4. %					12.4%
Leverage Ratio	8.8%					8.8%

(1) To record the reclassification of Class A and B
(2) To record expenses of reclassification of $95,000, net of taxes of $37,000.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC. Consolidated Pro Forma Statement of Earnings For The Year Ended December 31, 2007 (In Thousands – Except Per Share Data)
	Year Ended December 31,	Pro Forma Adjustments
	2007	Debit		Credit		Pro Forma (1)
Interest income:
Loan, including fees	$11,824					$11,824
Investment securities	1,038					1,038
Federal funds sold	583					583
Other interest income	42					42
Total interest income	13,487					13,487

Interest expense:
Deposits	5,977					5,977
Advances from the Federal Home Loan Bank and other borrowings	763					763
Total interest expense	6,740					6,740

Net interest income	6,747					6,747

Provision for loan losses	1,439					1,439

Net interest income after provision for loan losses	5,308					5,308

Noninterest income
Service charges on deposit accounts	573					573
Fees on sale of mortgage loans	395					395
Net gains on sales of investment securities available for sale	6					6
Other income	96					96
Total noninterest income	1,070					1,070

Noninterest expense:
Salaries and employee benefits	2,867					2,867
Net occupancy expense	1,035					1,035
Data processing fees	644					644
Advertising and promotion	203					203
Office supplies and postage	159					159
Legal and professional fees	308			62	(2)	246
Directors’ fees	127					127
Loan expense	245					245
Other	543					543
Total noninterest expense	6,131					6,069

Income (loss) before income tax expense	247					309
Income tax expense (benefit)	4	24	(2)			28

Net income (loss)	$243					$281

Earnings per share, common, Class A and Class B
Basic	$0.16					$0.19
Diluted	$0.16					$0.19

Dividends per share:
Common shares	$0.15					$0.15
Class A shares	-					$0.15
Class B shares	-					$0.16

(1) Reflects estimation of costs incurred as a public company for the year ending 12/31/2007. (2) Based on a 39% tax rate.

Market Price of Common Stock and Dividend Information

 Market for Common Stock

The following table shows a range of high and low sales prices, based on the best of management’s knowledge for transactions completed prior to Company shares being listed on the OTC Bulletin Board.

	High	Low
2007:
First Quarter	$15.00	$14.38
Second Quarter (1)	14.67	14.38
Third Quarter (1)	14.67	14.00
Fourth Quarter (1)	14.25	12.75

2006:
First Quarter	$28.00	$28.00
Second Quarter	14.00	14.00
Third Quarter	14.00	14.00
Fourth Quarter	14.50	14.00

(1) Stock price reflects effect of two for one stock split effective May 22, 2006.

Our common stock is not traded through an organized exchange nor is there a known active trading market.  At June 30, 2008, the number of shareholders of record of our common stock was 902.

 Dividends

    The payment of dividends is subject to the discretion of our board of directors.  Our ability to pay dividends is dependent on cash dividends paid to us by TNBank.  The ability of TNBank to pay dividends to us is restricted by applicable regulatory requirements. TNBank is subject to the provisions of the Tennessee Banking Act, which provides that dividends will be paid out of undivided profits. Dividends are further limited to TNBank’s earnings for the current year and last two fiscal years.  Capital surplus, however, must equal or exceed 50% of capital stock, and in the event capital surplus falls below 50% of capital stock, no dividends may be paid until net profits have been transferred to capital surplus so that it equals 50% of capital stock.  Thereafter, 10% of net profits must be transferred to capital surplus prior to the payment of dividends until capital surplus equals capital stock. TNBank is also subject to the minimum capital requirements of the FDIC, which impact the TNBank’s ability to pay dividends to us. If  TNBank fails to meet these standards, it may not be able to pay dividends to us or to accept additional deposits because of regulatory requirements. We cannot assure you that any dividend will be declared or, if declared, what the amount of the dividend would be or whether the dividends would continue in future periods.

 Securities Authorized for Issuance Under Equity Compensation Plans

Our option plan, under which our officers, directors and employees may purchase shares of our common stock, was approved by our shareholders in 2002.  The reclassification will not affect any outstanding options and each option, after the reclassification transaction, will continue to be exercisable for one share of common stock.  As of August 29, 2008 there are outstanding options to purchase 94,000 shares of common stock.

    Prior Public Offerings and Stock Purchases

We have not made an underwritten public offering of our common stock during the past three years.  We have purchased 3,800 shares of our common stock during the past two years, principally for use as compensation for directors in lieu of cash payments.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information concerning the beneficial ownership of shares of our common stock by (i) our directors and executive officers and (ii) our directors and executive officers as a group. We do not know of any person who is the beneficial owner of more than 5% of the outstanding common stock. The information shown in this table is based on information provided as of  August 29, 2008.

Name and Address of Beneficial Owner	Number of Shares (1)	Percent of Outstanding Common Stock	Percentage of Outstanding Common Stock Post Reclassification

Larry Beeman	43, 325	2.86%	3.46%
687 Emory Valley Rd., Suite A, Oak Ridge, TN 37830
A.P. Cappiello	24,526	1.62%	1.96%
100 Tulsa Rd., Suite 28, Oak Ridge, TN 37830
Mark B. Holder (3)	13,245	*	1.06%
401 South Illinois Ave., Oak Ridge, TN 37830
J. Frank Jamison	45,347	2.99%	3.62%
673 Emory Valley Rd., Oak Ridge, TN 37830
Terry L. Kerbs	38,069	2.51%	3.04%
10613 Dutchtown Rd., Knoxville, TN 37932
Janice B. McNally	-0-	*	*
94 Royal Troon Circle, Oak Ridge, TN 37830
Thomas D. Moye	17,143	1.13%	1.37%
7714 Conner Road, Suite 103, Powell, TN 37819
Braxton Sadler (4)	19,039	1.26%	1.52%
401 S. Illinois Ave., Oak Ridge, TN 37830
Kenneth F. Scarbro	-0-	*	*
401 S. Illinois Ave., Oak Ridge, TN 37830
James Stalsworth	5,456	*	*
543 W. Lamar Alexander Pkwy, Maryville, TN 37801
Thomas E. Tuck (5)	74,301	4.90%	5.93%
401 South Illinois Ave., Oak Ridge, TN 37830
W. Robert Witt	28,463	1.88%	2.27%
1242 Weisgarber Rd., Knoxville, TN 37917

Directors and executive officers as a group (12 persons) (6)	308,913	20.38%	24.64%

* Less than 1%
(1)
Includes shares beneficially owned, directly or indirectly, together with affiliates and also includes shares held as trustee and held by custodian by minor children. Shares subject to options which are exercisable within 60 days of March 31, 2008 are treated as issued and outstanding for the purpose of computing the percent class owned by such person or group but not for the purpose of computing the percent class owned by any other person or group.

(2)	Business address.
(3)	Includes 11,400 shares issuable upon the exercise of options.
(4)	Includes 18,000 shares issuable upon the exercise of options.
(5)	Includes 34,800 shares issuable upon the exercise of options.
(6)	Includes 64,200 shares issuable upon the exercise of options.

OTHER MATTERS

 Reports, Opinions, Appraisals and Negotiations

We have not received any report, opinion or appraisal from an outside party that is related to the reclassification transaction.

 Forward Looking Statements

Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this proxy statement. The forward-looking statements are made as of the date of this proxy statement, and except as required by law, we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undo reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward- looking statements is included in our current and subsequent filings with the SEC, which we reference in the section below entitled “Where You Can Find More Information.”

 Where You Can Find More Information

We are subject to the information requirements of the Exchange Act and accordingly we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of these materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549.  In addition, such reports, proxy statements and other information are available from the Edgar filings obtained through the SEC’s Internet Website (http://www.sec.gov).

 Householding

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders, unless we have received contrary instructions from one or more of the stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to the company and its shareholders.  However, upon written or oral request, we will deliver promptly a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered.  Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to stockholders who share an address, should be directed to in writing to Ken Scarbro, Chief Financial Officer, TNBank, 401 S. Illinois Avenue, Oak Ridge, Tennessee 37830, Telephone: (865) 483-9444.  In addition, stockholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting us at the address and phone number set forth above.

 Information Accompanying Proxy Statement

    The following information accompanies this proxy statement.

•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, as amended, including unaudited financial information;

•	our Annual Report on Form 10-KSB for year ended December 31, 2007, including audited financial information.

 You should direct your request for copies of any exhibits to these documents to the following address: Tennessee Valley Financial Holdings, Inc., 401 S. Illinois Avenue, Oak Ridge, Tennessee 37830, Attention: Ken Scarbro, Chief Financial Officer.

                                                        By order of the board of directors

                                                        /s/Mark B. Holder
                                                    Mark B Holder, Secretary

September 10, 2008

APPENDIX A

ARTICLES OF AMENDMENT TO THE CHARTER OF
TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.

Adopted in accordance with the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

FIRST.  The name of the corporation (the “Corporation”) is Tennessee Valley Financial Holdings, Inc.

SECOND.  The charter of the Corporation is hereby amended by deleting Section 2 in its entirety and inserting the following in lieu thereof:

2.           Authorized Shares.

The number of shares of stock the Corporation is authorized to issue is:

(a)           5,000,000 shares of Common Stock, par value of $1.00 per share (the "Common Stock"). Shareholders of Common Stock shall have unlimited voting rights and shall have preemptive rights to purchase any shares of the Common Stock of the Corporation hereafter issued or any securities exchangeable for or convertible into such shares.;

(b)           1,000,000 shares of Class A Common Stock, par value of $1.00 per share;

(c)           1,000,000 shares of Class B Common Stock, par value of $1.00 per share;

(d)           The total number of shares of preferred stock that the Corporation shall have authority to issue is one million (1,000,000), no par value per share (the "Preferred Stock").  Except as otherwise limited by law, the Board of Directors shall be empowered to issue such Preferred Stock in one or more series, and with such rights and preferences and upon such terms, including convertibility, as the Board of Directors shall determine.

(e)           The Common Stock, Class A Common Stock and Class B Common Stock shall rank junior to the Preferred Stock in right of payment of dividends and upon liquidation and is subject to all the powers, rights, privileges, preferences and priorities of the Preferred Stock as provided herein or in any resolutions or resolutions or adopted by the Board of Directors pursuant to authority expressly vested in it by the provisions of subparagraph (c) of this Paragraph 2.

(f)           Authority is hereby expressly vested in the Board of Directors of the Corporation, subject to the provisions of this Paragraph 2 and to the limitations prescribed by law, to authorize the issuance from time to time of one or more series of Preferred Stock. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a majority of the total number of the directors then in office:

(i)           The designation of such series;

(ii)           The dividend rate of such series, the conditions and dates upon which suchdividends shall be payable, the relation which such dividends shall bear to thedividends payable on any other class or classes or series of the Corporation's capital stock, and whether such dividends shall be cumulative or noncumulative;

(iii)           Whether the shares of such series shall be subject to redemption for cash, property or rights, including securities of any other corporation by the Corporation, or upon the happening of a specified event, and, if made subject to any such redemption, the times or events, prices, rates, adjustments and other terms and conditions of such redemptions;

(iv)           The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

(v)           Whether or not the shares of such series shall be convertible into, or exchangeable for, at the option of either the holder or the Corporation or upon the happening of a specified event, shares of any other class or classes or of any other series of the same or any other class or classes of the Corporation's capital stock, and, if provision be made for conversion or exchange, the times or events, prices, rates, adjustments and other terms and conditions of such conversions or exchanges;

(vi)           The restrictions, if any, on the issue or reissue of any additional series ofPreferred Stock;

(vii)           The rights of the holders of the shares of such series upon the voluntary orinvoluntary liquidation, dissolution or winding up of the Corporation; and

(viii)           The provisions as to voting, optional and/or other special rights and preferences, if any, including, without limitation, the right to elect one or more directors.

(g)           Provisions Applicable Only to Class A Common Stock.

(i) Voting Rights.

1.  Each outstanding share of Class A Common Stock shall have no voting rights, except as may be required by law, and with respect to the following matters:

A. Voting on a merger or share exchange, to the extent shareholder approval is required, as described in Section 48-21-104 of the Tennessee Business Corporation Act;

B. Voting on the sale of assets other than in the regular course of business, to the extent shareholder approval is required, as described in Section 48-22-102 of the Tennessee Business Corporation Act; and

C. Voting on the voluntary dissolution of the Corporation, to the extent shareholder approval is required, as described in Section 48-24-102 of the Tennessee Business Corporation Act.

2.  With respect to those matters on which the holders of the Class A Common Stock are entitled to vote, the holders shall have the right to one vote for each such share.  Pursuant to Section 48-11-201(30) of the Tennessee Business Corporation Act, holders of shares of Class A Common Stock and Common Stock (and to the extent entitled to vote on such matters, the holders of Class B Common Stock) shall be considered as a single voting group and shall be entitled to vote and be counted together collectively, and shall be entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(ii)           Dividends.  Dividends shall be paid on the Class A Common Stock before dividends may be paid on the Common Stock, but there shall be no requirement to pay dividends, and there shall be no cumulative dividends.  If dividends are paid on the Common Stock, the dividends payable on the Class A Common Stock shall be equal to 3% more than is paid on the Common Stock.

(iii)           Conversion/Redemption.  The Class A Common Stock shall have no conversion rights or redemption rights.

(h)           Provisions Applicable Only to Class B Common Stock.

(i)           Voting Rights.  Each outstanding share of Class B Common Stock shall have no voting rights, except as may be required by law.  With respect to those matters on which the holders of the Class B Common Stock are entitled to vote, the holders shall have the right to one vote for each such share.  Pursuant to Section 48-11-201(30) of the Tennessee Business Corporation Act, holders of shares of Class B Common Stock and Common Stock (and to the extent entitled to vote on such matters, the holders of Class A Common Stock) shall be considered as a single voting group and shall be entitled to vote and be counted together collectively, and shall be entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with the bylaws of the Corporation.

(ii)           Dividends.  Dividends shall be paid on the Class B Common Stock before dividends may be paid on the Class A Common Stock and the Common Stock, but there shall be no requirement to pay dividends, and there shall be no cumulative dividends.  If dividends are paid on the Common Stock, the dividends payable on the Class B Common Stock shall be equal to 6% more than is paid on the Common Stock.

(iii)           Conversion/Redemption.  The Class B Common Stock shall have no conversion rights or redemption rights.

(iv)    Preemptive Rights.  Holders of common stock have a right to buy up to their pro rata percentage of any additional common stock offered.  Holders of Class A common stock have a right to buy up to 1.03 times their pro rata percentage of any additional Class A common stock offered.  Holders of Class B common stock have a right to buy up to 1.06 times their pro rata percentage of any additional Class B common stock offered.

(i)           Reclassification of Common Stock.

(i)           Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns between 302 and 1,089 shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, hereafter be reclassified as Class A Common Stock, on the basis of one share of Class A Common Stock per each share of Common Stock so reclassified, which shares of Class A Common Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

(ii)           Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder of record who owns fewer than 302 shares of such Common Stock shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holders thereof, hereafter be reclassified as Class B Common Stock, on the basis of one share of Class B Common Stock per each share of Common Stock so reclassified, which shares of Class B Common Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.

(iii)           Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder of record who owns 1,090 or more shares of such Common Stock shall not be reclassified and shall continue to be classified as Common Stock.

THIRD.  These Articles of Amendment were adopted by the Board of Directors of the Corporation on ___________________, 2008 and by the shareholders of the Corporation on ___________________, 2008.

                   TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.

                    By:

            Name:

            Title:

APPENDIX B

TENNESSEE DISSENTERS' RIGHTS STATUTES

48-23-101.  Chapter definitions. - As used in this chapter, unless the context otherwise requires:

(a)           “Beneficial shareholder” means the person who is a beneficial owner of shares held by a nominee as the record shareholder;

(b)           “Corporation” means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer;

(c)           “Dissenter” means a shareholder who is entitled to dissent from corporate action under § 48-23-102 and who exercises that right when and in the manner required by part 2 of this chapter;

(d)           “Fair value”, with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action;

(e)           “Interest” means interest from the effective date of the corporate action that gave rise to the shareholder's right to dissent until the date of payment, at the average auction rate paid on United States treasury bills with a maturity of six (6) months (or the closest maturity thereto) as of the auction date for such treasury bills closest to such effective date;

(f)           “Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation; and

(g)           “Shareholder” means the record shareholder or the beneficial shareholder.  [Acts 1986, ch. 887, § 13.01.]

48-23-102.  Right to dissent.

(a)           A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

(1)           Consummation of a plan of merger to which the corporation is a party:

(A)	If shareholder approval is required for the merger by § 48-21-104 or the charter and the shareholder is entitled to vote on the merger; or

(B)	If the corporation is a subsidiary that is merged with its parent under § 48-21-105;

(2)           Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)           Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one (1) year after the date of sale;

(4)           An amendment of the charter that materially and adversely affects rights in respect of a dissenter's shares because it:

(A)	Alters or abolishes a preferential right of the shares;

(B)	Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

(C)	Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

(D)
Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or

E)	Reduces the number of shares owned by the shareholder to a fraction of a share, if the fractional share is to be acquired for cash under § 48-16-104; or

(5)           Any corporate action taken pursuant to a shareholder vote to the extent the charter, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(6)           A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

(7)           Notwithstanding the provisions of subsection (a), no shareholder may dissent as to any shares of a security which, as of the date of the effectuation of the transaction which would otherwise give rise to dissenters' rights, is listed on an exchange registered under § 6 of the Securities Exchange Act of 1934, as amended, or is a “national market system security,” as defined in rules promulgated pursuant to the Securities Exchange Act of 1934, as amended.  [Acts 1986, ch. 887, § 13.02.]

48-23-103.  Dissent by nominees and beneficial owners.

(a)           A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one (1) person and notifies the corporation in writing of the name and address of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and the partial dissenter's other shares were registered in the names of different shareholders.

(b)           A beneficial shareholder may assert dissenters' rights as to shares of any one (1) or more classes held on the beneficial shareholder's behalf only if the beneficial shareholder:

(1)           Submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(2)           Does so with respect to all shares of the same class of which the person is the beneficial shareholder or over which the person has power to direct the vote.  [Acts 1986, ch. 887, § 13.03.]

48-23-201.  Notice of dissenters' rights.

(a)           If proposed corporate action creating dissenters' rights under § 48-23-102 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(b)           If corporate action creating dissenters' rights under § 48-23-102 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in § 48-23-203.

(c)           A corporation's failure to give notice pursuant to this section will not invalidate the corporate action.  [Acts 1986, ch. 887, § 13.20.]

48-23-202.  Notice of intent to demand payment.

(a)           If proposed corporate action creating dissenters' rights under § 48-23-102 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must:

(1)           Deliver to the corporation, before the vote is taken, written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effectuated; and

(2)           Not vote the shareholder's shares in favor of the proposed action. No such written notice of intent to demand payment is required of any shareholder to whom the corporation failed to provide the notice required by § 48-23-201.

(b)           A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for the shareholder's shares under this chapter.  [Acts 1986, ch. 887, § 13.21.]

48-23-203.  Dissenters' notice.

(a)           If proposed corporate action creating dissenters' rights under § 48-23-102 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of § 48-23-202.

(b)           The dissenters' notice must be sent no later than ten (10) days after the corporate action was authorized by the shareholders or effectuated, whichever is the first to occur, and must:

(1)           State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)           Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)           Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person asserting dissenters' rights acquired beneficial ownership of the shares before that date;

(4)           Set a date by which the corporation must receive the payment demand, which date may not be fewer than one (1) nor more than two (2) months after the date the subsection (a) notice is delivered; and

(5)           Be accompanied by a copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201.  [Acts 1986, ch. 887, § 13.22.]

48-23-204.  Duty to demand payment.

(a)           A shareholder sent a dissenters' notice described in § 48-23-203 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to § 48-23-203(b)(3), and deposit the shareholder's certificates in accordance with the terms of the notice.

(b)           The shareholder who demands payment and deposits the shareholder's share certificates under subsection (a) retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.

(c)           A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

(d)           A demand for payment filed by a shareholder may not be withdrawn unless the corporation with which it was filed, or the surviving corporation, consents thereto.  [Acts 1986, ch. 887, § 13.23.]

48-23-205.  Share restrictions.

(a)           The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effectuated or the restrictions released under § 48-23-207.

(b)           The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the effectuation of the proposed corporate action.  [Acts 1986, ch. 887, § 13.24.]

48-23-206.  Payment.

(a)           Except as provided in § 48-23-208, as soon as the proposed corporate action is effectuated, or upon receipt of a payment demand, whichever is later, the corporation shall pay each dissenter who complied with § 48-23-204 the amount the corporation estimates to be the fair value of each dissenter's shares, plus accrued interest.

(b)           The payment must be accompanied by:

(1)           The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen (16) months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

(2)           A statement of the corporation's estimate of the fair value of the shares;

(3)           An explanation of how the interest was calculated;

(4)           A statement of the dissenter's right to demand payment under § 48-23-209; and

(5)           A copy of this chapter if the corporation has not previously sent a copy of this chapter to the shareholder pursuant to § 48-23-201 or § 48-23-203. [Acts 1986, ch. 887, § 13.25.]

48-23-207.  Failure to take action.

(a)           If the corporation does not effectuate the proposed action that gave rise to the dissenters' rights within two (2) months after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)           If, after returning deposited certificates and releasing transfer restrictions, the corporation effectuates the proposed action, it must send a new dissenters' notice under § 48-23-203 and repeat the payment demand procedure.  [Acts 1986, ch. 887, § 13.27.]

48-23-208.  After-acquired shares.

(a)           A corporation may elect to withhold payment required by § 48-23-206 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the principal terms of the proposed corporate action.

(b)           To the extent the corporation elects to withhold payment under subsection (a), after effectuating the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under § 48-23-209.  [Acts 1986, ch. 887, § 13.28.]

48-23-209.  Procedure if shareholder dissatisfied with payment or offer.

(a)           A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate (less any payment under § 48-23-206), or reject the corporation's offer under § 48-23-208 and demand payment of the fair value of the dissenter's shares and interest due, if:

(1)           The dissenter believes that the amount paid under § 48-23-206 or offered under § 48-23-208 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

(2)           The corporation fails to make payment under § 48-23-206 within two (2) months after the date set for demanding payment; or

(3)           The corporation, having failed to effectuate the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within two (2) months after the date set for demanding payment.

(b)           A dissenter waives the dissenter's right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (a) within one (1) month after the corporation made or offered payment for the dissenter's shares.  [Acts 1986, ch. 887, § 13.28.]

48-23-301.  Court action.

(a)           If a demand for payment under § 48-23-209 remains unsettled, the corporation shall commence a proceeding within two (2) months after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the two-month period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)           The corporation shall commence the proceeding in a court of record having equity jurisdiction in the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)           The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(d)           The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one (1) or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(e)           Each dissenter made a party to the proceeding is entitled to judgment:

(1)           For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus accrued interest, exceeds the amount paid by the corporation; or

(2)           For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under § 48-23-208.  [Acts 1986, ch. 887, § 13.30.]

48-23-302.  Court costs and counsel fees.

(a)           The court in an appraisal proceeding commenced under § 48-23-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under § 48-23-209.

(b)           The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable against:

(1)           The corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this chapter; or

(2)           Either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

(c)           If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.  [Acts 1986, ch. 887, § 13.31.]

APPENDIX C

United States
Securities and Exchange Commission
Washington, DC 20549

FORM 10-Q/A
(Amendment No. 2)

    ☒           QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 04, 2008

OR

    ☐           TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(D) OFTHE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to _________

Commission File Number:  000-49863

Tennessee Valley Financial Holdings, Inc.
(Exact name of samll business issue as specified in its charter)

Tennessee
(State or other jurisdiction of incorporation or organization)

401 South Illinois Avenue, Oak Ridge, Tennessee
(Address of principal executive office)

45-0471419
(I.R.S. Employer Identification No.)

37830
(Zip Code)

Registrant's telephone number, including area code: (865) 483-9444

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act: Common Stock (par value $1.00 per share)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes [x]  No [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer.  (Check one):
Large Accelerated Filer                                         ☐                     Accelerated Filer                ☐
Non-Accelerated Filer                                           ☐                      Smaller reporting company              ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b(2) of the Exchange Act     Yes ☐ No ☒

The number of outstanding shares of the registrant's Common Stock, par value $1.00 per share, was 1,516,053 on August 7, 2008.

EXPLANATORY NOTE

We are filing this Form 10-Q/A (Amendment No. 2) to include required disclosures in the financial statements as a result of our restatement including "Note 6 - Restatement".  This Amendment No. 2 does not change any amounts previously disclosed in the financial statements as reported in Form 10-Q/A (Amendment No. 1).

For the convenience of the reader, this Form 10-Q/A includes all of the information contained in the original report on Form 10-Q, as previously amended, and no attempt has been made in this Form 10-Q/A to modify or update the disclosures presented in the previously amended report on Form 10-Q, except as required to reflect the effects of the disclosure as described above. The Form 10-Q/A does not reflect events occurring after the filing of the original Form 10-Q. Information not affected by the restatement or as described above is unchanged and reflects the disclosures made at the time of the original filing of the Form 10-Q on August 14, 2008 and as amended on September 4, 2008. Accordingly, this Form 10-Q/A should be read in conjunction with our filings made with the Securities and Exchange Commission subsequent to the filing of the original Form 10-Q, including any amendments to those filings.

Index

PART I.	FINANCIAL INFORMATION
Item 1	Financial Statements

Consolidated Statements of Financial Condition as of June 30, 2008 (Unaudited) and December 31, 2007
Consolidated Statements of Operations for the three and six months ended June 30, 2008 and 2007 (Unaudited)
Consolidated Statement of Changes in Stockholders’ Equity for the six months ended June 30, 2008 (Unaudited)
Consolidated Statements of Cash Flows for the six months ended June 30, 2008 and 2007 (Unaudited)
Consolidated Statements of Comprehensive Income (Loss) for the six months ended June 30, 2008 and 2007 (Unaudited)
Notes to Unaudited Consolidated Financial Statements

Item 2.	Management's Discussion and Analysis of Financial Condition and Results of Operations
Item 3.	Quantitative And Qualitative Disclosures About Market Risk
Item 4T	Controls And Procedures

PART II. OTHER INFORMATION

Item 1.	Legal Proceedings
Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
Item 3.	Defaults upon Senior Securities
Item 4.	Submission of Matters to a Vote of Securities Holders
Item 5.	Other Information
Item 6.	Exhibits

Signature

Part l.  FINANCIAL INFORMATION

Item 1 - Financial Statements

Tennessee Valley Financial Holdings, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	June 30,2008 (Unaudited)	December 31, 2007*
	(As restated, see Note 6)
	(In thousands, except share and per share data)
Assets
Cash and due from banks	$8,072	$3,000
Federal funds sold	528	9,439
Cash and cash equivalents	8,600	12,439

Investment securities available for sale, at fair value	38,772	32,890
Loans, net	139,158	145,951
Loans held for sale, at fair value	1,307	1,511
Federal Home Loan Bank Stock, at cost	845	703
Banking premises and equipment, net	6,990	7,136
Accrued interest receivable	1,028	1,188
Deferred income tax benefit	872	381
Other real estate owned	1,692	363
Prepaid expenses and other assets	408	242
Total Assets	$199,672	$202,804

Liabilities and Stockholders’ Equity
Deposits	$153,789	$163,185
Borrowings	28,711	21,544
Accrued interest payable	1,205	1,180
Other liabilities	266	158
Total Liabilities	183,971	186,067

Stockholders’ Equity
Common stock, par value $1, authorized 2,000,000 shares, issued and outstanding, 1,516,053 shares at June 30, 2008 and 1,510,431 shares at December 31, 2007, respectively	1,516	1,510
Treasury stock	(8)	(7)
Capital in excess of par value	11,555	11,488
Retained earnings	3,297	3,768
Accumulated other comprehensive loss	(659)	(22)
Total Stockholders’ Equity	15,701	16,737

Total Liabilities and Stockholders’ Equity	$199,672	$202,804

*  Derived from audited consolidated financial statements.

The accompanying notes are an integral part of these financial statements.

Tennessee Valley Financial Holdings, Inc. and Subsidiary
Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(As restated, see Note 6)
	(In thousands, except share and per share data)
Interest income:
Loans, including fees	$2,282	$3,000	$4,864	$5,957
Investment securities	498	242	930	476
Federal funds sold	12	183	71	369
Other interest income	50	11	110	21
Total interest income	2,842	3,436	5,975	6,823

Interest expense:
Deposits	1,196	1,497	2,592	2,987
Borrowings	294	187	579	373
Total interest expense	1,490	1,684	3,171	3,360

Net interest income	1,352	1,752	2,804	3,463

Provision for loan losses	567	222	797	318

Net interest income after provision for loan losses	785	1,530	2,007	3,145

Noninterest income:
Service charges on deposit accounts	204	142	362	266
Fees on sale of mortgage loans	95	148	215	235
Net gains on sales of investment securities available for sale	1	--	13	5
Net gains (losses) on repossessed assets and other real estate owned	(141)	--	(137)	6
Other income	19	42	31	55
Total noninterest income	178	332	484	567

Noninterest expense:
Salaries and employee benefits	695	725	1,419	1,439
Net occupancy expense	275	231	552	479
Data processing fees	171	168	328	334
Advertising and promotion	18	31	30	65
Office supplies and postage	18	51	40	83
Legal and professional	97	97	172	178
Loan expense	20	76	67	137
Other	248	254	509	452
Total noninterest expense	1,542	1,633	3,117	3,167

Income before income tax expense (benefit)	(579)	229	(626)	545
Income tax expense (benefit)	(282)	65	(306)	164
Net income (loss)	$(297)	$164	$(320)	$381

Earnings (loss) per common share
Basic	$(0.20)	$0.11	$(0.21)	$0.25
Diluted	$(0.20)	$0.11	$(0.21)	$0.25

The accompanying notes are an integral part of these financial statements.

Tennessee Valley Financial Holdings, Inc. and Subsidiary
Consolidated Statement of Changes in Stockholders’ Equity (Unaudited)

	Common stock	Treasury Stock	Capital in excess of par value	Retained earnings	Accumulated Other Comprehensive income (loss)	Total stockholders’ equity
	(As restated, see Note 6)
	(In thousands)
Balances at December 31, 2007	$1,510	$(7)	$11,488	$3,768	$(22)	$16,737

Net loss				(320)		(320)

Other comprehensive loss					(637)	(637)

Cash dividends paid				(78)		(78)

Stock dividends issued through DRIP	6		67	(73)		-

Purchase of treasury stock		(14)				(14)

Issuance of stock in lieu of directors’ fees		13				13

Balances at June 30, 2008	$1,516	$(8)	$11,555	$3,297	$(659)	$15,701

The accompanying notes are an integral part of these financial statements.

Tennessee Valley Financial Holdings, Inc. and Subsidiary
Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2008	2007
	(As restated, see Note 6)
	(In thousands)
Cash Flows from Operating Activities:
Net income (loss)	$(320)	$381
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	797	318
Amortization of premium on investment securities	24	17
Deferred tax benefit	(491)	-
Decrease in unearned fees	(18)	(28)
Depreciation	208	160
Net gain on sale of available for sale securities	(13)	(5)
Net gain on mortgage loans sold	(215)	(235)
Originations of mortgage loans held for sale	(10,739)	(12,400)
Proceeds from sales of mortgage loans	11,158	11,986
Loss on other real estate owned	120	-
Stock-based compensation	-	17
Issuance of stock in lieu of directors’ fees	13	21
Net (increase) decrease in:
Accrued interest receivable	160	50
Prepaid expenses and other assets	(166)	93
Net increase (decrease) in:
Accrued interest payable	25	(78)
Other liabilities	108	(29)
Net cash provided by operating activities	651	268

Cash Flows from Investing Activities:
Proceeds from sales of investment securities available for sale	8,057	227
Proceeds from maturities and calls of investment securities available for sale	4,361	851
Principal repayments received	1,918	634
Purchases of investment securities available for sale	(20,866)	(3,590)
Purchase of FHLB stock	(142)	(69)
Loans originated, net of payments received	4,421	(5,410)
Additions to banking premises and equipment	(62)	(487)
Proceeds from sales of foreclosed real estate	144	7
Net cash used in investing activities	(2,169)	(7,837)

Cash Flows from Financing Activities:
Increase (decrease) in deposits, net	(9,396)	3,155
Purchase of treasury stock	(14)	(22)
Cash dividends paid	(78)	(120)
Net increase in securities sold under agreements to repurchase	180	1
Net increase (decrease) in advances from Federal Home Loan Bank	7,000	(500)
Decrease in obligation under capital lease	(13)	(12)
Net cash provided (used) by financing activities	(2,321)	2,502

Net Decrease in Cash and Cash Equivalents	(3,839)	(5,067)

Cash and Cash Equivalents, Beginning of Period	12,439	15,167

Cash and Cash Equivalents, End of Period	$8,600	$10,100

Supplementary Disclosure of Cash Flow Information:
Interest paid on deposit accounts and other borrowings	$3,171	$3,354
Income taxes paid	$0	$200

Supplementary Disclosures of Noncash Investing Activities:
Acquisition of real estate through foreclosure	$1,571	$150
Change in unrealized loss on available for sale investment securities, net of tax	$(637)	$(94)

The accompanying notes are an integral part of these financial statements.

Tennessee Valley Financial Holdings, Inc. and Subsidiary
Consolidated Statements of Comprehensive Income (Loss)  (Unaudited)

	Six Months Ended June 30,
	2008	2007
	(As restated, see Note 6)
	(In thousands)
Net income (loss)	$(320)	$381
Other comprehensive loss, net of tax:
Unrealized loss on investments securities	(945)	(276)
Reclassification adjustment for gain included in net income	(13)	(5)
Income taxes related to unrealized gain or loss on investment securities	321	104
Other comprehensive loss, net of tax	(637)	(177)
Comprehensive income (loss)	$(957)	$204

The accompanying notes are an integral part of these financial statements.

Note 1 – Basis of Presentation

The consolidated financial statements include the accounts of Tennessee Valley Financial Holdings, Inc. (the “Company”), a bank holding company, and its wholly-owned subsidiary, TnBank (the “Bank”). All intercompany balances and transactions have been eliminated.

The accompanying unaudited consolidated financial statements (except for the condensed consolidated statement of financial condition at December 31, 2007, which is derived from audited consolidated financial statements) have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) for interim financial information and with the instructions to Form 10-Q. Accordingly, they do not include all of the information and footnotes required by US GAAP for complete financial statements. In the opinion of management, all adjustments (none of which were other than normal recurring accruals) necessary for a fair presentation of the financial position and results of operations for the periods presented have been included. The results of operations for the three and six month periods ended June 30, 2008 are not necessarily indicative of the results of operations that may be expected for the Company’s fiscal year ending December 31, 2008.

The Company’s accounting policies are set forth in Note 1 of the Notes to Consolidated Financial Statements in the Company’s 2007 audited consolidated financial statements, which are included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007. This quarterly report should be read in conjunction with such annual report.

Note 2 - Commitments

As of June 30, 2008, the Company had outstanding commitments to advance construction funds and to originate loans in the amount of $3.1 million and commitments to advance existing home equity and other credit lines in the amount of $17.8 million. In addition, the Company has also conveyed $1.3 million in standby letters of credit.

Note 3 – Loans

Loans at June 30, 2008 and December 31, 2007 were as follows:

	June 30, 2008	December 31, 2007
	(As restated)
	(In thousands)
Loans secured by real estate
Commercial real estate	$38,719	$34,350
Construction and land development	32,895	41,325
Residential and other properties	50,257	51,917
Total loans secured by real estate	121,871	127,592

Commercial and industrial	11,815	9,541
Consumer and other	7,757	11,179

Less: Allowance for loan losses	(2,225)	(2,284)
Less: Unearned fees	(60)	(77)
Loans, net	$139,158	$145,951

Note 3 – Loans (Continued)

Transactions in the allowance for loan losses and certain information about nonaccrual loans 90 days past due but still accruing interest for the six months ended June 30, 2008 and twelve months ended December 31, 2007 were as follows:

Allowance for Loan Losses

	June 30, 2008	December 31, 2007
	As restated
	(In thousands)
Balance at beginning of year	$2,284	$1,578
Provision for loan losses	797	1,439
Loans charged off	(866)	(757)
Recoveries of loans charged off	10	24
Ending balance	$2,225	$2,284

Non-Performing Assets

	June 30, 2008	December 31, 2007
	(As restated)
	(In thousands)
Non-accrual loans	$3,064	$3,230
Loans past due greater than 90 days and still accruing interest	20	1,016
Restructured loans	184	172
Other real estate owned	1,692	363

Total	$4,960	$4,781

Note 4 – Earnings Per Share of Common Stock

Basic earnings per share (EPS) of common stock is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share of common stock is computed by dividing net income by the weighted average number of common shares and potential common shares outstanding during the period. Stock options are regarded as potential common shares. Potential common shares are computed using the treasury stock method.

The following is a reconciliation of the numerators and denominators used in the basic and diluted earnings per share computations for the three and six months ended June 30, 2008:

	Three Months Ended June 30, 2008		Three Months Ended June 30, 2007
	Income, as restated (Numerator)	Shares (Denominator)	Income (Numerator)	Shares (Denominator)
	(Amounts in thousands, except share and per share data)
Basic EPS Income available to common shareholders	$(297)	1,516,053	$164	1,510,042
Effect of dilutive securities Stock options outstanding	-	-	-	38,715
Diluted EPS Income available to common shareholders plus assumed conversions	$(297)	1,516,053	$164	1,548,757

Note 4 – Earnings Per Share of Common Stock (Continued)

	Six Months Ended June 30, 2008		Six Months Ended June 30, 2007
	Income, as restated (Numerator)	Shares (Denominator)	Income (Numerator)	Shares (Denominator)
	(Amounts in thousands, except share and per share data)
Basic EPS Income available to common shareholders	$(320)	1,515,574	$381	1,507,847
Effect of dilutive securities Stock options outstanding	-	-	-	37,360
Diluted EPS Income available to common shareholders plus assumed conversions	$(320)	1,515,574	$381	1,545,207

Note 5 – Fair Value Measurement

Effective January 1, 2008, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” and SFAS No. 159 “The Fair Value Option for Financial Assets and Liabilities.”  SFAS No. 157, which was issued in September 2006, establishes a framework for using fair value.  It defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  SFAS No. 159, which was issued in February 2007, generally permits the measurement of select eligible financial instruments at fair value at specified election dates.  Upon adoption of SFAS No. 159, the Company did not elect to adopt the fair value option for any financial instruments.

SFAS 157 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  SFAS 157 also establishes a fair value hierarchy which requires an entity to maximize the use of the observable inputs that may be used to measure fair value:

Level 1
Quoted prices in active markets for identical assets or liabilities.  Level 1 assets and liabilities include debt and equity securities and derivative contracts that are traded in an active exchange market, as well as certain U.S. Treasury and other U.S. Government and agency mortgage-backed debt securities that are highly liquid and are actively traded in over-the-counter markets.

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.  Level 2 assets and liabilities include debt securities with quoted prices that are traded less frequently than exchange-traded instruments and derivative contracts whose value is determined using a pricing model with inputs that are observable in the market or can be derived principally from or corroborated by observable market data.  This category generally includes certain U.S. Government and agency mortgage-backed securities, corporate debt securities, derivative contracts and residential mortgage loans held-for-sale.

Level 3
Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.  Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which the determination of fair value requires significant management judgment or estimation.  This category generally includes certain private equity investments, retained residual interests in securitizations, residential mortgage servicing rights, and highly structured or long-term derivative contracts.

Following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Note 5 – Fair Value Measurement (Continued)

Investment Securities Available-for-Sale
Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices of like or similar securities, if available.  If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions.

Loans
The corporation does not record loans at fair value on a recurring basis.  However, from time to time, a loan is considered impaired and an allowance for loan losses is established.  Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired.  Once the loan is identified as individually impaired, management measures impairment in accordance with SFAS 114, “Accounting by Creditors for Impairment of a Loan.”  The fair value of impaired loans is estimated using one of several methods, including collateral value, market value of similar debt, enterprise value, liquidation value and discounted cash flows.  Those impaired loans not requiring an allowance represent loans for which the fair value of expected repayments or collateral exceed the recorded investments in such loans.  At June 30, 2008, substantially all of the total impaired loans were evaluated based on the fair value of the collateral.  In accordance with SFAS 157, impaired loans where an allowance is established based on fair value of collateral require classification in the fair value hierarchy.  When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as nonrecurring Level 2.  When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3.

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

Below is a table that presents information about certain assets and liabilities measured at fair value on a recurring basis:

	June 30, 2008
	Fair Value Measurement Using			Total Carrying Amount In Statement of Financial Position	Assets/Liabilities Measured at Fair Value
Description	Level 1	Level 2	Level 3
	(amounts in thousands)
Securities, available for sale	--	$ 38,772	--	$38,772	$38,772

Assets and Liabilities Recorded at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles.  These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period.  Assets measured at fair value on a nonrecurring basis are included in the table below.

	June 30, 2008
	Fair Value Measurement Using			Total Carrying Amount in Statement of Financial Position	Assets/Liabilities Measured at Fair Value
Description	Level 1	Level 2	Level 3
	(amounts in thousands)
Loans, as restated	--	--	$5,765	$5,765	$5,765

Note 6 - Restatement

The accompanying consolidated financial statements as of and for the three and six month periods ended June 30, 2008 have been restated in response to a recent regular examination by our state banking regulator. In response, management has made provision for additional losses associated with the bank’s loan portfolio and other real estate owned as originally reported. The adjustments affect a number of line items on the Company's consolidated financial statements, as summarized in the following tables:

(Amounts in thousands, except per share data)
Three Months Ended June 30, 2008:	As Previously Reported	Restatement Amount	As Restated
Consolidated Statement of Income
Interest income: Loans	$2,307	$(25)	$2,282
Total interest income	$2,867	$(25)	$2,842
Net interest income	$1,377	$(25)	$1,352
Provision for loan losses	$394	$173	$567
Net interest income after provision for loan losses	$983	$(198)	$785
Gain (loss) on repossessed assets and other real estate owned	$(89)	$(52)	$(141)
Total noninterest income	$230	$(52)	$178
Other noninterest expense	$249	$(1)	$248
Total noninterest expense	$1,543	$(1)	$1,542
Income before income taxes	$(330)	$(249)	$(579)
Provision for income taxes	$(173)	$(109)	$(282)
Net loss	$(157)	$(140)	$(297)
Basic net loss per common share	$(0.10)	$(0.10)	$(0.20)
Diluted net loss per common share	$(0.10)	$(0.10)	$(0.20)

(Amounts in thousands, except per share data)
Six Months Ended June 30, 2008:	As Previously Reported	Restatement Amount	As Restated
Consolidated Statement of Income
Interest income: Loans	$4,889	$(25)	$4,864
Total interest income	$6,000	$(25)	$5,975
Net interest income	$2,829	$(25)	$2,804
Provision for loan losses	$624	$173	$797
Net interest income after provision for loan losses	$2,205	$(198)	$2,007
Gain (loss) on repossessed assets and other real estate owned	$(85)	$(52)	$(137)
Total noninterest income	$536	$(52)	$484
Other noninterest expense	$510	$(1)	$509
Total noninterest expense	$3,118	$(1)	$3,117
Income before income taxes	$(377)	$(249)	$(626)
Provision for income taxes	$(197)	$(109)	$(306)
Net loss	$(180)	$(140)	$(320)
Basic net loss per common share	$(0.12)	$(0.09)	$(0.21)
Diluted net loss per common share	$(0.12)	$(0.09)	$(0.21)

Note 6 – Restatement (Continued)

(Amounts in thousands)
Consolidated Balance Sheet as of June 30, 2008:	As Previously Reported	Restatement Amount	As Restated
Loans, net	$139,331	$(173)	$139,158
Accrued interest receivable	$1,053	$(25)	$1,028
Other real estate owned	$1,743	$(51)	$1,692
Prepaid expenses and other assets	$309	$99	$408
Total assets	$199,822	$(150)	$199,672
Other liabilities	$276	$(10)	$266
Total liabilities	$183,981	$(10)	$183,971
Retained earnings	$3,437	$(140)	$3,297
Total shareholders’ equity	$15,841	$(140)	$15,701
Total liabilities and shareholders’ equity	$199,822	$(150)	$199,672

(Amounts in thousands)
Consolidated Statement of Shareholders’ Equity for the Six Months Ended June 30, 2008:	As Previously Reported	Restatement Amount	As Restated
Net loss	$(180)	$(140)	$(320)
Retained earnings at June 30, 2008	$3,437	$(140)	$3,297
Total shareholders’ equity at June 30, 2008	$15,841	$(140)	$15,701

(Amounts in thousands)
Consolidated Statement of Cash Flows for the Six Months Ended June 30, 2008:	As Previously Reported	Restatement Amount	As Restated
Net loss	$(180)	$(140)	$(320)
Provision for loan losses	$624	$173	$797
Loss on other real estate owned	$69	$51	$120
Accrued interest receivable	$135	$25	$160
Prepaid expenses and other assets	$(67)	$(99)	$(166)
Other liabilities	$118	$(10)	$108

ITEM 2 - MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTH PERIODS ENDING JUNE 30, 2008 AND 2007

GENERAL

We are a Tennessee bank holding company which acquired TNBank through a share exchange in May 2002. We are a registered bank holding company under the Federal Reserve Act. Our only activity is owning the TNBank which commenced operations on May 30, 1995.

For the quarter ended June 30, 2008, we had a net loss of $(297,000) or $(0.20) per share as compared to net income of $164,000 or $0.11 per share for the corresponding period in 2007.  For the first six months of 2008, we had a net loss of $(320,000) or $(0.21) per share as compared to net income of $381,000 or $0.25 per share for the first six months of 2007.  The decrease in net income for the three months and six months ended June 30, 2008 was due to a decrease in net interest income and an increase in the loan loss provision.  Net interest income after provision for loan losses for the three months ended June 30, 2008, decreased $745,000, or 48.7%, to $785,000 as compared to $1.53 million for the three months ended June 30, 2007.  Net interest income after provision for loan losses decreased $1.1 million, or 35.5%, to $2.0 million as compared to $3.1 million for the six months ended June 30, 2008 and 2007 respectively.   The table below represents certain key financial ratios for the first quarter of 2008 and 2007, respectively.

	Six Months Ended June 30,
	2008	2007
Return on Average Assets	(0.31%)	0.39%
Return on Average Equity	(3.88%)	4.65%
Earnings per share – basic	$ (0.21)	$ 0.25

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The notes to our audited consolidated financial statements for the year ended December 31, 2007 included in the Tennessee Valley Financial Holdings, Inc. 2007 Annual Report on Form 10-KSB contain a summary of our significant accounting policies. We believe that our policies, with respect to the methodology for our determination of the allowance for loan losses, involve a high degree of complexity and require management to make difficult and subjective judgments which often require assumptions or estimates about highly uncertain matters. Changes in these judgments, assumptions or estimates could cause reported results to differ materially. This critical policy and its application are periodically reviewed with the Audit Committee and our Board of Directors. We consider the following accounting policy to be most critical in its potential effect on our financial position or results of operations:

Allowance for Loan Losses

The Allowance for Loan Losses (“ALL”) is established through a provision for loan losses based on our evaluation of the risks inherent in TnBank’s loan portfolio, prior loss history and the regional economy. The ALL is maintained at an amount we consider adequate to cover loan losses which are deemed probable and estimable. The allowance is based upon a number of factors, including asset classifications, economic trends, industry experience and trends, industry and geographic concentrations, estimated collateral values, our assessment of the credit risk inherent in the portfolio, historical loan loss experience, and TnBank’s underwriting policies.

All loans in the portfolio are assigned an allowance percentage requirement based on the type of underlying collateral and payment terms. Furthermore, loans are evaluated individually and are assigned a credit grade using such factors as the borrower’s cash flow, the value of the collateral and the strength of any guarantee. Loans identified as having weaknesses, or adverse credit grades, are assigned a higher allowance percentage requirement than loans where no weaknesses are identified. We routinely monitor our loan portfolio to determine if a loan is deteriorating, therefore requiring a higher allowance requirement. Factors we consider are payment status, collateral value and the probability of collecting scheduled principal and interest payments when due.

The allowance percentage requirement changes from period to period as a result of a number of factors, including: changes in the mix of types of loans; changes in credit grades within the portfolio, which arise from a deterioration or an improvement in the performance of the borrower; changes in the historical loss percentages and delinquency trends; current charge offs and recoveries; and changes in the amounts of loans outstanding.

Although we believe that we have established and maintained the ALL at adequate levels, future adjustments may be necessary if economic, real estate and other conditions differ substantially from the current operating environment. We will continue to monitor and modify our ALL as conditions dictate.

NET INTEREST INCOME

Net interest income was $1.4 million for the three months ended June 30, 2008, a decrease of approximately 22.8% or $400,000 over the same period in 2007.  Net interest income for the six months ended June 30, 2008 was $2.8 million as compared to $3.5 million for the same period in 2007, a decrease of $659,000 or 19.0%.  The decrease in net interest income was due primarily to a decrease in the yield of interest earning assets. The net interest margin (annualized) declined to 2.93% as of June 30, 2008 as compared to 3.81% for June 30, 2007.  Yield on interest earning assets (annualized) declined to 6.24% as of June 30, 2008, as compared to 7.48% as of June 30, 2007.  Average loans decreased approximately $1.4 million to $145.2 million at June 30, 2008, as compared to $146.6 million at June 30, 2007. Average loans were approximately 75% of total earning assets at June 30, 2008 and 80% at June 30, 2007.

The yield on average earning assets decreased 124 basis points for the first two quarters of 2008 as compared to the first two quarters of 2007. The decrease in the overall interest rate environment from the prior year period has significantly decreased overall yields on the loan portfolio and federal funds sold.  Yields on average loans decreased 140 basis points from June 30, 2007 to June 30, 2008, while yields on federal funds sold, on which rates can change overnight, decreased 221 basis points for the same period.  Due to a management strategy focusing on purchasing investments with higher yields and extended maturities because of the declining interest rate environment, investment yields have increased 40 basis points from 4.62% at June 30, 2007, to 5.02% at June 30, 2008.

Total interest expense was approximately $3.2 million for the first two quarters of 2008 as compared to $3.4 million for the same period in 2007, which is a decrease of $189,000 or 6%.  Although the volume of interest bearing liabilities has increased slightly, the rate on interest bearing liabilities has declined causing total interest expense to decrease.  Average interest bearing deposits decreased from $146.9 million for the first six months of 2007 to $144.2 million for the same period in 2008, while the rate on average interest bearing deposits decreased 46 basis points from 4.07% at June 30, 2007, to 3.61% at June 30, 2008.  Average securities sold under agreements to repurchase and other borrowings were $27.9 million at June 30, 2008 as compared to $15.1 million at June 30, 2007, an increase of $12.8 million or 85.1%.  The rate on average securities sold under agreements to repurchase and other borrowings decreased 78 basis points from 4.95% at June 30, 2007 to 4.17% at June 30, 2008. The average cost of funds decreased 46 basis points from 3.87% to 3.41% at June 30, 2007 and 2008, respectively.  This decrease is directly related to the declining interest rate environment.

The following table sets forth certain information relating to the Company's consolidated average interest-earning assets and interest-bearing liabilities and reflects the average yield on assets and average cost of liabilities for the periods indicated.

	Six Months Ended
(in thousands)	June 30, 2008			June 30, 2007
	Average balance	Interest	Yield/ Rate (Annualized)	Average balance	Interest	Yield/ Rate (Annualized)
Bank owned certificates of deposit	$ 4,580	$ 77	3.38%	$ -	$ -	-

Fed funds sold	4,658	71	3.07%	13,990	369	5.28%

Investment Securities	37,283	930	5.02%	21,391	490	4.62%

Federal Home Loan Bank Stock	797	33	8.33%	670	20	6.02%

Loans	145,246	4,864	6.73%	146,612	5,957	8.13%

Total earning assets	192,564	5,975	6.24%	182,663	6,836	7.48%

Other assets	$ 12,402			$ 10,956

Total Assets	$ 204,966			$193,619

Interest-bearing deposits	$ 144,241	2,592	3.61%	$ 146,925	2,987	4.07%

Securities sold under agreements to repurchase and other borrowings	27,916	579	4.17%	15,078	373	4.95%

Total Interest Bearing Liabilities	172,157	3,171	3.70%	162,003	3,360	4.15%

Noninterest Bearing Deposits	14,845			13,760

Cost of funds			3.41%			3.87%

Other liabilities	1,359			1,472

Total Stockholders' Equity	16,605			16,384

Total Liabilities and Stockholders' Equity	$ 204,966			$193,619

Net interest income		$ 2,804			$3,476

Net interest spread			2.54%			3.33%

Net interest margin			2.93%			3.81%

The Company's profitability is dependent to a large extent upon net interest income, which is the difference between its interest income on interest earning assets and interest expense on interest bearing liabilities. During the latter half of 2007 and the first two quarters of 2008, interest rates have declined 325 basis points as determined by the Federal Reserve Bank. The Company will be affected by changes in levels of interest rates and other economic factors beyond its control, particularly to the extent that such factors affect the overall volume of its lending and deposit activities.

The Company’s Asset/Liability Committee (“ALCO” committee) follows the Asset/Liability Management Policy approved by the board of directors. The ALCO committee is scheduled to meet at least quarterly or more often as considered necessary to discuss asset/liability management issues and make recommendations to the board of directors regarding prudent asset/liability management policies and procedures. Some of the issues the ALCO committee considers include: local and national economic forecasts; interest rate forecasts and spreads; mismatches between the maturities of the Company’s assets (loans, and investments) and liabilities (deposits); anticipated loan demands; and the liquidity position of the Company.

The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring an institution's interest rate sensitivity "gap."  An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period.  The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that time period.  A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities.  A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets.  During a period of rising interest rates, a negative gap would tend to adversely affect net interest income while a positive gap would tend to result in an increase in net interest income.  During a period of falling interest rates, a negative gap would tend to result in an increase in net interest income while a positive gap would tend to adversely affect net interest income. As of June 30, 2008, the Company has a positive gap for the next twelve month period.

PROVISION FOR LOAN LOSSES

Provision for loan losses was $797,000 for the first two quarters of 2008, compared to $318,000 for the first two quarters of 2007. The balance of the allowance for loan losses at June 30, 2008 was $2.23 million (1.56% of gross loans) compared to $2.28 million (1.54% of gross loans) at December 31, 2007. Net charge-offs for the first six months of 2008 were $856,000 compared to $183,000 for the first six months of 2007. As a percentage of average loans, the annualized rate of net charge-offs was 1.19% for the first two quarters of 2008 as compared to a 0.25% ratio for the same period 2007.  The increase in the provision for loan losses and charge-offs is attributable to a general economic slowdown affecting mainly consumer loans and residential and construction real estate loans.

Analysis of the Allowance for Loan Losses

	Six Months Ended June 30,
	(in thousands)
	2008	2007
Average Loans Outstanding	$145,246	$146,503

Allowance at beginning of period	2,284	1,577

Charge-offs:
Commercial, financial and agricultural	97	-
Real Estate – construction	321	-
Real Estate – residential	192	107
Real Estate – nonfarm, nonresidential	8	-
Installment – consumer	248	87
Total charge-offs	866	194

Recoveries:
Commercial, financial and agricultural	3	-
Real Estate – construction	-	-
Real Estate – residential	-	2
Real Estate – nonfarm, nonresidential	-	-
Installment – consumer	7	9
Total Recoveries	10	11

Net charge-offs	856	183
Provision for loan losses	797	318
Balance at end of period	$2,225	$1,713

Ratio of net charge-offs during the period to average loans outstanding during the period	0.59%	0.12%

As of June 30, 2008, management's review of the allowance for loan losses concluded that the balance was adequate to provide for potential losses based upon an evaluation of risk in the loan portfolio. Despite our credit standards, internal controls, and continuous loan review process, the inherent risk in the lending process results in periodic charge-offs. Through the provision for loan losses, we maintain a reserve for loan losses that management believes is adequate to absorb losses within the loan portfolio. In addition, various regulatory agencies, as an integral part of their examination procedures, periodically review our reserve for loan losses, and based on their judgment may require us to recognize additions to the reserve for loan losses. Management completes a formal analysis of the reserve for loan losses adequacy on a monthly basis. A portion of this analysis is maintained as an unallocated reserve to recognize the imprecision in estimating the allowance for loan losses. Management strives on an ongoing basis to identify potential problems in its loan portfolio, resulting in more specific analysis of reserve amounts for specific loans.

NONINTEREST INCOME

Total noninterest income was approximately $178,000 for the quarter ended June 30, 2008 as compared to $332,000 for the same period in 2007. For the six months ended June 30, 2008, total noninterest income decreased $83,000 to $484,000 from $567,000 for the six months ended June 30, 2007.  This decrease is due primarily to losses taken on repossessed assets and other real estate owned and a decrease in retail investment fee income and fees on sales of mortgage loans..

NONINTEREST EXPENSE

For the three months ended June 30, 2008, noninterest expense totaled approximately $1.5 million, a decrease of $91,000, or 5.6%, from $1.6 million for the three months ended June 30, 2007.  For the six months ended June 30, 2008, noninterest expense was $3.12 million as compared to $3.17 million for the six months ended June 30, 2007, a decrease of $50,000 or 1.6%.  Noninterest expense (annualized) as a percent of total average assets was 3.03% at June 30, 2008 as compared to 3.38% June 30, 2007. The decrease in noninterest expense during the periods in 2008 as compared to the same periods in 2007 can be primarily attributed to decreases in advertising, supplies and postage, and loan expense.  These decreases are a direct result of a management decision to monitor and reduce noninterest expense where possible.

INCOME TAXES

The Company recognizes income taxes under the asset and liability method established in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of our assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. Our deferred tax assets are reviewed quarterly and adjustments to such assets are recognized as deferred income tax expense or benefit based on management's judgment relating to the ability to realize such assets.

We recognized an income tax benefit of $282,000 and an income tax expense of $65,000 for the quarter ended June 30, 2008 and 2007, respectively.  For the six months ended June 30, 2008, the income tax benefit was $306,000 as compared to an income tax expense of $164,000 for the same period in 2007.  The effective income tax rate for the Company was (48.9%) for the first six months of 2008 and 30.1% for the first six months of 2007.  The unusual effective income tax rate for the period ending June 30, 2008, is a result of approximately $214,000 of tax exempt state and county municipal bond interest and dividends on U.S. Government agency preferred stock received during the period.

BALANCE SHEET ANALYSIS - COMPARISON OF JUNE 30, 2008 TO DECEMBER 31, 2007

Assets totaled $199.7 million at June 30, 2008 as compared to $202.8 million at December 31, 2007, a decrease of $3.1 million or 1.5%. The primary categories of asset reduction were an $8.9 million decrease in fed funds sold and a $6.8 million decrease in net loans.  A majority of these decreases were offset by a $5.1 million increase in cash and due from banks and a $5.9 million increase in available for sale securities.

INVESTMENT SECURITIES

Investment securities were approximately $38.8 million, or 19.4% of total assets, at June 30, 2008, an increase of $5.9 million from December 31, 2007. We purchased $20.9 million in investment securities during the first two quarters of 2008, while maturities, calls, sales and principal pay-downs provided cash of $14.3 million.

The investment portfolio is comprised of U.S. Government and federal agency obligations and mortgage-backed securities issued by the Federal Home Loan Mortgage Corporation (FHLMC), the Federal Home Loan Bank (FHLB), the Federal Farm Credit Bank (FFCB), the Government National Mortgage Association (GNMA) and the Federal National Mortgage Association (FNMA). We also invest in tax-free, bank-qualified state, county and municipal bonds, U.S. Government agency preferred stock, and investment grade corporate debt securities. Mortgage-backed issues comprised 56.7% of the portfolio at June 30, 2008 and 45.6% at December 31, 2007.

At June 30, 2008 and December 31, 2007, 100% of our portfolio was classified as available for sale and is reflected on the balance sheet at fair value with net unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity, net of applicable deferred income taxes. The unrealized loss on investment securities available for sale was $993,000 at June 30, 2008, compared to an unrealized loss of $36,000 as of December 31, 2007, primarily as a result of changes and volatility in the mortgage-backed securities market. The fair value of securities fluctuates with the movement of interest rates. During the first two quarters of 2008, the interest rate environment has been less favorable creating an unrealized loss for bonds held at higher rates.

LOANS

During the first six months of 2008, loans decreased $6.8 million to $139.2 million at June 30, 2008.

Loans by Type

	June 30, 2008	December 31, 2007
	(In thousands)
Loans secured by real estate:
Commercial properties	$38,719	$34,350
Construction and land development	32,895	41,325
Residential and other properties	50,257	51,917
Total loans secured by real estate	121,871	127,592

Commercial and industrial loans	11,815	9,541
Consumer loans and other	7,757	11,179

Less: Allowance for loan losses	(2,225)	(2,284)
Unearned loan fees	(60)	(77)
Net loans	$139,158	$145,951

Included in the above may be loans which have been classified as impaired, pursuant to SFAS No. 114.

Non-Performing Assets

	June 30, 2008	December 31, 2007
	(In thousands)
Non-accrual loans (1)	$3,064	$3,230
Loans past due greater than 90 days past due and still accruing interest	20	1,016
Restructured loans	184	172
Other real estate owned	1,692	363

Total	$4,960	$4,781

(1) Included in non-accrual loans are $3,064,000 and $3,230,000 of loans considered impaired as of June 30, 2008 and December 31, 2007, respectively.

A loan is generally placed on non-accrual status and ceases accruing interest when loan payment performance is deemed unsatisfactory. All loans past due 90 days, however, are placed on non-accrual status, unless the loan is both well collateralized and in the process of collection. Cash payments received while a loan is classified as non-accrual are recorded as a reduction of principal as long as doubt exists as to collection. We had Other Real Estate Owned of $1.7 million at June 30, 2008, as compared with $363,000 at December 31, 2007. We have three relationships that are considered restructured as defined by accounting standards.  The classification as restructured was brought on by changes in the terms of the loans precipitated by deterioration in the borrowers’ financial condition.

DEPOSITS

Deposits decreased approximately $9.4 million to $153.8 million at June 30, 2008, from $163.2 million at December 31, 2007. This decrease is a result of the declining interest rate environment and increased competition for deposits.  Core deposits, which include regular savings, money market, NOW and demand deposits, were $57.1 million, or 37.1% of total deposits, at June 30, 2008. Core deposits were $59.1 million or 36.2% of total deposits at December 31, 2007. Time deposits totaled $96.7 million at June 30, 2008, a decrease of approximately $7.4 million from $104.1 million at December 31, 2007.

Deposit Balances By Type

	June 30, 2008	December 31, 2007*
Demand Deposits:	(In thousands)
Noninterest bearing demand accounts	$13,832	$16,727
NOW and money market accounts	39,467	38,846
Savings accounts	3,773	3,522
Total demand deposits	57,072	59,095

Term Deposits:
Less than $100,000	57,322	55,003
$100,000 or more	39,395	49,087
Total Term Deposits	96,717	104,090

Total Deposits	$153,789	$163,185

CAPITAL

During the first six months of 2008, stockholders' equity decreased $1.0 million to $15.7 million at June 30, 2008, from $16.7 million at December 31, 2007. The change in stockholder’s equity was due primarily to a net loss of $320,000 and a $637,000 decrease in accumulated other comprehensive income.

Regulatory Capital
TnBank
(Wholly-Owned Subsidiary of Tennessee Valley Financial Holdings, Inc.)

	At June 30, 2008
	Bank	Well-Capitalized Levels	Minimum Regulatory Requirement

Total Capital as a percentage of risk-weighted assets	13.4%	10.0%	8.0%
Tier 1 Capital as a percentage of risk-weighted assets	12.4%	6.0%	4.0%
Tier 1 Capital to average assets	8.8%	5.0%	4.0%

	At December 31, 2007
	Bank	Well-Capitalized Levels	Minimum Regulatory Requirement

Total Capital as a percentage of risk-weighted assets	13.1%	10.0%	8.0%
Tier 1 Capital as a percentage of risk-weighted assets	11.9%	6.0%	4.0%
Tier 1 Capital to average assets	9.5%	5.0%	4.0%

LIQUIDITY AND CAPITAL RESOURCES

Our primary sources of liquidity are deposit accounts, available-for-sale securities, principal and interest payments on loans and investment securities, Fed Fund lines, and Federal Home Loan Bank advances.

At June 30, 2008, we held $38.8 million in available-for-sale securities. Deposits decreased approximately $9.4 million during the first six months of 2008. We had $18.5 million of available federal funds lines and approximately $10.0 million of available borrowings from the Federal Home Loan Bank as of June 30, 2008.

We can also enter into repurchase agreement transactions should the need for additional liquidity arise. At June 30, 2008, the Company had $991,000 in repurchase agreement balances outstanding.

At June 30, 2008, the Company had capital of $15.7 million, or 7.9% of total assets as compared to $16.7 million, or 8.3% at December 31, 2007. Tennessee chartered banks that are insured by the FDIC are subject to minimum capital maintenance requirements. Regulatory guidelines define the minimum amount of qualifying capital an institution must maintain as a percentage of risk-weighted assets and average total assets.

EFFECT OF NEW ACCOUNTING STANDARDS

In December 2007, the FASB issued SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133"), Implementation Issue No. E23, "Hedging - General:  Issues Involving the Application of the Shortcut Method under Paragraph 68" ("Issue E23").  Issue E23 amends SFAS 133 to explicitly permit use of the shortcut method for hedging relationships in which interest rate swaps have nonzero fair value at the inception of the hedging relationship, provided certain conditions are met.  Issue E23 was effective for hedging relationships designated on or after January 1, 2008.  The implementation of this guidance did not have a material impact on our consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133" ("SFAS 161").  SFAS 161 expands quarterly disclosure requirements in SFAS 133 about an entity's derivative instruments and hedging activities.  SAFS 161 is effective for fiscal years beginning after November 15, 2008.  The Company is currently assessing the impact of SFAS 161 on its consolidated financial position and results of operations.

In November 2007, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 109, "Written Loan Commitments Recorded at Fair Value Through Earnings" ("SAB 109").  SAB 109 expresses the current view of the staff that the expected net future cash flows related to the associated servicing of the loan should be included in the measurement of all written loan commitments that are accounted for at fair value through earnings.  SEC registrants are expected to apply the views in Question 1 of SAB 109 on a prospective basis to derivative loan commitments issued or modified in fiscal quarters beginning after December 15, 2007.  The implementation of this guidance did not have a material impact on the Company's consolidated financial statements.

ITEM 4(T) – CONTROLS AND PROCEDURES.

The Company maintains a system of internal controls and procedures designed to provide reasonable assurance as to the reliability of our published financial statements and other disclosures included in this report. The Company’s Board of Directors, operating through its Audit Committee, which is composed entirely of independent outside directors, provides oversight of the Company’s financial reporting process.

Management, including the Company’s President and Chief Executive Officer and the Chief Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of the end of the period covered by this report. Based upon that evaluation, the President and the Chief Executive Officer and Chief Financial Officer concluded that the disclosure controls and procedures were effective, in all material respects, to ensure that information required to be disclosed in the reports the Company files and submits under the Exchange Act is recorded, processed, summarized and reported as and when required and that the controls and procedures ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

There have been no changes in the Company’s internal control over financial reporting identified in connection with the evaluation that occurred during the Company’s last fiscal quarter that has materially affected, or that is reasonably likely to materially affect, the Company’s internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1.        Legal Proceedings
                    None.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds
                     None.

Item 3.	Defaults Upon Senior Securities
                    None.

Item 4.	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders was held on May 13, 2008, at which the following two proposals were presented and acted upon.

Proposal 1. To elect eight directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified:	For	Against	Abstain
Larry Beeman	982,278	--	58,256
A.P.Cappiello	976,555	--	63,979
J. Frank Jamison	977,347	--	63,187
Terry Kerbs	975,648	--	64,885
Janice McNally	972,611	--	67,923
Dug Moye	980,518	--	60,016
Thomas E. Tuck	1,039,634	--	900
Bob Witt	978,848	--	61,685

Proposal 2. To ratify the appointment of Dixon-Hughes, PLLC, as auditors for the Company for 2008:	For	Against	Abstain
	1,005,392	--	35,142

Item 5.      Other Information
                   None.

Item 6.       Exhibits

31.1	Section 302 Certification of the Chief Executive Officer
31.2	Section 302 Certification of the Chief Financial Officer
32.1	Section 906 Certification of the Chief Executive Officer
32.2	Section 906 Certification of the Chief Financial Officer

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                                                                                             Tennessee Valley Financial Holdings, Inc.

Date: September 11, 2008                                                                                                                      By: /s/Kenneth F. Scarbro
                                                                                                                                                                    Kenneth F. Scarbro, Chief Financial Officer and Vice President

APPENDIX D
     United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 10-KSB

☒ Annual Report Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

                                    For the Fiscal Year ended December 31, 2007

☐ Transition Report Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                        For the Transition Period From _________To ________

Commission File Number 000-49863

Tennessee Valley Financial Holdings, Inc.
(Exact name of small business issue as specified in charter)

Tennessee	45-0471419
(State or other jurisdiction of incorporation or organization)	(I.R S. Employer Identification No.)

401 South Illinois Avenue Oak Ridge, TN	37830
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 865-483-9444

Securities registered pursuant to Section 12(g) of the Act: Common Stock (par value $1.00 per share)

The registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Check if there is no disclosure of delinquent filers in response to items 405 of Regulation S-B contained in this form, and no disclosure will be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).         Yes ☐   No  ☒

The registrant’s revenues for the most recent fiscal year were $14,557,000.

At March 31,2008, the aggregate market value of the voting stock held by non-affiliates of the registrant was approximately $9,749,696.

As of March 31,2008, registrant had 1,510,431 shares of its $1.00 par value common stock outstanding.

Documents Incorporated by Reference: Proxy Statement related to 2008 Annual Meeting of Shareholders.

PART I

ITEM 1.                      DESCRIPTION OF BUSINESS

General

Tennessee Valley Financial Holdings, Inc. is a Tennessee business corporation formed for the purpose of acquiring TNBank, a Tennessee banking corporation, which we refer to as the “Bank,” by means of a share exchange thereby becoming a registered bank holding company under the Federal Reserve Act. On April 30, 2002, the shareholders of the Bank approved a plan of share exchange under which they exchanged their shares of the Bank, on a one for one basis, for our common shares. The exchange became effective on May 9, 2002. Our only activity is owning the Bank.

The Bank commenced operations as a state chartered bank on May 30, 1995. The Bank’s deposit accounts are insured under the Federal Deposit Insurance Act, up to the maximum applicable limits thereof. The Bank is not currently a member of the Federal Reserve System. The Bank has its main office, located in Oak Ridge, and four branch locations, one in Oak Ridge, two located in Knoxville and one located in Maryville.

Our customer base consists of small to medium sized businesses in industries like retail, manufacturing, distribution, and residential real estate construction as well as professionals like doctors, lawyers and accountants. We also serve consumers with our various banking services and products, such as residential real estate mortgages. Our lending activities consist mainly of residential real estate loans, commercial loans and loans to consumers. The majority of our loans are collateralized by real estate. Additionally, we will secure loans with automobiles, commercial equipment, inventory, accounts receivable and other types of collateral. We will also make unsecured loans, but typically only on a limited basis. To mitigate the inherent risk involved in lending activities, we employ a risk management program aimed at identifying, recognizing and reducing these risks where possible.

We offer long term, fixed rate mortgage loans to our customers. Through relationships we have with secondary market investors, we originate mortgage loans and subsequently sell them to secondary market investors for which we receive fee income. We do not retain any servicing rights on these loans sold.

We offer a wide variety of competitive retail and commercial banking services. We offer deposit services including various types of checking, savings, money market, certificate of deposit and individual retirement accounts. Our lending services include consumer installment loans, various types of mortgage loans, personal lines of credit, home equity loans and lines of credit, credit cards, real estate construction and various types of customized commercial loans to small and medium sized businesses and professionals. We also offer safe deposit box, automated teller machine (ATM) services, and drive-thru services at all branch locations.  We provide VISA credit cards and are a merchant depository for their credit card drafts. We also offer banking services for our customers on the internet at our World Wide Web address, www.tnbank.net. Customers enrolled in the internet banking product can check balances and activity for their deposit and loan accounts, transfer funds between accounts, pay bills electronically, and access other typical internet banking services. We have trust powers but do not have a trust department presently. We offer retail investment services through a broker/dealer relationship with Linsco/Private Ledger Corporation. These services include brokerage transactions in common stocks, mutual funds and bonds, as well as financial planning services.

The Bank is subject to the regulatory authority of the Tennessee Department of Financial Institutions, which we refer to as the “TDFI” and the Federal Deposit Insurance Corporation, which we refer to as the “FDIC.”

The Company’s principal executive offices are located at the Bank, at 401 S. Illinois Avenue, Oak Ridge, Tennessee, 37830, and its phone number is (865) 483-9444.

Market Area

Our primary service area encompassing Anderson, Roane, Knox and Blount Counties, includes the cities of Oak Ridge in Anderson and Roane Counties, Clinton in Anderson County and Knoxville and Farragut in Knox County, and Maryville and Alcoa in Blount County. Oak Ridge has long been known for its intellectual resources and strong educational system. The city has been long recognized as a research center, in a large part due to the Oak Ridge National Laboratory and the United States Department of Energy facilities that began during the Manhattan Project. Oak Ridge’s population has remained at around 28,000 for several years. Much of the Oak Ridge economy is related to the federal facilities located here associated with the United States Department of Energy. This makes the Oak Ridge economy somewhat more reliant upon federal budget appropriations, political decisions and international events than typical economic factors. During the early 1990’s, these facilities saw reductions in their workforce but recently have had steadier levels of employment.

Employees

At December 31, 2007 we had 59 full-time employees and seven part-time employees. Our employees are not represented by any union or other collective bargaining agreement and we believe our employee relations are satisfactory.

Loan Activities

General. Our primary business emphasis is on making commercial business, commercial real estate and consumer loans. As of December 31, 2007, the net loan portfolio totaled $146.0 million, or 72% of total assets.

Loan Underwriting. Loan activities are subject to underwriting standards and loan origination procedures prescribed by the board of directors and management. We obtain loan applications to determine the borrower's ability to repay, and we verify the more significant items on these applications through the use of credit reports, financial statements and confirmations. Our loan policy for real estate loans generally requires that collateral be appraised by an independent, outside appraiser approved by the board of directors.

Loans are approved at various management levels up to and including the board of directors, depending on the amount of the loan. Loan approvals are made in accordance with delegated authority approved by the board of directors. Generally, loans less than $200,000 are approved by certain authorized officers. The President has individual loan authority up to $200,000. Generally, loans over $200,000 require approval by a committee of the board of directors.

General Loan Policies. For real estate loans, our policy is to have a valid mortgage lien on real estate securing a loan and to obtain a title insurance policy on loans in excess of $100,000, which insures the validity and priority of the lien. Borrowers must also obtain hazard insurance policies prior to closing, and when the property is in a flood prone area, we require flood insurance. Some real estate loans also require the borrower to advance funds on a monthly basis, together with each payment of principal and interest, to a mortgage escrow account from which we make disbursements for items like real estate taxes and property insurance.

We are permitted to lend up to 90% of the appraised value of the real property securing a mortgage loan. The loan-to-value ratio on a home secured by a junior lien generally does not exceed 80% of the collateral, including the amount of the first mortgage. With respect to home loans granted for construction or combination construction/permanent financing, we will lend up to 80% of the appraised value of the property on an “as completed” basis. The loan-to-value ratio on multi-family residential and commercial real estate loans is generally limited to 80% of value. Consumer loans are considered to be loans to natural persons for personal, family or household purposes, and these loans may be unsecured or secured by real or personal property.

The maximum amount which we could have loaned directly to any one borrower as of December 31, 2007, was approximately $4.6 million. Our largest loan relationship is $2.4 million consisting of several loans secured by commercial real estate and residential real estate, which were made prior to December 31, 2007.

Interest rates charged on loans are affected principally by competitive factors, the demand for loans and the supply of funds available for lending purposes. These factors are, in turn, affected by general economic conditions, monetary policies of the federal government, including the Federal Reserve Board, legislative tax policies and government budgetary matters.

       Residential Real Estate Loans. We currently originate fixed-rate residential mortgage loans and adjustable rate mortgage loans for terms of up to 30 years. As of December 31, 2007, $47.7 million or 33% of the total loan portfolio consisted of one-to-four family residential real estate loans. As of this date, approximately $26.3 million, or 55% of these loans were adjustable rate mortgage loans.

Consumer Loans. We make various types of consumer loans, including automobile and boat loans, but primarily home equity loans. We originate consumer loans to provide a range of financial services to customers and create stronger ties to our customers. In addition, the shorter term and normally higher interest rates on these loans help maintain a profitable spread between our average loan yield and our cost of funds. The terms of consumer loans generally range from one to five years. Underwriting standards for consumer loans include an assessment of the applicant's repayment history on other debts and ability to meet existing obligations and payments on the proposed loans. Although the applicant's creditworthiness is a primary consideration, the underwriting process also includes a comparison of the value of the security, if any, to the proposed loan amount. Consumer loans generally involve more credit risks than mortgage loans because of the type and nature of the collateral or absence of collateral. Consumer loan repayments are dependent on the borrower's continuing financial stability, and are likely to be adversely affected by job loss, divorce and illness. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. In most cases, any repossessed collateral will not provide an adequate source of repayment of the outstanding loan balance. As of December 31, 2007, consumer loans amounted to $25.3 million or 17% of the total loan portfolio.

Commercial Business Loans. Commercial loans are business loans that are not secured by real estate and are dependent on business cash flows for repayment. At December 31, 2007, the largest commercial relationship was $662,000 secured by inventory and equipment. As of December 31, 2007, we had $29.4 million in commercial loans or 20% of the total loan portfolio.

Commercial Real Estate Loans. Commercial real estate loans are secured primarily by office, medical and retail business properties located in Anderson, Knox, Roane, and Blount Counties. These types of loans amounted to $12.5 million or 9% of the total loan portfolio as of December 31, 2007. Commercial real estate loans may be amortized for up to 25 years, but frequently mature in three to six years. We generally do not offer fixed-rate commercial real estate or multi-family real estate loans.

        Income from Loan Activities. We earn fees in connection with loan commitments and originations, loan modifications, late payments, changes of property ownership and for miscellaneous services related to loans. Income from these activities varies from period to period with the volume and type of loans originated, sold and purchased, which in turn is dependent upon prevailing interest rates and their effect on the demand for loans in our primary service area.

We typically charge loan fees at the time of loan origination which may be a flat fee or a percentage of the amount of the loan. Under current accounting standards, the total amount of fees for long term mortgage loans we retain cannot typically be recognized as income immediately; rather, we defer a portion of the fees and take these fees into income over the contractual life of the loan, using a level yield method. If loans are prepaid or refinanced, we take all remaining deferred fees into income at that time.

        Nonperforming Loans and Real Estate Owned. When a borrower fails to make a required payment on a loan, our loan officers and collection department attempt to collect the payment by contacting the borrower. If a payment on a loan has not been received by the end of a grace period (usually 10 days from the payment due date), notices are sent at that time, with follow-up contacts made thereafter. In most cases, delinquencies are cured promptly. If the delinquency exceeds 29 days and is not cured through normal collection procedures, more formal measures are instituted to remedy the default. We will then attempt to negotiate with the delinquent borrower to establish a satisfactory payment schedule. We take steps ranging from working out a reasonable payment agreement to foreclosure.

We generally place a loan on nonaccrual status and cease accruing interest when we deem loan payment performance is unsatisfactory. We place all loans past due 90 days, however, on nonaccrual status, unless the loan is both well collateralized and in the process of collection. Cash payments received while a loan is classified as nonaccrual are recorded as a reduction of principal as long as doubt exists as to collection.

If foreclosure is required, when completed, the property is sold at a public auction in which we will generally participate as a bidder. If we are the successful bidder, we then include the acquired real estate property in the other real estate owned “OREO” account until we sell the property. We are permitted under federal regulations to finance sales of real estate owned by “loans to facilitate,” which may involve more favorable interest rates and terms than generally would be granted under normal underwriting guidelines.

Competition

We compete with five commercial banks and four credit unions in our primary market area of Oak Ridge. In addition to these local competitors, banks from other market areas also compete with us. In addition to traditional providers (i.e. banks, credit unions, thrifts), other financial services companies like insurance companies, brokerages and finance companies compete with us. We anticipate that competition from providers of financial services over the World Wide Web will intensify in the future. One of the results of increasing competition is the lowering of our net interest margin, as consumers have more choices for deposits (thus increasing the cost) and loans (lowering the income). We attempt to mitigate these factors by emphasizing our service and relationship style of banking services.

We contemplate that we may seek to enter businesses closely related to banking or to acquire existing businesses already engaged in these activities. Some of the activities that the Federal Reserve has determined by regulation to be so closely related to the business of banking include making or servicing loans and certain types of leases, engaging in certain insurance and discount brokerage activities, performing certain data processing services, acting in certain circumstances as a fiduciary or investment or financial advisor, owning savings associations and making investments in certain corporations for project designed primarily to promote community welfare. Any acquisition by us will require prior approval of the Federal Reserve Board and, in some instances, other regulatory agencies. In addition, we will be competing with other bank holding companies, many of which have far greater assets and financial resources than we and whose common stock may be more widely traded than ours in attempting to acquire other permissible entities, and engaging in activities closely related to banking. Currently there are no definitive agreements for the acquisition of any entities and we cannot assure you that we will acquire any entity in the future.

Supervision and Regulation

Bank Holding Company Regulation. The Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the “Holding Company Act”), and is registered with the Federal Reserve Board. Its banking subsidiary, the Bank, is subject to restrictions under federal law which limit the transfer of funds by it to the Company and nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments, or asset purchases. Such transfers by any subsidiary bank to its holding company or any non-banking subsidiary are limited in amount to 10% of the subsidiary bank’s capital and surplus and, with respect to the Company and all such nonbanking subsidiaries, to an aggregate of 20% of such bank’s capital and surplus. Furthermore, such loans and extensions of credit are required to be secured in specified amounts. The Holding Company Act also prohibits, subject to certain exceptions, a bank holding company from engaging in or acquiring direct or indirect control of more than 5% of the voting stock of any company engaged in non banking activities. An exception to this prohibition is for activities expressly found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto or financial in nature.

As a bank holding company, the Company is required to file with the Federal Reserve Board semi-annual reports and such additional information as the Federal Reserve Board may require. The Federal Reserve Board also makes examinations of the Company.

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support.

A bank holding company and its subsidiaries are also prohibited from acquiring any voting shares of, or interest in, any banks located outside of the state in which the operations of the bank holding company’s subsidiaries are located, unless the acquisition is specifically authorized by the statutes of the state in which the target is located. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or provision of any property or service. Thus, an affiliate of a bank holding company may not extend credit, lease or sell property, or furnish any services or fix or vary the consideration for these on the condition that (i) the customer must obtain or provide some additional credit, property or services from or to its bank holding company or subsidiaries thereof or (ii) the customer may not obtain some other credit, property, or services from a competitor, except to the extent reasonable conditions are imposed to assure the soundness of the credit extended.

In approving acquisitions by bank holding companies of banks and companies engaged in the banking-related activities described above, the Federal Reserve Board considers a number of factors, including the expected benefits to the public such as greater convenience, increased competition, or gains in efficiency, as weighed against the risks of possible adverse effects such as undue concentration of resources, decreased or unfair competition, onflicts of interest, or unsound banking practices. The Federal Reserve Board is also empowered to differentiate between new activities and activities commenced through the acquisition of a going concern.

The Attorney General of the United States may, within 30 days after approval by the Federal Reserve Board of an acquisition, bring an action challenging such acquisition under the federal antitrust laws, in which case the effectiveness of such approval is stayed pending a final ruling by the courts. Failure of the Attorney General to challenge an acquisition does not, however, exempt the holding company from complying with both state and federal antitrust laws after the acquisition is consummated or immunize the acquisition from future challenge under the anti-monopolization provisions of the Sherman Act.

Sarbanes-Oxley Act of 2002. On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002. This legislation represents a comprehensive revision of laws affecting corporate governance, accounting obligations and corporate reporting. The Sarbanes-Oxley Act is applicable to all companies with equity securities registered, or that file reports under, the Securities Exchange Act of 1934. In particular, the Sarbanes-Oxley Act establishes (i) new requirements for audit committees, including independence, expertise and responsibilities; (ii) additional responsibilities regarding financial statements for the chief executive officer and chief financial officer of the reporting company and new requirements for them to certify the accuracy of periodic reports; (iii) new standards for auditors and regulation of audits; (iv) increased disclosure and reporting obligations for the reporting company and its directors and executive officers, including an accelerated time frame for reporting of insider transactions; and (v) new and increased civil and criminal penalties for violations of the federal securities laws. The legislation also established a new accounting oversight board to enforce auditing standards and restrict the scope of services that accounting firms may provide to their public company audit clients. Because the Company’s common stock is registered with the SEC, it is subject to the requirements of this legislation.

Tennessee Banking Act; Federal Deposit Insurance Act. The Bank is a Tennessee state-chartered bank and is subject to the regulations of and supervision by the FDIC as well as the TDFI, Tennessee’s state banking authority. The Bank is also subject to various requirements and restrictions under federal and state law, including requirements to maintain reserves against deposits, restrictions on the types and amounts of loans that may be granted and the interest that may be charged thereon and limitations on the types of investments that may be made and the types of services that may be offered. Various consumer laws and regulations also affect the operations of the Bank. In addition to the impact of regulation, commercial banks are affected significantly by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

From time to time, legislation is enacted which has the effect of increasing the cost of doing business, limiting or expanding permissible activities or affecting the competitive balance between banks and other financial institutions. Proposals to change the laws and regulations governing the operations and taxation of banks, bank holding companies and other financial institutions are frequently made in Congress, in the Tennessee legislature and before various bank regulatory and other professional agencies. The likelihood of any major legislative changes and the impact such changes might have on the Bank are impossible to predict.

The Bank, as a Tennessee state chartered bank, is subject to primary supervision, periodic examination and regulation by the Commissioner of the TDFI (“Commissioner”) and the FDIC. If, as a result of an examination of a bank, the FDIC should determine that the financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of the Bank’s operations are unsatisfactory or that the Bank or its management is violating or has violated any law or regulation, various remedies are available to the FDIC. Such remedies include the power to enjoin “unsafe or unsound” practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of the Bank, to assess civil monetary penalties, to remove officers and directors and ultimately to terminate the Bank’s deposit insurance. The Commissioner has many of the same remedial powers, including the power to take possession of a bank whose capital becomes impaired. As of March 19, 2008, the Bank is not the subject of any such action by the FDIC or the Commissioner.

 The deposits of the Bank are insured by the FDIC in the manner and to the extent provided by law. For this protection, the Bank pays a semiannual statutory assessment. Although the Bank is not a member of the Federal Reserve System, it is nevertheless subject to certain regulations of the Federal Reserve Board.

Various requirements and restrictions under the laws of the State of Tennessee and the United States affect the operations of the Bank. State and federal statutes and regulations relate to many aspects of the Bank’s operations, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices and capital requirements. Further, the Bank is required to maintain certain levels of capital.

Tennessee law contains limitations on the interest rates that may be charged on various types of loans and restrictions on the nature and amount of loans that may be granted and on the types of investments which may be made. The operations of banks are also affected by various consumer laws and regulations, including those relating to equal credit opportunity and regulation of consumer lending practices. All Tennessee banks must become and remain insured banks under the FDIA. (See 12 U.S.C. §1811, et seq.).

FIRREA. Congress enacted the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”) on August 9, 1989. FIRREA provides that a depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonable expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC insured depository institution or (ii) any assistance provided by the FDIC to a commonly controlled FDIC insured depository institution in danger of default. FIRREA provides that certain types of persons affiliated with financial institutions can be fined by the federal regulatory agency having jurisdiction over a depository institution with federal deposit insurance (such as the Bank) up to $1 million per day for each violation of certain regulations related (primarily) to lending to and transactions with executive officers, directors, principal shareholders and the interests of these individuals. Other violations may result in civil money penalties of $5,000 to $30,000 per day or in criminal fines and penalties. In addition, the FDIC has been granted enhanced authority to withdraw or to suspend deposit insurance in certain cases.

FDICIA. The Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) which was enacted on December 19, 1991, substantially revised the depository institution regulatory and funding provisions of the FDIA and made revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking regulators to take “prompt corrective action” in respect of FDIC-insured depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: “well capitalized,” “adequately capitalized,” “undercapitalized,” “significantly undercapitalized” and “critically undercapitalized.”  Under applicable regulations, a FDIC-insured depository institution is defined to be well capitalized if it maintains a Leverage Ratio of at least 5%, a risk adjusted Tier 1 Capital Ratio of at least 6% and a Total Capital Ratio of at least 10% and is not subject to a directive, order or written agreement to meet and maintain specific capital levels. An insured depository institution is defined to be adequately capitalized if it meets all of its minimum capital requirements as described above. In addition, an insured depository institution will be considered undercapitalized if it fails to meet any minimum required measure, significantly undercapitalized if it is significantly below such measure and critically undercapitalized if it fails to maintain a level of tangible equity equal to not less than 2% of total assets. An insured depository institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

The capital-based prompt corrective action provision of FDICIA and their implementing regulations apply to FDIC-insured depository institutions and are not directly applicable to holding companies which control such institutions. However, the Federal Reserve Board has indicated that, in regulating bank holding companies, it will take appropriate action at the holding company level based on an assessment of the effectiveness of supervisory actions imposed upon subsidiary depository institutions pursuant to such provisions and regulations.

FDICIA generally prohibits an FDIC-insured depository institution from making any capital distribution (including payment of dividends) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to restrictions on borrowing from the Federal Reserve System. In addition, undercapitalized depository institutions are subject to growth limitations and are required to submit capital restoration plans. A depository institution’s holding company must guarantee the capital plan, up to an amount equal to the lesser of 5% of the depository institution’s assets at the time it becomes undercapitalized or the amount of the capital deficiency when the institution fails to comply with the plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution’s capital. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized depository institutions are subject to appointment of a receiver or conservator generally within 90 days of the date on which they became critically undercapitalized.

The Bank believes that at March 19, 2008, the Bank was well capitalized under the criteria discussed above.

FDICIA contains numerous other provisions, including accounting, audit and reporting requirements, termination of the “too big to fail” doctrine except in special cases, limitations on the FDIC’s payment of deposits at foreign branches, new regulatory standards in such areas as asset quality, earnings and compensation and revised regulatory standards for, among other things, powers of state banks, real estate lending and capital adequacy. FDICIA also requires that a depository institution provide 90 days prior notice of the closing of any branches. Various other legislation, including proposals to revise the bank regulatory system and to limit the investments that a depository institution may make with insured funds, is from time to time introduced in Congress. The TDFI and FDIC will examine the Bank periodically for compliance with various regulatory requirements. Such examinations, however, are for the protection of the Bank insurance Fund (“BIF”) and for depositors, and not for the protection of investors and shareholders.

Interstate Act. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (“Interstate Act”), which was enacted on September 29, 1994, among other things and subject to certain conditions and exceptions, permits on an interstate basis (i) bank holding company acquisitions commencing one year after enactment of banks of a minimum age of up to five years as established by state law in any state, (ii) mergers of national and state banks after May 31, 1997 unless the home state of either bank has opted out of the interstate bank merger provision, (iii) branching de novo by national and state banks if the host state has opted-in to this provision of the Interstate Act, and (iv) certain bank agency activities after one year after enactment. The Interstate Act contains a 30% intrastate deposit cap, except for the initial acquisition in the state, restriction that applies to certain interstate acquisitions unless a different intrastate cap has been adopted by the applicable state pursuant to the provisions of the Interstate Act and a 10% national deposit cap restriction. Tennessee has opted-in to the Interstate Act. Management cannot predict the extent to which the business of the Bank may be affected. Tennessee has also adopted legislation allowing banks to acquire branches across state lines subject to certain conditions, including the availability of similar legislation in the other state.

Brokered Deposits and Pass-Through Insurance. The FDIC has adopted regulations under FDICIA governing the receipt of brokered deposits and pass-through insurance. Under the regulations, a bank cannot accept or rollover or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and receives a waiver from the FDIC. A bank that cannot receive brokered deposits also cannot offer “pass-through” insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, an adequately capitalized bank may not pay an interest rate on any deposits in excess of 75 basis points over certain index prevailing market rates specified by regulation. There are no such restrictions on a bank that is well capitalized. Because it believes that the Bank was well capitalized as of March 19, 2008, the Bank believes the brokered deposits regulation will have no material effect on the funding or liquidity of the Bank.

FDIC Insurance Premiums. The Bank is required to pay semiannual FDIC deposit insurance assessments. As required by FDICIA, the FDIC adopted a risk-based premium schedule which increased the assessment rates for most FDIC-insured depository institutions. Under the schedule, the premiums initially range from $.00 to $.27 for every $100 of deposits. Each financial institution is assigned to one of three capital groups - well capitalized, adequately capitalized or undercapitalized - and further assigned to one of three subgroups within a capital group, on the basis of supervisory evaluations by the institution’s primary federal and, if applicable, state supervisors and other information relevant to the institution’s financial condition and the risk posed to the applicable FDIC deposit insurance fund. The actual assessment rate applicable to a particular institution will, therefore, depend in part upon the risk assessment classification so assigned to the institution by the FDIC. Recently the FDIC has passed a resolution to lower premiums.

Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by a federal bank regulatory agency.

Gramm-Leach-Bliley Act. The Gramm-Leach-Bliley Act adopted in November 1999 has been referred to as the most important banking bill in over 60 years. The most significant provisions ratify new powers for banks and bank holding companies, especially in the areas of securities and insurance. The Act also includes requirements regarding the privacy and protection of customer information held by financial institutions, as well as many other providers of financial services. There are provisions providing for functional regulation of the various services provided by institutions among different regulators. There are other provisions which limit the future expansion of unitary thrift holding companies which now prevent companies like Wal-Mart from owning a thrift institution. Finally, among many other sections of the Act, there is some relief for small banks from the regulatory burden of the Community Reinvestment Act. The regulatory agencies have been adopting many new regulations to implement the Act.

USA Patriot Act. On October 26, 2001, President Bush signed the USA PATRIOT Act of 2001 into law. This act contains the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 (the “IMLAFA”). The IMLAFA substantially broadens existing anti-money laundering legislation and the extraterritorial jurisdiction of the United States, imposes new compliance and due diligence obligations, creates new crimes and penalties, compels the production of documents located both inside and outside the United States, including those of foreign institutions that have a correspondent relationship in the United States, and clarifies the safe harbor from civil liability to customers. The U.S. Treasury Department has issued a number of regulations implementing the USA PATRIOT Act that apply certain of its requirements to financial institutions such as our banking and broker-dealer subsidiaries. The regulations impose new obligations on financial institutions to maintain appropriate policies, procedures and controls to detect, prevent and report money laundering and terrorist financing. The Treasury Department is expected to issue a number of additional regulations which will further clarify the USA PATRIOT Act’s requirements.

The IMLAFA requires all “financial institutions,” as defined, to establish anti-money laundering compliance and due diligence programs no later than April 2003. Such programs must include, among other things, adequate policies, the designation of a compliance officer, employee training programs, and an independent audit function to review and test the program. The Bank has established anti-money laundering compliance and due diligence programs to comply with IMLAFA.

General

        The Bank, as a Tennessee state chartered bank, is subject to primary supervision, periodic examination and regulation by the TDFI and the FDIC. If as a result of an examination of a bank, the FDIC should determine the financial condition, capital resources, asset quality, earnings prospects, management, liquidity or other aspects of the Bank’s operations are unsatisfactory or that the Bank or its management is violating or has violated any law or regulation, various remedies are available to the FDIC. Such remedies include the power to enjoin “unsafe or unsound” practices, to require affirmative action to correct any conditions resulting from any violation or practice, to issue an administrative order that can be judicially enforced, to direct an increase in capital, to restrict the growth of the Bank, to assess civil money penalties, to remove officers and directors and ultimately to terminate a bank’s deposit insurance. The Commissioner of the TDFI has many of the same remedial powers, including the power to take possession of a bank whose capital becomes impaired. As of December 31, 2007, the Bank is not the subject of any action by the FDIC or the TDFI.

The deposits of the Bank are insured by the FDIC in the manner and to the extent provided by law. For this protection, the Bank pays a semi-annual statutory assessment. The Bank is subject to certain regulations of the Federal Reserve Board.

Various requirements and restrictions under the laws of the State of Tennessee and the United States affect the operations of the Bank. State and federal statutes and regulations relate to many aspects of the Bank’s operations, including reserves against deposits, interest rates payable on deposits, loans, investments, mergers and acquisitions, borrowings, dividends, locations of branch offices and capital requirements. Further, the Bank is required to maintain certain levels of capital.

Payment of Dividends

Our payment of dividends depends to a great extent on the ability of the Bank to pay dividends to us. The Bank is subject to the provisions of the Tennessee Banking Act, which provides that dividends will be paid out of undivided profits. Capital surplus, however, must equal or exceed 50% of capital stock, and in the event capital surplus falls below 50% of capital stock, no dividends may be paid until net profits have been transferred to capital surplus so that it equals 50% of capital stock. Thereafter, 10% of net profits must be transferred to capital surplus prior to the payment of dividends until capital surplus equals capital stock. The Bank is also subject to the minimum capital requirements of the FDIC, which impact the Bank’s ability to pay dividends to us. If the Bank fails to meet these standards, it may not be able to pay dividends to us or to accept additional deposits because of regulatory requirements.

If, in the opinion of the applicable bank regulatory authority, a depository institution is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the depository institution, could include the payment of dividends), such authority may require that such institution cease and desist from such practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be such an unsafe and unsound practice. Moreover, the Federal Reserve Board and the FDIC have issued policy statements which provide that bank holding companies and insured depository institutions generally should only pay dividends out of current operating earnings.

Our payment of dividends may also be affected or limited by other factors. For example, the Bank is required to maintain adequate capital above regulatory guidelines.

ITEM 2.   DESCRIPTION OF PROPERTY

We operate five full-service banking facilities. We own our two Oak Ridge and one Blount County branch facilities and lease current operating Knoxville locations. We lease both the building and property of our Knoxville Farragut location and lease the land for our Cedar Bluff location while owning the building.

The main office is located at 401 S. Illinois Avenue in Oak Ridge. The 15,000 square foot facility on approximately three acres offers full service banking including ATM, safe deposit, night depository and drive thru services. The main office also houses the operations and bookkeeping department, credit administration, and most other administrative functions.

Our Jackson Square office is located at 900 Oak Ridge Turnpike in Oak Ridge. This 2,000 square foot facility offers full service banking including ATM, safe deposit, night depository, and drive thru services.

Our Farragut branch is located at 11200 Kingston Pike in Knoxville, Tennessee. It is a full service branch with approximately 4,000 square feet. The lease for Farragut is $6,000 monthly with a term of 10 years with two five year renewal options and purchase option after the initial ten year term.

Our Cedar Bluff branch is located at 1005 N. Cedar Bluff Road, Knoxville, Tennessee. This property is leased at $2,917 per month. This lease was made effective March 15, 2004 and has an initial term of 20 years with four successive five-year renewal periods.

Our Blount County office is located at 1311 W. Lamar Alexander Parkway, Maryville, Tennessee.  This 7,600 square foot location is a fully renovated full service banking location including ATM, safe deposit, night depository and drive thru services.  This location was opened in November 2007.

Additionally, we own property located on E. Tri-County Blvd in Oliver Springs. This location was obtained by foreclosure in 2004. The property has a 2,500 square foot commercial garage which we currently utilize for general storage.

ITEM 3.                                                                                                                                LEGAL PROCEEDINGS

From time to time in the normal course of business, we are subject to various regulatory proceedings, lawsuits, claims and other matters. At this time, we do not believe any of these matters will result in a material adverse effect on our business or financial condition.

ITEM 4.                                                                                                                                SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote of security holders during the Company’s last quarter of fiscal year 2007.

PART II

ITEM 5. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

Effective May 22, 2006, the Company completed a two for one stock split. Holders of record on May 1, 2006 received one additional share of Tennessee Valley Financial Holdings, Inc., common stock for each share they held. Additionally, the market value at the time of the split ($28.00) was decreased to $14.00. Based on the structure of this split and stock dividend transaction, all shareholders percentages of ownership were unaffected.

Subsequent to the stock split, the Company had a secondary stock offering to raise additional capital. Upon closing of this general public offering on October 30, 2006, the Company raised approximately $5.6 million in proceeds from the sale of TVFH common stock. An estimated $5.3 million of these proceeds were injected directly into the equity capital structure of the Bank. The Company retained the balance of the net proceeds for working capital and other general corporate purposes.

On March 31, 2008, Tennessee Valley Financial Holdings, Inc., had 1,510,431 shares of common stock outstanding. The Company’s shares began being quoted on the OTC Bulletin Board in November 2006 but are not listed on a national securities exchange. The Company’s stock trades under the symbol “TVFH”. Howe Barnes Hoefer and Arnett, Inc. is the principal market maker for Tennessee Valley Financial Holdings, Inc., stock. As of March 19, 2008, the Company estimates that it had 897 shareholders of record. The following table shows a range of high and low sales prices, based on the best of management’s knowledge for transactions completed prior to Company shares being listed on the OTC Bulletin Board.

	High	Low
2007:
First Quarter	$15.00	$14.38
Second Quarter	14.67	14.38
Third Quarter	14.67	14.00
Fourth Quarter	14.25	12.75

2006:
First Quarter	$14.00	$14.00
Second Quarter	14.00	14.00
Third Quarter	14.00	14.00
Fourth Quarter	14.50	14.00

The payment of cash dividends is subject to the discretion of our board of directors. Our ability to pay dividends is dependent on cash dividends paid to us by the Bank. The ability of the Bank to pay dividends to us is restricted by applicable regulatory requirements. See ITEM 1, “Description of Business – Payment of Dividends.” We paid a dividend of $0.15 per share on January 15, 2007. We cannot assure you that we will declare additional dividends or, if declared, what the amount of the dividend would be or whether dividends would continue in future periods.

The following table provides information about our equity compensation plans as of December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan
Equity compensation plans approved by shareholders	97,200	$11.76	348,474
Equity compensation plans not approved by shareholders	0 ______________	NA ______________	0 ______________
Total	97,200	$11.76	348,474

ITEM 6. MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Forward Looking Statements

This report contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. When used in this discussion, the words “believes”, “anticipates”, “contemplates”, “expects”, and similar expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those projected. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate, and therefore, we cannot assure you that the forward-looking statements set out in this report will prove to be accurate.

Factors that could cause actual results to differ from the results discussed in the forward-looking statements include, but are not limited to:

•	Economic conditions (both generally and more specifically in the markets in which we operate);

•	Competition for our customers from other providers of financial services;

•	Government legislation and regulation (which changes from time to time and over which we have no control);

•	Changes in interest rates; and

•	Material unforeseen changes in liquidity, results of operations, or financial condition of our customers.

These risks are difficult to predict and many of them are beyond our control.

Results of Operations for the Years Ended December 31, 2007 and 2006

General

We are a Tennessee bank holding company which acquired the Bank through a share exchange in May 2002. We are a registered bank holding company under the Federal Reserve Act. Our only activity is owning the Bank which commenced operations on May 30, 1995.

We achieved net income of $243,000 for 2007 as compared to $782,000 for 2006, a decrease of 69%. On a per share basis, we earned $0.16 per common share in 2007 compared to $0.63 per common share in 2006. The decrease in net income for 2007 can primarily be attributed to an increase in the allowance for loan losses related to consumer and real estate construction loans. Although net loans increased to $146.0 million in 2007 from $141.3 million in 2006, a 3% increase, the allowance for loan losses increased to approximately $2.3 million in 2007 from approximately $1.6 million in 2006, a 45% increase.

The table below presents certain key ratios.

	2007	2006

Return on Average Assets	0.13%	0.48%
Return on Average Equity	1.46%	6.74%
Dividend Payout Ratio	28.77%	0.00%
Average Equity to Average Assets	8.63%	7.10%

Earning Assets, Sources of Funds and Net Interest Income

Schedule II presents an analysis of interest earning assets and interest bearing liabilities for the years ended December 31, 2007 and 2006.

Schedule II Average Balances, Interest and Rate/Yield (in Thousands)
	2007			2006
	Average Balance(1)	Interest	Average Yield/Rate	Average Balance (1)	Interest	Average Yield/Rate
Assets
Federal funds sold	$11,181	$583	5.21%	$5,890	$289	4.91%
Investment securities:
Available for sale:
Taxable	13,739	628	4.57%	12,422	515	4.15%
Tax exempt	9,301	410	4.41%	6,837	310	4.52%
FHLB stock	686	42	6.12%	619	35	5.68%
Gross loans, including fees	147,974	11,824	7.99%	128,389	10,341	8.05%
Total interest earnings assets	182,881	$13,487	7.37%	154,157	$11,490	7.45%
All other assets	12,826			10,781
Less:
Reserve for loan losses	1,763			1,492
Unearned fees and interest	112			135

Total assets	$193,832			$163,311

Liabilities and Shareholders' Equity
Interest bearing deposits:
Time deposits	$101,526	$5,131	5.05%	$81,536	$3,678	4.51%
Other deposits	44,135	846	1.92%	45,222	881	1.95%
FHLB advances and
repurchase agreements
and other	15,854	763	4.81%	10,860	534	4.92%
Total interest-bearing
liabilities	161,515	$6,740	4.17%	137,618	$5,093	3.70%
Non-interest bearing
deposits	14,324			13,008
Cost of funds			3.83%			3.38%
All other liabilities	1,506			927
Shareholders' equity	16,366			11,592
Unrealized gain on available for sale securities	121			166
Total liabilities and shareholders' equity	$193,832			$163,311

Net interest spread			3.54%			4.07%

Net interest margin			3.69%			4.15%

(1)	Average Balances were computed averaging daily balances for the time specified.

As seen from Schedule II, average interest earning assets grew $28.7 million or 18.6% during 2007 as compared to 2006. Average interest earning assets include loans, investment securities and federal funds sold. The primary component of growth in average interest earning assets was loans, which grew $19.6 million or 15.3% in 2007 as compared to 2006. Average investment securities (which includes average available for sale taxable and tax-exempt securities and Federal Home Loan Bank stock) increased approximately $3.8 million in 2007 as compared to 2006, while average federal funds sold increased approximately $5.3 million in 2007 as compared to 2006.

Average interest bearing liabilities grew $23.9 million or 17.3% in 2007 as compared to 2006. Average interest bearing liabilities include deposits, advances from the Federal Home Loan Bank (“FHLB”) and other borrowings. During 2007, average total deposits grew $20.2 million or 14.5% as compared to 2006. The majority of the average deposit growth during 2007 came from time deposits, which include Certificates of Deposits. The notable increase in time deposits is primarily due to several promotional programs and the purchase of approximately $7 million of Brokered Certificates of Deposit.

The yield on average interest earning assets decreased 8 basis points during 2007 to 7.37%. The primary reason for this decrease can be attributed to the declining interest rate environment. The incremental lowering of key interest rates by the Federal Reserve began in the third quarter of 2007. The yield on earning assets has fallen because of the immediate lowering of rates on our loans tied to prime rate, as well as the addition of new loans added at lower rates in the recent falling rate environment.

The yield on loans for 2007 was 7.99%, a decrease of 6 basis points as compared to 2006. The performance of the loan portfolio can be primarily attributed to interest rate environment as discussed previously. New loans made during 2007 generally carried lower yields than those originated in 2006. Yields on taxable investment securities increased 42 basis points and yields on tax-exempt securities decreased 11 basis points during 2007 as compared to 2006. The yield on FHLB Stock for 2007 was 6.12%, an increase of 44 basis points as compared to 2006.  The overall increase in the yield on available for sale investment securities can be attributed to the sales and calls of lower yielding taxable securities while purchases of higher yielding securities increased. Because of the increase in purchases, interest payments and prepayments (mortgage-backed securities) have increased leading to higher yields on taxable securities. The yield on federal funds increased 30 basis points in 2007 compared to 2006.

Our cost of funds increased 45 basis points to 3.83% during 2007 from 3.38% in 2006. This level can be primarily attributed to local competition and the general interest rate environment described above. Rates on time deposits increased 54 basis points to 5.05% in 2007 as compared to 2006. Other interest-bearing deposits saw rates decreased 3 basis points during 2007 to 1.92%. Rates on time deposits increased as lower yielding time deposits matured and were replaced with time deposits carrying higher rates. Other interest bearing deposits do not have contractual maturities; rates on those deposits can be changed at management’s discretion but are subject to competitive pressures and our need for liquidity. Rates on FHLB Advances, repurchase agreements and capital lease obligations decreased 11 basis points during 2007 to 4.81% due to the overall interest rate environment. We have a cash management line of credit with the FHLB which is priced on a daily basis.

Our net interest margin decreased to 3.69% in 2007 compared to 4.15% during 2006. Tightening of the net interest margin in 2007 compared to 2006 can be attributed to the addition of a larger volume of time deposits at higher rates in relation to the addition of fewer loans originated and variable rate loans re-pricing at lower rates.

Schedule III Rate Volume Analysis (in Thousands)
	2007 vs 2006 Increase (decrease) due to change in
	Average Balance	Rate/Yield	Total
Interest income:
Federal funds sold	$275	$19	$294
Securities available for sale	169	44	213
FHLB stock	4	3	7
Loans, including fees	1,564	(81)	1,483
Total interest income	2,012	(15)	1,997

Interest expense:
Interest-bearing deposits	729	689	1,418
FHLB advances, repurchase agreement and other	240	(11)	229
Total interest expense	969	678	1,647

Net change in net interest income	$1,043	$(693)	$350

Noninterest Income

Noninterest income increased approximately $72,000 or approximately 7.2% in 2007 as compared to 2006 due primarily to increases in service charges on demand deposits.  This increase in service charges is due mainly to an increase in the volume of our deposit accounts as a result of an increased emphasis on core deposit growth throughout the Bank.  Service charges also increased due to ATM usage of customers as well as non-customers.  We offer traditional residential mortgage financing through the secondary market which remained relatively flat for 2007 compared to 2006. Under this program, we originate residential mortgage loans, which are in turn funded and serviced by secondary market lenders and we receive fees for our loan origination. Fees on loans sold increased approximately $9,000 during 2007 as compared to 2006. Service charges increased approximately $151,000 during 2007 compared to 2006.  Gains on sales of investment securities were the result of sales and calls of securities. These proceeds decreased approximately $17,000 in 2007 as compared to 2006. Other income decreased approximately $71,000 during 2007 as compared to 2006 primarily due to gains realized on sales of repossessed assets during 2006.

Noninterest Expense

Noninterest expense increased approximately $347,000, or 6%, during 2007 as compared to 2006. This increase is mainly the result of an increase of greater than 20% in three categories of noninterest expense: furniture and equipment, data processing fees, and legal and professional fees.  Furniture and equipment increased $84,000, or 35% in 2007 compared to 2006. This increase was a direct result of the opening of the permanent location for the Blount County branch.  This branch was fully furnished and decorated in 2007 which resulted in several non-capital expenditures.  Data processing expense increased $142,000, or 28%, in 2007 compared to 2006. This increase was a result of our addition of the internal network and data lines in the completed Blount County location and the restructuring of the Bank’s business resumption strategy in the fourth quarter 2007.  Legal and professional fees increased $132,000, or 75%, in 2007 compared to 2006. This was primarily due to increased costs associated with regulatory compliance issues of being a publicly held company and increased costs related to the use of a new audit firm beginning at year-end 2006.  Although noninterest expense increased overall, loan expense decreased $121,000, or 33%, in 2007 compared to 2006 due primarily to a lower number of originations generating fewer fees and related costs on revolving lines of credit.

Salaries and employee benefits increased $115,000, or 4%, while net occupancy expense decreased $92,000, or 11%, in 2007 compared to 2006.  Advertising and promotion, director’s fees, and other noninterest expense all increased 10%, or $15,000, $12,000, and $50,000, respectively, in 2007 compared to 2006.  Office supplies and postage increased $10,000, or 5%, in 2007 compared to 2006.

Income Taxes

We recognize income taxes under the asset and liability method established in Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Under this method, deferred tax assets and liabilities are established for the temporary differences between the accounting basis and the tax basis of our assets and liabilities at enacted tax rates expected to be in effect when the amounts related to such temporary differences are realized or settled. Our deferred tax assets are reviewed quarterly and adjustments to such assets are recognized as deferred income tax expense or benefit based on management’s judgment relating to the realizability of such assets.

We recognized income tax expense of approximately $4,000 for 2007 compared to approximately $358,000 in 2006, a 99% reduction. The reduction is due in part to the increase in tax exempt interest income from investments in obligations of states and political subdivisions as well as the increase in provisioning for loan charge offs.

Loan Losses and Credit Risk

The allowance for loan losses is established by charging expense at an amount which will maintain the allowance for loan losses at a level sufficient to provide for potential loan losses. We charge loan losses directly to the allowance when incurred and we credit recoveries to the allowance when realized. We base the amount of provision on past loss experience, management’s evaluation of the loan portfolio under current economic conditions, and other factors based on management’s knowledge of the current loan portfolio. The balance of the allowance for loan losses was $2,284,000 or 1.54% of gross loans outstanding at December 31, 2007 as compared to 1.10% of gross loans outstanding in 2006. During 2007, the loan loss provision totaled $1,439,000, an increase of approximately $968,000 as compared to 2006.  The 2007 net charge-off ratio increased to 0.50% from 0.23% in 2006.  As of December 31, 2007, management’s review of the allowance for loan losses concluded that the balance was adequate to provide for potential losses based upon an evaluation of risk in the loan portfolio. Despite our credit standards, internal controls, and continuous loan review process, the inherent risk in the lending process results in periodic charge-offs.

Through the provision for loan losses, we maintain a reserve for loan losses that management believes is adequate to absorb losses within the loan portfolio. In addition, various regulatory agencies, as an integral part of their examination procedures, periodically review our reserve for loan losses, and based on their judgment may require us to recognize additions to the reserve for loan losses. Management completes a formal analysis of the reserve for loan losses adequacy on a monthly basis. This formal analysis of the allowance for loan loss reserve segregates the loan portfolio into general and specifically classified categories. Management employs a loan grading system for all loans based on credit quality. Loans in the four lowest categories are considered specifically classified and allocated a higher percentage of potential loan loss than the general loan population. The general loan population is segregated by collateral type and a reserve amount is assigned based on the historical loss ratio and expected future loss potential for that particular collateral type. For specifically classified loans, reserve amounts are assigned based on rates defined in the Bank’s loan policy and consistent with industry standards and regulatory guidance. The rates defined by our loan policy are determined based on a variety of factors including our historical loss experience, industry loss rates, guidance received from previous regulatory examinations, and other factors such as the borrower’s ability to repay the loan and the availability of the collateral. As of December 31, 2007 approximately $5.9 million of the loan portfolio was considered specifically classified with approximately 37.8% of the allowance for loan losses related to these loans. We assigned the remaining 62.2% of the allowance for loan losses to the general population of loans.

Included in management’s formal analysis of the allowance for loan losses are loans considered impaired as provided in Statement of Financial Accounting Standards No. 114 “Accounting by Creditors for Impairment of a Loan.” A loan is considered impaired when, based on current information and events, it is probable that we will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impairment losses are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate or the fair value of the underlying collateral.  Due to the relatively small size of our loan portfolio, management considers each individual loan specifically for impairment. The allowance for loan losses related to impaired loans amounted to approximately $585,000 as of December 31, 2007 and $333,000 as of December 31, 2006. Schedules IV and V present a summary of our loan loss experience and reserve analysis during 2007 and 2006.

Schedule IV Analysis of Loan Loss Reserve (in Thousands)

	The Year Ended December 31,
	2007	2006

Balance at beginning of period	$1,578	$1,406
Charge-offs:
Commercial, financial and agricultural	-	16
Real estate – mortgage	158	96
Real estate – nonfarm, nonresidential	72	61
Installment – consumer	527	168
Total charge-offs	757	341

Recoveries:
Commercial, financial and agricultural	3	12
Real estate – mortgage	1	-
Real estate – nonfarm, nonresidential	1	1
Installment – consumer	19	29
Total recoveries	24	42

Net charge-offs	733	299
Provision for loan losses	1,439	471

Balance at the end of period	$2,284	$1,578

Ratio of net charge-offs to average loansoutstanding	0.50%	0.23%

Schedule V Allocation of Loan Loss Reserve (in Thousands)

	2007		2006
	$ Allocation	% Allocation	$ Allocation	% Allocation

Commercial, financial and agricultural	$142	6%	$450	29%
Real estate - construction	620	27%	30	2%
Real estate - mortgage	1,078	47%	644	41%
Real estate – nonfarm, nonresidential	6	0%	-	0%
Installment - consumer	330	14%	316	20%
Unallocated reserve	108	5%	138	9%

Total	$2,284		$1,578

Summary of Loans and Non-Performing Assets

Non-performing assets consist of
(a) loans no longer accruing interest due to doubts about future collectibility;
(b) loans more than 90 days past due for the last principal or interest payment;
(c) loans restructured due to the borrower’s inability meet the contractual loan terms; and
(d) other real estate owned by us, taken originally as loan collateral.

Schedule VI presents the amounts of non-performing assets at December 31, 2007 and 2006.

Schedule VI Non-Performing Assets (in Thousands)

	December 31,
	2007	2006

Non-accrual loans (1)	$3,230	$326
Loans past due greater than 90 days and still accruing interest (2)	1,016	19
Restructured loans	172	170
Other real estate owned	363	507

Total non-performing assets	$4,781	$1,022

(1)	Included in non-accrual loans is approximately $3,230,000 and $326,000 of loans considered impaired as of December 31, 2007 and 2006, respectively.

(2)	No loans past due 90 days or more and no restructured loans are considered impaired as of December 31, 2007 and 2006.

We determine loans to be non-accruing when we determine that our ability to collect the unpaid balance of these loans is highly unlikely due to the financial position of the borrower and general economic conditions. Management makes this determination of classification on a case by case basis for problem loans. Generally, we review each loan 90 days or more past due monthly and we place on non-accrual status the loans for which we determine collection is doubtful. During 2007, we would have earned approximately $172,000 on loans in non-accrual status had these loans been current in accordance with their terms.

Loans are determined to be 90 days delinquent when such a period of time has elapsed since the last required payment of principal or interest was made. At such time, we consider whether to place the loan on non-accrual status. However, until we make this classification, interest will continue to accrue.

Non-accrual loans increased to approximately $3,230,000 as of December 31, 2007 compared to $326,000 as of December 31, 2006.  Loans past due greater than 90 days and still accruing interest increased to $577,000 at December 31, 2007 from $19,000 at December 31, 2006.  Net charge-offs increased to $733,000 during 2007 as compared to $299,000 in 2006.  The ratio of net charge-offs to average loans was 0.50% for 2007 and 0.23% for 2006.  There are three main factors that are responsible for the considerable increase in non-accrual loans, past due loans, classified loans, and the net charge-off ratio.  The first factor is the general slowdown of the economy.  Economic slowdowns decrease a borrower’s ability to make payments on their outstanding balances.  While generating possible income from past due fees, unpaid balances cause increases in non-accrual loans, classified loans, and possible charge-offs and repossessions.

The second factor causing increases in non-accrual loans, classified loans, and the net charge-off ratio is the deterioration of one of the Bank’s indirect financing relationships.  The Bank had an indirect relationship with a local automobile dealership.  The relationship was constituted by a guarantee from the automobile dealership for several automobiles.  In late 2007, the dealership ceased operations, nullifying the guarantee with the Bank and causing an increase in non-accrual loans, past due loans, charge-offs and repossessions.

The final factor impacting non-accrual, past due, and classified loans involves relationships associated with the construction of speculative real estate.  Due to the slowing real estate market, there are fewer buyers of speculative real estate.  This has caused an increased number of foreclosures in the general market on speculative properties.  These conditions also negatively affect the borrowers' ability to repay their debt and repay it in a timely manner.

Of the loans in non-accrual status as of December 31, 2006, approximately $38,000 were charged off during 2007. Additionally, approximately $4.1 million were added to nonaccrual status during 2007.  Approximately, $1.2 million were removed from nonaccrual status due to improvement in performance, paydowns, pay-offs, charge-offs, restructuring, or foreclosure.  Non-accrual loans, as of December 31, 2007, include $326,000 in loans that were nonaccrual as of December 31, 2006.  There were eight loans totaling $1.0 million that were over 90 days and still accruing interest as of December 31, 2007.  It is our policy to place loans on nonaccrual after they reach 90 days past due unless the loan is well collateralized.

Loans increased $5.3 million to $146.0 million as of December 31, 2007 as compared to December 31, 2006. Management attributes the nominal growth in loans to a slowing economy and a stagnant real estate market.

Schedule VII Loans by Type (in Thousands)

	December 31,
	2007	2006
Loans secured by real estate:
Commercial properties	$12,528	$15,788
Construction and land development	33,345	36,561
Residential and other properties	47,699	41,444
Total loans secured by real estate	93,572	93,793

Commercial and industrial loans	29,442	23,308
Consumer loans and other	25,298	25,880
	148,312	142,981
Less: Allowance for loan losses	(2,284)	(1,578)
Unearned loan fees	(77)	(140)

	$145,951	$141,263

Investment Securities

Investment securities were $32.9 million as of December 31, 2007 compared to $20.2 million as of December 31, 2006. At December 31, 2007 and 2006, all of our investment securities were classified available for sale. During 2007, $17.1 million in available for sale securities were purchased as compared to $6.1 million in purchases of available for sale securities in 2006. Maturities, calls and principal payments received from mortgage-backed securities totaled $3.4 million in 2007 and $3.6 million in 2006. Proceeds from the sale of available for sale securities in 2007 totaled $932,000, with gross gains on these sales of $6,000 and gross losses of $0. Proceeds from the sale of available for sale securities in 2006 totaled $1.1 million, with gross gains on the sales of $23,000, and gross losses $0. These sales were used to fund loan demand and to reinvest funds in higher yielding investment securities. The unrealized loss on available for sale securities was $36,000 at December 31, 2007 compared to $110,000 at December 31, 2006. The fair value of debt securities fluctuates with the movement of interest rates. Generally, during periods of declining interest rates, the fair value of debt securities increases whereas the opposite may hold true in a rising interest rate environment.

The investment portfolio is primarily comprised of U.S. Government agency obligations and mortgage-backed securities issued by the Federal Home Loan Mortgage Corporation, the FHLB, the Federal Farm Credit Bank , the Government National Mortgage Association , Small Business Administration and the Federal National Mortgage Association; bank-qualified, investment-grade state, county and municipal bonds; and corporate debt securities. Our investment policy prohibits us from investing in state, county and municipal bonds rated Baa or lower by Moody’s or BBB by S&P. Mortgage-backed issues comprised 46% of the portfolio at December 31, 2007 and 32% at December 31, 2006. Schedule VIII sets forth the maturity of the securities held in the investment portfolio as of December 31, 2007:

Schedule VIII Maturities of Securities at December 31, 2007 (in Thousands)

	Due in One Year or Less		Due After One Year Through Five Years		Due After Five Years Through Ten Years
	Amount	Yield	Amount	Yield	Amount	Yield
Securities available for sale:
U.S. Government agencies	$2,017	4.06%	$2,050	4.70%	$700	5.09%
Mortgage-backed and related
securities	61	6.31%	270	4.63%	490	5.15%
Obligations of State and political
subdivisions	111	8.09%	757	6.69%	2,239	5.39%
Equity securities	-	0.00%	500	10.38%	294	8.21%

Total debt securities	$2,189	4.33%	$3,577	5.91%	$3,722	5.52%

	Due After Ten Years		Total
	Amount	Yield	Amount	Yield
Securities available for sale:
U.S. Government agencies	$500	5.89%	$5,267	4.62%
Mortgage-backed and related
Securities	14,204	5.42%	15,025	5.40%
Obligations of State and political
Subdivisions	8,697	5.95%	11,804	5.91%
Equity securities	--	0.00%	794	9.45%

Total debt securities	$23,402	5.63%	$32,890	5.59%

Asset/Liability Management and Interest Rate Risk Management

Asset/liability management is the process of planning, implementing and controlling the mix and maturity features of our interest bearing assets and liabilities to maximize net interest margin and minimize the risk of negative effects on net interest margin by changes in market interest rates. One tool utilized in our asset liability management process is the Interest Rate Sensitivity Analysis presented in Schedule IX. The Interest Rate Sensitivity Analysis evaluates gaps between repricing frequencies of our interest earning assets and interest bearing liabilities. As seen from this analysis, we are in a negative gap position in both repricing categories through three months to one year. This could result in a decline in net interest should interest rates further decline. Management continually monitors the asset liability position and takes corrective measures where possible.

Schedule IX Interest Rate Sensitivity Analysis (in Thousands) As of December 31, 2007

	Within 3 Months	3 Months to 1 year	1 to 5 Years	After 5 Years	Total
Earning assets:
Loans	$67,213	$19,256	$36,193	$25,574	$148,236
Investment securities	5,882	2,399	8,005	16,604	32,890
Federal funds sold	9,439	-	-	-	9,439
Total earning assets	82,534	21,655	44,198	42,178	190,565

Interest-bearing liabilities:
Interest-bearing deposits	67,246	56,590	20,528	2,094	146,458
FHLB advances	7,000	6,000	5,500	-	18,500
Other borrowings	811	171	2,062	-	3,044
Total interest-bearing liabilities	75,057	62,761	28,090	2,094	168,002

Repricing gap	7,477	(41,106)	16,108	40,084	22,563
Repricing gap as a percentage of earning assets	3.9%	-21.6%	8.5%	21.0%
Cumulative repricing gap	7,477	(33,629)	(17,521)	22,563	22,563
Cumulative repricing gap as a percentage
of earning assets	3.9%	-17.6%	-9.2%	11.8%

Management has made the following assumptions in this interest rate sensitivity analysis:

1.	Assets and liabilities are generally assigned to a period based upon their earliest repricing opportunity, when such repricing opportunity is before the contractual maturity.

2.	Non-accrual loans are included in the loan category

3.
Investment securities are scheduled for repricing based on their earliest repricing date; however, callable agency securities are only considered repriced at the call date if the security is at a market value above par value.

Liquidity and Capital Resources

Our primary sources of liquidity are deposit balances, available-for-sale securities, principal and interest payments on loans and investment securities, federal funds lines, and FHLB advances.

At December 31, 2007, we held $32.9 million in available-for-sale securities. Deposits increased $9.8 million during 2007. We had $18.5 million in available federal funds lines and approximately $7.1 million in potentially available borrowings from the FHLB as of December 31, 2007.

We utilize various types of other borrowings to help fund balance sheet growth and mitigate our interest rate risk. The primary source of other borrowings is through the FHLB which has many different types of borrowing structures available to member banks. As of December 31, 2007 we had $18.5 million in outstanding advances with the FHLB. We had $1.5 million in fixed rate advances which offer fixed interest rates on balances that are due at maturity. We had $3.0 million in Convertible Fixed Rate Advances, which we refer to as “CFR,” outstanding. CFR advances offer fixed rates of interest for an initial term, then may convert, at the FHLB’s option to a floating rate. Due to the optionality of these advances, they do inherently carry more interest rate risk than fixed rate advances.   We also had $3.0 million in 5/1 putable advances, $1.0 million in 2/1 putable advances, $5.0 million in 10/1 putable advances, and $5.0 million in 7/3 putable advances..  These instruments have fixed rates for a minimum of one year and a maximum of 2, 5, 7 or 10 years, respectfully.  We also maintain a Cash Management Advance, which we refer to as “CMA,” with the FHLB to meet short term liquidity needs. The CMA line of credit, which was established in 2001, is for amounts up to $8.0 million and expires annually. As of December 31, 2007 we did not have an outstanding balance under our CMA line of credit.

We can also enter into repurchase agreement transactions should the need for additional liquidity arise. At December 31, 2007, we had $811,000 in repurchase agreements outstanding.

At December 31, 2007, we had qualifying capital of $20.5 million, or 13.1% of total risk-based assets as compared to $19.8 million, or 13.4% at December 31, 2006. Tennessee chartered banks that are insured by the FDIC are subject to minimum capital maintenance requirements. Regulatory guidelines define the minimum amount of qualifying capital an institution must maintain as a percentage of risk-weighted assets and average total assets.

In March 2005, we formed Tennessee Valley Financial Statutory Trust I (“the Trust”). The Trust issued $2.0 million of trust preferred securities as part of a pooled offering of such securities. We issued $2.1 million subordinated debentures to the Trust in exchange for the proceeds of this offering, which debentures represent the sole asset of the Trust. The debentures pay interest quarterly at 6.75%. We may redeem the subordinated debentures, in whole or part, beginning June 2010 at a price of 100% of face value. On this date, if the debentures are not redeemed, the interest converts to a variable rate due quarterly at the three-month LIBOR rate plus 2.00% adjusted quarterly. The subordinated debentures must be redeemed no later than 2035. We used the proceeds of this offering to support growth trends and future growth strategies.

The footnotes to the audited financial statements enclosed contain further discussion of regulatory capital requirements. For further information, please refer to Note 13 of those audited financial statements.

Impact of New Accounting Standards

      In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.” This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FASB Interpretation No. 48 is effective for fiscal years beginning after December 31, 2006. The Company adopted Interpretation No. 48 effective January 1, 2007, resulting in no adjustment to beginning retained earnings.

    In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which provides for enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is applicable under other accounting pronouncements that either require or permit fair value measurements and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not anticipate that Statement 157 will have a material impact on its consolidated financial statements.

    In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”.   This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective of this standard is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is effective as of the beginning of fiscal years beginning after November 15, 2007, with early adoption permitted under certain circumstances.  The Company did not choose to early adopt this standard and does not anticipate that Statement 159 will have a material impact on its consolidated financial statements.

ITEM 7.    FINANCIAL STATEMENTS

Index to Financial Statements

Report of Independent Registered Public Accounting Firm .......................................................................................................	25
Consolidated Balance Sheets as of December 31, 2007 and 006 .................................................................................................	26
Consolidated Statements of Income for the Years ended December 31, 2007 and 2006 ..........................................................	27
Consolidated Statements of Comprehensive Income for the Years ended December 31, 2007 and 2006...............................	28
Consolidated Statements of Changes in Shareholders’ Equity for the Years ended December 31, 2007 and 2006 .............	29
Consolidated Statements of Cash Flows for the Years ended December 31, 2007 and 2006 ...................................................	30
Notes to Consolidated Financial Statements ..................................................................................................................................	32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders

Tennessee Valley Financial Holdings, Inc.

We have audited the accompanying consolidated balance sheets of Tennessee Valley Financial Holdings, Inc. and subsidiary  (the “Company”) as of December 31, 2007 and 2006, and the related statements of income, comprehensive income, changes in shareholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tennessee Valley Financial Holdings, Inc. and subsidiary as of December 31, 2007 and 2006, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes, PLLC

Asheville, North Carolina

March 31, 2008

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Consolidated Balance Sheets
As of December 31, 2007 and 2006
(amounts in thousands, except share and per-share data)

	2007	2006
Assets
Cash and due from banks	$3,000	$3,226
Federal funds sold	9,439	11,941
Cash and cash equivalents	12,439	15,167

Investment securities available for sale, at fair value	32,890	20,156
Loans held for sale	1,511	788
Loans, net	145,951	141,263
Federal Home Loan Bank Stock, at cost	703	634
Premises and equipment, net	7,136	5,132
Accrued interest receivable	1,188	1,119
Deferred income tax benefit	381	278
Foreclosure real estate	363	507
Prepaid expenses and other	242	1,468
Total assets	$202,804	$186,512

Liabilities and Shareholders' Equity

Liabilities:
Deposits:
Noninterest bearing	$16,727	$13,944
Interest bearing	146,458	139,408
Total deposits	163,185	153,352

Borrowings	21,544	15,060
Accrued interest payable	1,180	1,245
Other liabilities	158	355

Total liabilities	186,067	170,012

Shareholders' equity:
Common stock, par value $1, authorized 2,000,000 shares; issued and outstanding, 1,510,431 and 1,500,700 shares at December 31, 2007and 2006, respectively	1,510	1,501
Treasury stock, 496 shares	(7)	--
Capital in excess of par value	11,488	11,319
Retained earnings	3,768	3,750
	16,759	16,570
Accumulated other comprehensive loss	(22)	(70)
Total shareholders' equity	16,737	16,500

Total liabilities and shareholders' equity	$202,804	$186,512

The accompanying notes are an integral part of these consolidated financial statements.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Consolidated Statements of Income
For the Years Ended December 31, 2007 and 2006
(amounts in thousands, except share and per-share data)

	2007	2006
Interest income:
Loans (including fees)	$11,824	$10,341
Investment securities	1,038	825
Federal funds sold	583	289
Other interest income	42	35
Total interest income	13,487	11,490

Interest expense:
Deposits	5,977	4,559
Borrowings	763	534
Total interest expense	6,740	5,093

Net interest income	6,747	6,397

Provision for loan losses	1,439	471

Net interest income after provision for loan losses	5,308	5,926

Noninterest income:
Service charges on demand deposits	573	422
Fees on loan sold	395	386
Net gain on sales of invesetment securities available for sale	6	23
Other	96	167
Total noninterest income	1,070	998

Noninterest expense:
Salaries and employee benefits	2,867	2,752
Occupancy costs	710	802
Premises and equipment depreciation and maintenance	325	241
Data processing fees	644	502
Office supplies and postage	203	193
Advertising and promotion	159	144
Legal and professional	308	176
Director's fees	127	115
Loan expense	245	366
Other	543	493
Total noninterest expense	6,131	5,784

Income before income taxes	247	1,140

Income taxes	4	358

Net income	$243	$782

Earnings per share:
Basic	$0.16	$0.63

Diluted	$0.16	$0.57

The accompanying notes are an integral part of these consolidated financial statements.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Consolidated Statements of Comprehensive Income
For the Years Ended December 31, 2007 and 2006
(amounts in thousands, except share and per-share data)

	2007	2006
Net income	$243	$782

Other comprehensive income, net of tax:
Unrealized gains on investment securities available for sale	82	88
Reclassification adjustment for net gains included in net income	(6)	(23)
Income taxes associated with realized and unrealized gains/losses on investment securities available for sale	(28)	(24)
Other comprehensive income, net of tax	48	41

Comprehensive income	$291	$823

The accompanying notes are an integral part of these consolidated financial statements.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Consolidated Statements of Changes in Shareholders' Equity
For the Years Ended December 31, 2007 and 2006
(amounts in thousands, except share and per-share data)

	Common Stock	Treasury Stock	Capital in Excess of Par Value	Retained Earnings	Accumulated Other Com- prehensive Income (loss)	Total Shareholders' Equity
Balance, January 1, 2006	$539	$--	$6,610	$2,968	$(111)	$10,006

Net income	--	--	--	782	--	782

Other comprehensive income	--	--	--	--	41	41

Stock split (2 for 1)	541	--	(541)	--	--	--

Issuance of common stock for director’s fees in lieu of cash	5	--	94	--	--	99

Proceeds from common stock offering	416	--	5,078	--	--	5,494

Stock-based compensation	--	--	72	--	--	72

Common stock options exercised (760 shares at $8 per share)	--	--	6	--	--	6

Balance, December 31, 2006	1,501	--	11,319	3,750	(70)	16,500

Net income	--	--	--	243	--	243

Other comprehensive income	--	--	--	--	48	48

Cash dividends paid	--	--	--	(118)	--	(118)

Stock dividends issued through dividend reinvestment plan	7	--	100	(107)	--	--

Issuance of stock in lieu of director’s fees	2	29	32	--	--	63

Stock-based compensation	--	--	37	--	--	37

Purchase of treasury stock	--	(36)	--	--	--	(36)

Balance, December 31, 2007	$1,510	$(7)	$11,488	$3,768	$(22)	$$16,737

The accompanying notes are an integral part of these consolidated financial statements.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2007 and 2006
(amounts in thousands, except share and per-share data)

	2007	2006
Cash flows from operating activities:
Net income	$243	$782

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for loan losses	1,439	471
Depreciation	334	301
Deferred income tax (benefit) expense	(133)	8
Increase (decrease) in unearned loan fees	(63)	12
Net amortization of premiums and discounts on investment securities	43	25
FHLB stock dividends	(69)	(35)
Net gain on sales of investment securities available for sale	(6)	(23)
Proceeds from sales of loans	17,832	646
Mortgage loans originated	(18,160)	--
Increase in mortgage loans originated and sold	--	(425)
Fees on loans sold	(395)	(386)
Gain on sales of foreclosed real estate	(16)	--
Stock-based compensation	37	72
Issuance of stock in lieu of directors fees	63	100
Net (increase) decrease in:
Accrued interest receivable	(69)	(272)
Prepaid expenses and other assets	1,226	(58)
Net increase (decrease) in:
Accrued interest payable	(65)	495
Other liabilities	(167)	60
Net cash provided by operating activities	2,074	1,773

Cash flows from investing activities:
Investment securities available for sale:
Sales	932	1,106
Purchases	(17,075)	(6,089)
Maturities	2,167	500
Principal repayments received	1,253	3,111
Net increase in loans	(5,917)	(33,907)
Purchases of premises and equipment	(2,338)	--
Purchases of land for future development	--	(1,104)
Proceeds from sales of foreclosed real estate	13	--
Net cash used in investing activities	$(20,965)	$(36,383)

The accompanying notes are an integral part of these consolidated financial statements.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows (Continued)
For the Years Ended December 31, 2007 and 2006
(amounts in thousands, except share and per-share data)

	2007	2006
Cash flows from financing activities:
Net Increase in deposits	$9,833	$28,519
Net Increase in securities sold under agreements to repurchase	558	30
Net Increase in advances from Federal Home Loan Bank	5,950	4,000
Purchase of treasury stock	(36)	--
Decrease in obligation under capital lease	(24)	(23)
Cash dividends paid	(118)	--
Proceeds from issuance of common stock	--	5,499
Net cash provided by financing activities	$16,163	$38,025

Net increase (decrease) in Cash and cash equivalents	(2,728)	3,415
Cash and cash equivalents at beginning of year	15,167	11,752

Cash and cash equivalents at end of year	$12,439	$15,167

Supplementary disclosures of cash flow information:
Cash paid during the year for:
Interest	$5,977	$4,598
Income taxes	$158	$314

Supplementary disclosures of noncash investing and financing activities:
Acquisition of foreclosed real estate	$363	$507
Loans originated on sale of foreclosed real estate	$510	$--
Issuance of common stock through dividend reinvestment plan	$107	$--
Change in unrealized gain/loss on investment securities available for sale	$74	$65
Change in deferred taxes associated with unrealized gain/loss on investment securities available for sale	$28	$24
Change in net unrealized gain/loss on investment securities available for sale	$48	$41

The accompanying notes are an integral part of these consolidated financial statements.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 1 - PRINCIPLES OF CONSOLIDATION, NATURE OF OPERATIONS AND SHARE EXCHANGE

The consolidated financial statements include the accounts of Tennessee Valley Financial Holdings, Inc. (the “Company”), a bank holding company, and its wholly owned subsidiary, TNBank (the “Bank”). All intercompany balances and transactions have been eliminated.

TNBank was incorporated on July 6, 1994 for the purpose of organizing a state-chartered commercial bank and commenced operations on May 30, 1995.  TNBank provides a variety of banking services to individuals and businesses through its main office in Oak Ridge, Tennessee and four branch offices.  Its primary deposit products are demand deposits and certificates of deposit, and its primary lending products are commercial business, real estate mortgage, and consumer installment loans.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Reclassifications - Certain items in the 2006 consolidated financial statements have been reclassified to conform with the 2007 consolidated financial statements.

Use of Estimates - The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans and the fair value of financial instruments (see below).

Cash Flows – Cash and cash equivalents, includes cash, deposits with other financial institutions under 90 days, and federal funds sold. Net cash flows are reported for loan, deposit, and other borrowing transactions.

Securities Available for Sale – In accordance with SFAS No. 115, these securities are carried at fair value based on quoted market prices for securities that are marketable. These securities may be sold in response to changes in interest rates, liquidity needs, and for other purposes. Any unrealized gain or loss is reported in the statements of comprehensive income, net of any deferred tax effect.

Realized gains and losses on the sales of investment securities available for sale are based on the net proceeds and amortized cost of the securities sold, using the specific identification method on a trade date basis. Declines in the fair value of securities below their cost that are other than temporary are reflected as realized losses in the income statement.

Federal Home Loan Bank Stock, at Cost – The Bank, as a member of the Federal Home Loan Bank (“FHLB”) system, is required to maintain an investment in capital stock of the FHLB. The amount of the investment is in part based on the Bank’s amount of borrowings from the FHLB. The investment in FHLB stock is carried at cost which approximates fair value based on the stock redemption provisions of the FHLB.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recognition of Interest on Loans – Interest on loans is calculated using the simple interest method on the principal outstanding. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful.

Allowance for Loan Losses – The allowance for loan losses is maintained at a level which, in management’s judgment, is adequate to absorb credit losses inherent in the loan portfolio. The amount of the allowance is based on management’s evaluation of the collectibility of the loan portfolio, including the nature of the portfolio, credit concentrations, trends in historical loss experience, specific impaired loans, and economic conditions. Allowances for impaired loans are generally determined based on collateral values or the present value of estimated future cash flows. Because of uncertainties associated with regional economic conditions, collateral values, and future cash flows on impaired loans, it is reasonably possible that management’s estimate of credit losses inherent in the loan portfolio and the related allowance may change materially in the near term. The allowance is increased by a provision for loan losses, which is charged to expense and reduced by charge-offs, net of recoveries. Changes in the allowance relating to impaired loans are charged or credited to the provision for loan losses.

Loan Fees – Loan fees on long-term real estate loans, net of initial direct costs related to initiating and closing the loans, have been deferred and are being amortized into interest income over the remaining lives of the loans as an adjustment of yield using the interest method.

Loans Held for Sale – Loans held for sale are stated at the lower of cost or market.

Premises and Equipment – Premises and equipment are stated at cost less accumulated depreciation. Depreciation is computed over the asset useful lives on a straight-line basis.  Buildings and related components have useful lives ranging from 10 to 40 years, while furniture, fixtures and equipment have useful lives ranging from 3 to 10 years.  Leasehold improvements are amortized over the lesser of the life of the asset or lease term.

Repurchase Agreements – Substantially all repurchase agreement liabilities represent amounts advanced by various customers.  Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance.

Advertising and Promotion – Advertising and promotion costs are expensed as incurred.

Income Taxes – Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of the allowance for loan losses, accumulated depreciation, and other book income versus taxable income reporting differences. The deferred tax assets and liabilities, which are recorded net of a valuation allowance, represent the future tax return consequences of those differences which will either be taxable or deductible when the assets and liabilities are recovered or settled. See Note 10 for additional information.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation – Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R) (revised 2004), “Share-Based Payment,” (“SFAS No. 123R”) using the modified prospective method.  According to SFAS No. 123R, the total cost of the Company’s share based awards is equal to the grant date fair value and recognized as expense on a straight line basis over the service periods of the awards.  For the years ended December 31, 2007 and 2006 stock option expense of $37 and $72, respectively was recorded in the income statement.  There is no tax effect for this stock option expense because all of the options issued were Incentive Stock Options (“ISO’s”).  As of December 31, 2007, the Company had $4 of unrecognized stock option expense which will be recognized over 1 year.

Loan Commitments and Related Financial Instruments – Financial instruments include credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss before considering customer collateral or ability to repay. Such financial instruments are recorded when they are funded. Instruments such as standby letters of credit are considered financial guarantees in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 45. The fair value of these financial guarantees is not material.

Earnings Per Common Share – Basic earnings per common share are net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per common share includes the dilutive effect of additional potential common shares issuable under stock options.

Comprehensive Income – Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale which are also recognized as a separate component of equity. Comprehensive income is presented in the consolidated statements of changes in shareholders’ equity.

Loss Contingencies – Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are any such matters that will have a material effect on the financial statements.

Fair Value of Financial Instruments – Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in a separate note. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

New Accounting Pronouncements – In July 2006, the Financial Accounting Standards Board (“FASB”) issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.” This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes.” The interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FASB Interpretation No. 48 is effective for fiscal years beginning after December 31, 2006. The Company adopted Interpretation No. 48 effective January 1, 2007, resulting in no adjustment to beginning retained earnings.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements,” which provides for enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 is applicable under other accounting pronouncements that either require or permit fair value measurements and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not anticipate that Statement 157 will have a material impact on its consolidated financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”.   This statement permits entities to choose to measure many financial instruments and certain other items at fair value.  The objective of this standard is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  This statement is effective as of the beginning of fiscal years beginning after November 15, 2007, with early adoption permitted under certain circumstances.  The Company did not choose to early adopt this standard and does not anticipate that Statement 159 will have a material impact on its consolidated financial statements.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 3 - INVESTMENT SECURITIES

The amortized cost and estimated fair value of investment securities are as follows:

	Securities Available for Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
December 31, 2007	Cost	Gains	Losses	Fair Value
U.S. Government agencies	$5,250	$18	$(1)	$5,267
Mortgage-backed and related securities	14,985	67	(27)	15,025
Obligations of states and political subdivisions	11,837	51	(84)	11,804
Equity securities	854	-	(60)	794
Total securities available for sale	$32,926	$136	$(172)	$32,890

	Securities Available for Sale
		Gross	Gross
	Amortized	Unrealized	Unrealized	Estimated
December 31, 2006	Cost	Gains	Losses	Fair Value
U.S. Government agencies	$6,709	$7	$(64)	$6,648
Mortgage-backed and related securities	6,596	14	(89)	6,524
Obligations of states and political subdivisions	6,961	54	(32)	6,984
Total securities available for sale	$20,266	$75	$(185)	$20,156

The amortized cost and estimated fair value of debt securities as of December 31, 2007, by contractual maturity, are as follows:

	Available for Sale
		Estimated
	Amortized	Fair
	Cost	Value

Due in one year or less	$2,128	$2,128
Due after one year through five years	2,783	2,807
Due after five years through ten years	3,417	3,439
Due after ten years	9,613	9,491
	17,941	17,865
Mortgage-backed and related securities	14,985	15,025
	$32,926	$32,890

Expected maturities can differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

Proceeds from sales of investment securities classified as available for sale totaled $932 during the year ended December 31, 2007 ($1,106 in 2006). Gross gains of $6 ($23 in 2006) were realized by the Bank during the year ended December 31, 2007.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 3 - INVESTMENT SECURITIES (Continued)

Investments with a total estimated fair value (which approximates book value) of approximately $10,650 as of December 31, 2007 ($8,085 in 2006) were pledged to secure deposits of public and private funds.

The following table shows the Bank’s investments’ gross unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous loss position, as of December 31, 2007 and 2006.

	Less Than 12 Months		12 Months or More		Total
	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair value	Gross Unrealized Losses
December 31, 2007
U.S. government agencies	$--	$--	$2,017	$(1)	$2,017	$(1)
Mortgage-backed and related securities	4,902	(9)	1,273	(18)	6,175	(27)
Obligations of states and political subdivisions	4,664	(66)	1,925	(18)	6,589	(84)
Equity Securities	293	(60)	--	--	293	(60)
Total temporarily impaired securities	$9,859	$(135)	$5,215	$(37)	$15,074	$(172)

December 31, 2006:
U.S. government agencies	$1,250	$(2)	$4,945	$(62)	$5,940	$(64)
Mortgage-backed and related securities	1,451	(13)	3,767	(76)	5,218	(89)
Obligations of states and political subdivisions	758	(11)	2,051	(21)	2,809	(32)
Total temporarily impaired securities	$3,459	$(26)	$10,763	$(159)	$13,967	$(185)

Management believes that all of the Bank’s gross unrealized losses are a result of recent, normal market fluctuations.  Therefore, the Bank’s unrealized losses are considered temporary in nature and no permanent adjustments have been made to the carrying values of its investment securities.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES

The Bank provides mortgage, commercial, and consumer lending services to businesses and individuals primarily in the Anderson, Knox, and Roane County areas.  A summary of loans as of December 31, 2007 and 2006 is as follows:

	2007	2006
Loans secured by real estate:
Commercial properties	$12,528	$15,788
Construction and land development	33,345	36,561
Residential and other properties	47,699	41,444
Total loans secured by real estate	93,572	93,793

Commercial and industrial loans	29,442	23,308
Consumer loans and other	25,298	25,880
	148,312	142,981
Less: Allowance for loan losses	(2,284)	(1,578)
Unearned loan fees	(77)	(140)
	$145,951	$141,263

Included in consumer loans and other shown above are deposit account balances totaling approximately $406 which were in overdraft status as of December 31, 2007 ($327 in 2006).

Loans held for sale represent individual real estate loans originated for the purpose of selling the loans to one of several third party purchasers with which the Bank does business.  These loans are sold without recourse and the Bank receives certain fees for originating the loans.

In the ordinary course of business, the Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commercial letters of credit, and standby letters of credit.  These financial instruments are recorded in the financial statements when they are funded.  Outstanding letters of credit were approximately $1,102 as of December 31, 2007 ($1,616 as of December 31, 2006). Unadvanced lines of credit and commitments to extend credit were approximately $34,446 as of December 31, 2007 ($34,309 as of December 31, 2006).  Of the total outstanding letters of credit and unadvanced lines and commitments as of December 31, 2007 approximately $20,690, were secured primarily by real estate ($28,169 in 2006).

From time to time, the Bank provides credit to its executive officers, directors, and their affiliates.  Such transactions are made on the same terms as those prevailing for comparable transactions with other borrowers and do not represent more than a normal risk of collection.  Loans to executive officers, directors, and their affiliates are as follows:

	2007	2006
Loans at beginning of year	$281	$1,092
Disbursements	233	493
Repayments	(198)	(1,304)
Loans at end of year	$316	$281

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 4 - LOANS AND ALLOWANCE FOR LOAN LOSSES (Continued)

The transactions in the allowance for loan losses are as follows:

	2007	2006
Balance, beginning of year	$1,578	$1,406
Charge-offs	(757)	(341)
Recoveries	24	42
Provision - charged to expense	1,439	471
Balance, end of year	$2,284	$1,578

The Bank had approximately $1,016 in 2007 ($19 in 2006) of loans past due ninety days or more and  still accruing interest, and the Bank has approximately $3,230 in loans on which the accrual of interest had been discontinued as of December 31, 2007 ($326 in 2006).

As of December 31, 2007, the Bank had approximately $3,230 in loans specifically classified as impaired ($326 in 2006).  The allowance for loan losses related to impaired loans amounted to approximately $585 as of December 31, 2007 ($54 in 2006).

Impaired loans were as follows:

	2007	2006
Loans with allowance allocated	$3,230	$326
Amount of allowance allocated	585	47
Average balance during the year	830	485
Interest income not recognized during impairment	172	39

There was no interest income recognized on these loans during 2007 or 2006.

NOTE 5 - PREMISES AND EQUIPMENT

A summary of premises and equipment is as follows:

	2007	2006
Land	$1,677	$1,198
Buildings	5,158	3,461
Leasehold improvements	123	123
Furniture, fixtures, and equipment	1,928	1,575
Construction in progress	4	196
	8,890	6,553
Less accumulated depreciation	(1,754)	(1,421)
	$7,136	$5,132

Included in Buildings above is $776 for the capitalized costs of leases for branches considered an asset under capital lease (see Note 14).  In addition, related leasehold improvements of the branches totaled $123.  Depreciation expense related to the assets under capital lease was $39 in 2007 ($39 in 2006).

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 6 - DEPOSITS

A summary of deposits is as follows:

	2007	2006
Noninterest-bearing demand accounts	$16,727	$13,944

Interest-bearing accounts
Demand accounts	38,846	37,191
Savings accounts	3,522	3,729
Term deposits:
Less than $100,000	55,003	56,555
$100,000 or more	49,087	41,933
Total interest-bearing accounts	146,458	139,408
Total deposits	$163,185	$153,352

As of December 31, 2007, the scheduled maturities of certificates of deposits are as follows:

2008	$81,468
2009	17,177
2010	3,023
2011	1,832
2012	535
Thereafter	55
$104,090

NOTE 7 – BORROWINGS

 Securities Sold Under Agreements to Repurchase

The Bank sells certain investment securities with agreements to repurchase primarily on an overnight basis to certain commercial depositors.  The total of these securities was $811 as of December 31, 2007 ($303 in 2006).

Securities sold under agreements to repurchase averaged approximately $637 during 2007 ($359 during 2006). The maximum amount outstanding at any month-end during 2007 was approximately $1,215 ($409 during 2006).

Fed Funds Purchased

The Bank maintains a federal funds line of credit with five of its correspondent commercial banks.  These lines allow for total borrowings up to a maximum amount of $18.5 million.  Advances are repaid on the next business day with interest.  There were no borrowings outstanding on these lines at December 31, 2007.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 7 – BORROWINGS (Continued)

Advances from the Federal Home Loan Bank

The following table is a maturity schedule of advances from the Federal Home Loan Bank (“FHLB”) as of December 31, 2007:

Date of Advance	Interest Rate	Next Call/ Prepayment Date	Final Maturity Date	Amount Outstanding at 12/31/07
9/21/2000	6.22%	3/22/2008	9/22/2010	$1,000
12/27/2000	5.00%	3/27/2008	12/27/2010	1,000
8/10/2001	5.09%	2/10/2008	8/10/2011	1,000
9/20/2006	5.30%	None	12/19/2008	500
9/20/2006	5.24%	None	9/18/2009	500
9/20/2006	5.31%	None	6/20/2008	500
11/30/2006	4.39%	3/1/2008	11/30/2011	3,000
12/4/2006	4.90%	3/4/2008	12/4/2008	1,000
8/21/2007	4.04%	8/21/2008	8/21/2017	3,000
9/11/2007	3.95%	9/11/2008	9/11/2017	2,000
12/17/2007	3.90%	12/17/2010	12/17/2014	5,000
				$18,500

Interest expense associated with the advances from the FHLB totaled $602 for the year ended December 31, 2007 ($384 in 2006).  Pursuant to collateral agreements with the FHLB, the advances are secured by certain available for sale securities, and certain first mortgage loans and home equity lines of credit.  The Bank has a Cash Management Advance (CMA) agreement with the FHLB with maximum borrowings of $7,100 as of December 31, 2007.

Subordinated Debentures

In March 2005, the Company formed Tennessee Valley Statutory Trust I (“the Trust”).  The Trust is a statutory business trust formed under the laws of the state of Delaware and is wholly owned by the Company.  The Trust issued $2,000 of trust preferred securities as part of a pooled offering of such securities.  The Company then issued $2,062 subordinated debentures to the Trust in exchange for the proceeds of the offering, which debentures represent the sole asset of the Trust.  The debentures pay interest quarterly at 6.75%.  The Company may redeem the subordinated debentures, in whole or part, beginning June 2010 at a price of 100% of face value.  On this date, if the debentures are not redeemed, the interest converts to a variable rate due quarterly at the three-month LIBOR rate plus 2.00% adjusted quarterly.  The subordinated debentures must be redeemed no later than 2035.

In accordance with FASB Interpretation No. 46 (as revised), the Trust is not consolidated with the Company.  Accordingly, the Company reports as liabilities the subordinated debentures issued by the Company and held by the Trust.  However, the Company has fully and unconditionally guaranteed the repayment of the trust preferred securities.  The Company’s equity interest in the Trust ($62 as of December 31, 2007) is included in “Prepaid expense and other assets” on the consolidated balance sheets.

The Company utilizes its borrowings to satisfy a portion of its Tier 1 capital requirement in accordance with the regulations promulgated by the Federal Reserve Board.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 7 – BORROWINGS (Continued)

Obligation Under Capital Lease

The present value of the Bank’s minimum lease payments under capital lease was $171 at December 31, 2007 ($195 at December 31, 2006). See Note 15.

NOTE 8 - INTEREST EXPENSE

A summary of interest expense is as follows:

	2007	2006
Demand deposits	$846	$881
Term deposits	5,131	3,678
FHLB advances	602	384
Subordinated debentures	135	135
Capital lease obligation	6	7
Repurchase agreements and federal funds purchased	20	8
Total interest expense	$6,740	$5,093

NOTE 9 - INCOME TAXES

Income taxes as shown in the statements of income differ from the amounts computed using the statutory federal income tax rate as follows:

	2007		2006
		Percent		Percent
		of		of
		Pretax		Pretax
	Amount	Income	Amount	Income
Federal income tax at statutory rate	$ 84	34.0%	$ 388	34.0%
Tax exempt interest and dividends	(104)	(42.1)	(91)	(8.0)
State income tax and other , net	24	10.1	61	5.4
	$ 4	2.0%	$ 358	31.4%

Income taxes consist of:
Current federal	$ 94		$ 286
Current state	43		64
Deferred federal	(133)		6
Deferred state	-		2
	$ 4		$ 358

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 9 – INCOME TAXES (Continued)

The tax effect of each type of temporary difference and carryfoward that give rise to deferred tax assets and liabilities is as follows:

	2007	2006
Deferred tax assets:
Allowance for loan losses	$731	$506
Deferred loan fees	31	57
Unrealized holding losses on securities available for sale	13	43
Organizational costs	-	1
Total deferred tax assets	775	607

Deferred tax liabilities:
Depreciation	178	166
FHLB stock dividends	77	77
Discount accretion	29	20
Capitalized lease	41	32
Prepaid expenses	48	20
State tax	21	14
Total deferred tax liabilities	394	329
Net deferred tax assets	$381	$278

The Company has adopted the provisions of Financial Accounting Standards Board ("FASB") Interpretation No. 48 ("FIN 48"). There was no material impact from the adoption of FIN 48. It is the Company's policy to recognize interest and penalties associated with uncertain tax positions as components of income taxes. There were no interest or penalties accrued during the year. The Company's federal and state income tax returns are subject to examination for the years 2004, 2005 and 2006.

NOTE 10 - PROFIT SHARING PLAN

The bank has a profit sharing plan which allows all employees to contribute up to the maximum allowed under the IRS code.  Contributions to the profit sharing plan made by the Bank are determined annually at the discretion of the Bank’s board of directors.  Bank contributions to the plan were $50 and $35 for the years ended December 31, 2007 and 2006, respectively.

NOTE 11 - REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies.  Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements.  Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.  The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 11 - REGULATORY MATTERS (Continued)

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier I capital (as defined in the regulations) to Risk-Weighted Assets (as defined), and of Tier I capital (as defined) to Average Assets (as defined).  Management believes, as of December 31, 2007, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 2007, the Bank is categorized as well capitalized under the regulatory framework for prompt corrective action.  To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table.  There are no conditions or events since that date that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table.  All amounts are in thousands of dollars.

					To Be Well
			To Comply With		Capitalized Under
			Minimum Capital		Prompt Corrective
	Actual		Requirements		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
As of December 31, 2007:
Total Capital (to Risk-Weighted Assets)	$20,526	13.1%	$12,525	8.0%	$15,657	10.0%
Tier I Capital (to Risk-Weighted Assets)	$18,564	11.9%	$6,266	4.0%	$9,399	6.0%
Tier I Capital (to Average Assets)	$18,564	9.5%	$7,825	4.0%	$9,781	5.0%

As of December 31, 2006:
Total Capital (to Risk-Weighted Assets)	$19,784	13.4%	$11,807	8.0%	$14,759	10.0%
Tier I Capital (to Risk-Weighted Assets)	$18,207	12.3%	$5,903	4.0%	$8,855	6.0%
Tier I Capital (to Average Assets)	$18,207	10.1%	$7,233	4.0%	$9,042	5.0%

NOTE 12 – STOCK BASED COMPENSATION

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” (“SFAS No. 123R”) which was issued by the Financial Accounting Standards Board in December 2004.  SFAS No. 123R revises SFAS No. 123 “Accounting for Stock Based Compensation (“SFAS No. 123”),” and supersedes APB No. 25, “Accounting to Stock Issue to Employees,” (“APB No. 25”) and its related interpretations.  SFAS No. 123R requires recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements over the period the employee is required to perform the services in exchange for the award (presumptively the vesting period).  SFAS No. 123R also requires the measurement of the cost of employee services received in exchange for an award based of grant-date fair value of the award.  SFAS No.123R also amends SFAS No. 95 “Statement of Cash Flows,” to require that excess tax benefits be reported as financing cash inflows, rather than as a reduction of taxes paid, which is included within operating cash flows.

The Company adopted SFAS No. 123R using the modified prospective application as permitted under SFAS No. 123R.  Under this application, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 12 – STOCK BASED COMPENSATION (Continued)

In 1996, the board of directors approved a stock option plan to provide key employees with additional incentive to contribute to the best interests of the Company.  The boards of directors has discretion concerning which eligible persons shall be granted options, the term of each granted option, and the number of shares to be granted.  Options must be exercised within ten years from the date they are granted and must include a price per share of at least 85% to 110% of the fair value of the Company’s common stock on the date the option was granted.  The board of directors reserved 38,950 shares of common stock for issuance during the term of the plan.  All options have been awarded under the plan.  The options awarded vested over a four-year period and have an exercise price which is equal to the fair value of the stock on the date the options were granted.  In 2006, options for 760 shares were exercised.

In 2002, the board of directors approved an additional stock option plan to provide key employees with additional incentive to contribute to the best interests of the Company. The plan terminates in ten years.  The board of directors also has discretion concerning which eligible persons shall be granted options, the term of each granted option, and the number of shares for which each option shall be granted.  Options must be exercised within ten years from the date they are granted and must include a price per share of at least 100% of the fair value of the Company's common stock on the date the option is granted.  The board of directors has limited the number of options that can be issued under this plan to the lesser of 20% of the shares outstanding or 427,224 shares of common stock for issuance during the term of the plan.  In 2005, the board of directors awarded a total of 78,750 options at an exercise price of $13, which was equal to the fair value of the stock on the date the options were granted.  These options vest over a four-year period.  No options have been exercised under this plan.

The fair value of each option granted was estimated on the date of grant using the Black-Scholes option-pricing model as follows:

2005
Dividend yield	1.37%
Expected life	9 years
Expected volatility	13.65%
Risk-free interest rate	4.01%

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 12 – STOCK BASED COMPENSATION (Continued)

A summary of the status of the Company’s stock option plans is presented below:
	2007		2006
		Weighted		Weighted
		Average		Average
		Exercise		Exercise
	Shares	Price	Shares	Price

Outstanding at beginning of year	102,200	$11.82	107,960	$11.84
Granted	0		0	0.00
Exercised	0		(760)	8.00
Rescinded	0		0	0.00
Forfeited	(5,000)	$13.00	(5,000)	13.00
Outstanding at end of year	97,200	$11.76	102,200	$11.82

Options exercisable at year-end	82,200	$11.53	67,200	$11.20
Weighted-average fair value of options granted during the year	N/A		N/A

Information pertaining to options outstanding at December 31, 2007 is as follows:

	Options Outstanding			Options Exercisable
Weighted
		Average	Weighted		Weighted
		Remaining	Average		Average
Range of	Number	Contractual	Exercise	Number	Exercise
Exercise Prices	Outstanding	Life	Price	Exercisable	Price
$8.00 - $13.00	97,200	$ 5.14	$11.76	82,200	$11.53

As of December 31, 2007, there was $4,000 of total unrecognized compensation cost related to non-vested share-based compensation arrangements, which is expected to be recognized over 1 year.  The aggregate intrinsic value of options (which is the amount by which the stock price exceeded the exercise price of the options) outstanding as of December 31, 2007 was approximately $0.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 13 – EARNINGS PER SHARE

A reconciliation of the numerators and denominators of the earnings per common share and earnings per common share assuming dilution computations are presented below.

Basic earnings per share	2007	2006
Net income	$243	$782
Weighted average common shares outstanding	1,509	1,214
Basic earnings per share	$0.16	$0.64

Diluted earnings per share	2007	2006
Net income	$243	$782
Weighted average common shares outstanding	1,509	1,214
Add: dilutive effects of assumed conversions and exercise of stock options	--	13
Weighted average common and dilutive potential common shares outstanding	1,509	1,227
Diluted Earnings per Share	$0.16	$0.63

No stock options were excluded from the earnings per share calculation for 2006.  In 2007, all options were considered antidilutive and were excluded from the earnings per share calculation.

NOTE 14 - LEASE COMMITMENTS/RELATED PARTY

The Bank leases certain office facilities and office equipment.  On June 1, 2003, the Bank began leasing a branch building that has been classified as a capital lease for financial accounting purposes. This lease is for an initial ten year period with additional renewal options and purchase options.

On March 15, 2004, the Bank began leasing property in Knoxville, Tennessee on thich the Cedar Bluff branch operates.  This lease has been classified as an operating lease for financial accounting purposes.  The initial tern of the lease is for twenty years with four renewal option periods of five years.  The bank has other leases with are classified as operating leases and provide for monthly payments over 12 to 180 months.  Total lease expense under noncancellable operating leases for the years ended December 31, 2007 and 2006 totaled $106 and $97 respectively.

The following is a schedule by years of future minimum rental payments required under all noncancellable operating and capital leases as of December 31, 2007:
	Capital	Operating
	Lease	Leases	Total
2008	$ 33	$ 92	$ 125
2009	36	89	125
2010	36	87	123
2011	36	82	118
2012	36	79	115
Thereafter	10	504	514
Total minimum lease payments	187	$ 933	$ 1,120
Less amount representing interest	16
Present value of minimum lease payments	$ 171

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 15 - SIGNIFICANT GROUP CONCENTRATIONS OF CREDIT RISK

The Bank's primary business activity is with customers located within East Tennessee.  As of December 31, 2007 the Bank had concentrations of loans secured by commercial properties and residential and other properties as shown in Note 4.  The usual risk associated with such concentrations is generally mitigated by being spread over several hundred unrelated borrowers and by adequate collateral loan-to-value ratios.

NOTE 16 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

Statement of Financial Accounting Standards No. 107, “Disclosures about Fair Value of Financial Instruments” (SFAS 107), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value.  The following methods and assumptions were used to estimate the fair value of the following classes of financial instruments:

Cash and Cash Equivalents - Cash and cash equivalents include cash and due from banks and federal funds sold.  For these short-term instruments, the recorded book value is a reasonable estimate of fair value.

Investment Securities available for sale- Quoted market prices are used to determine the estimated fair value of investment securities.

Federal Home Loan Bank Stock – Management does not consider it practicable to estimate the fair value of FHLB stock and also considers its carrying value to be immaterial in relation to the Company’s other financial instruments.  Therefore, no estimate of fair value is disclosed.

Loans Held for Sale – Loans held for sale are generally short-term in nature and recorded book value is considered to approximate fair value.

Net Loans - The estimated fair value of fixed rate mortgage loans and commercial loans are calculated by discounting future cash flows to their present value.  Future cash flows, consisting of both principal and interest payments, are discounted using current Bank rates for similar loans with similar maturities.

The estimated fair value of variable rate loans is considered equal to recorded book value.

Fixed rate installment loans have an average maturity of less than three years, a relatively stable average interest rate, and a variety of credit risks associated with them.  The fair value of these loans is estimated by discounting future estimated cash flows to their present value using current Bank rates for similar loans with similar maturities.

The estimated fair value of the allowance for loan losses is considered to be recorded book value.  Additionally, the credit exposure known to exist in the loan portfolio is embodied in the allowance for loan losses.

Deposits - The estimated fair value of demand, savings, NOW, and money market deposits is the amount payable on demand at the reporting date.  The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar maturities.

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 16 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Securities Sold Under Agreements to Repurchase - Securities sold under agreements to repurchase are short-term in nature and recorded book value is considered to approximate fair value.

Advances From Federal Home Loan Bank - For advances that are fixed rate and fixed maturity liabilities, their fair value is estimated using rates currently available to the Bank for debt with similar terms and remaining maturities.  Book value approximates fair value for advances that have variable rates.

Obligation Under Capital Lease - For 2007 and 2006, the book value approximates fair value since interest rates would not have changed significantly since this obligation was incurred.

Subordinated Debentures – The fair value of the Company’s fixed rate subordinated debentures is estimated using discounted cash flows based on rates currently available to the Company for a similar type of borrowing arrangement.

Off-Balance-Sheet Loan Commitments - The fair value of loan commitments is based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the present creditworthiness of the counterparties.  For fixed rate loan commitments, fair value also considers the difference between current levels of interest rates and the committed rates.  The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparties at the reporting date.  The fair value of these items is not material to the Bank as of December 31, 2007 and 2006.

The recorded book value and estimated fair value of the Bank's financial instruments as of December 31, 2007 and 2006 are as follows:
	2007		2006
	Recorded	Estimated	Recorded	Estimated
	Book Value	Fair Value	Book Value	Fair Value
FINANCIAL ASSETS:
Cash and cash equivalents	$12,439	$12,439	$15,167	$15,167
Investment securities available for sale	$32,890	$32,890	$20,156	$20,156
Loans held for sale	$1,511	$1,511	$788	$788
Net loans	$145,951	$147,760	$141,263	$143,270

FINANCIAL LIABILITIES:
Deposits	$163,185	$164,315	$153,352	$154,231
Securities sold under agreements to repurchase	$811	$811	$303	$303
Advances from federal home loan bank	$18,500	$18,926	$12,500	$12,504
Subordinated debentures	$2,062	$2,062	$2,062	$2,226
Obligation under capital lease	$171	$171	$195	$195

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 17 - CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY

Condensed financial information pertaining only to Tennessee Valley Financial Holdings, Inc. is as follows (amounts in thousands):

CONDENSED BALANCE SHEETS
	As of December 31,
	2007	2006
Assets:
Cash in bank	$90	$264
Investment in common stock of TNBank	18,541	18,114
Other assets	211	184
Total assets	$18,842	$18,562

Liabilities:
Subordinated debentures	$2,062	$2,062
Other liabilities	43	-
Total liabilities	2,105	2,062

Shareholders' equity:
Common stock	1,510	1,501
Treasury stock	(7)	-
Capital in excess of par value	11,488	11,319
Retained earnings	3,746	3,680
Total shareholders' equity	16,737	16,500
Total liabilities and shareholders’ equity	$18,842	$18,562

CONDENSED STATEMENTS OF INCOME

	For the years ended December 31,
	2007	2006

Income - dividends from TNBank	$135	$-
Operating expenses	(381)	(321)
Income before income tax benefit and equity in undistributed net income of TNBank	(246)	(321)
Income tax benefit	146	123
Equity in undistributed net income of TNBank	343	980
Net income	$243	$782

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.  AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2007 and 2006

NOTE 17 - CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY (Continued)

CONDENSED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2007	2006

Cash Flows From Operating Activities:
Net income	$243	$782
Adjustments to reconcile net income to
net cash provided (used) by operating activities:
Equity in undistributed net income of TNBank	(343)	(980)
Stock-based compensation	37	72
Issuance of stock in lieu of directors’ fees	63	100
(Increase) decrease in other assets	(27)	(12)
Increase in other liabilities	43	-
Net cash provided (used) by operating activities	16	(38)

Cash Flows From Investing Activities:
Capital investment in TnBank	(36)	(5,269)

Cash Flows From Financing Activities:
Proceeds from issuance of common stock	-	5,498
Purchase of treasury stock	(36)	-
Cash dividends paid	(118)	-
Net cash provided by (used in) financing activities	(154)	5,498

Net Increase (Decrease) in Cash and Cash Equivalents	(174)	191
Cash and Cash Equivalents, Beginning of Period	264	73
Cash and Cash Equivalents, End of Period	$90	$264

ITEM 8 - CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Not applicable.

ITEM 8A(T).  CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures. We have carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer of the effectiveness of the design and operation of our disclosure controls and procedures pursuant to Exchange Act Rule 13a-14. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective in timely alerting them to material information relating to the Company (including our subsidiary) required to be included in our periodic Securities and Exchange Commission filings. No significant changes were made in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

Management’s Report on Internal Control Over Financial Reporting. Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) and 15d-15(f) promulgated under the Exchange Act as a process designated by, or under the supervision of, our principal executive and principal financial officers and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:
  Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and disposition of our assets;
  Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and
  Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on the financial statements.
      Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance with respect to financial statement preparation and presentation. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

        Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2007. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework.

     Based on our assessment, management believes that, as of December 31, 2007, our internal control over financial reporting is effective based on those criteria.

     This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit us to provide only management’s report in this annual report.

Changes in Internal Control Over Financial Reporting. There was no change in our internal control over financial reporting that occurred during the period covered by this Report that has materially affected, or is reasonably likely to materially affect, our internal control over-financial reporting.

ITEM 9 - DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS; COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT.

    The information called for by this Item, to the extent it relates to our directors or to filing obligations of our directors and executive officers under the federal securities laws, is incorporated herein by reference to our 2008 Proxy Statement.

Audit Committee Financial Expert

We do not currently have an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission, serving on our Audit Committee. We believe that all of the members of the Audit Committee are qualified to serve on the committee and have the experience and knowledge to perform the duties required of the committee. We do not have any independent directors who would qualify as an audit committee financial expert, as defined. We believe that it has been, and may continue to be, impractical to recruit such a director unless and until we are significantly larger.

Code of Ethics

We have adopted a code of ethics that applies to our senior management, including our chief executive officer, vice president (principal accounting officer) and persons performing similar functions. Copies of our code of ethics are available without charge upon written request directed to Kenneth F. Scarbro, Vice President and Chief Financial Officer, TnBank, 401 S. Illinois Avenue, Oak Ridge TN  37830.

The remainder of this item is incorporated by reference to the sections entitled “Management of the Company” and “Beneficial Ownership Reporting Compliance” of our 2008 Proxy Statement.

ITEM 10 - EXECUTIVE COMPENSATION

This item is incorporated by reference to the sections entitled “Executive Compensation,” “Stock Options” and “Directors' Compensation” of our 2008 Proxy Statement.

ITEM 11 - SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This item is incorporated by reference to the section entitled “Information Regarding Certain Beneficial Owners” of our 2008 Proxy Statement.

ITEM 12 - CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This item is incorporated by reference to the section entitled “Certain Relationships and Related Transactions” in our 2008 Proxy Statement.

PART IV

ITEM 13 - EXHIBITS

        3.1*              Charter of Tennessee Valley Financial Holdings, Inc.
3.(ii)                      Bylaws, as amended, of Tennessee Valley Financial Holdings, Inc.
21.1                      Subsidiaries of Tennessee Valley Financial Holdings, Inc.

23.1                      Consent of Independent Registered Public Accounting Firm

31.1	Certification of Thomas E. Tuck, Chief Executive Officer of Tennessee Valley Financial Holdings, Inc., Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2	Certification of Kenneth F. Scarbro, Chief Financial Officer of Tennessee Valley Financial Holdings, Inc., Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1	Certification of Thomas E. Tuck, Chief Executive Officer of Tennessee Valley Financial Holdings, Inc., Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2	Certification of Kenneth F. Scarbro, Chief Financial Officer of Tennessee Valley Financial Holdings, Inc., Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

______________________
* Incorporated by reference to the Company’s Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on June 13, 2002.

ITEM 14 - PRINCIPAL ACCOUNTANT FEES AND SERVICES

This item is incorporated by reference to the section entitled “Principal Accountant Fees and Services” in our 2008 Proxy Statement.

SIGNATURES

In accordance with Section 13 or 15(d) or the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                           Tennessee Valley Financial Holdings, Inc.

                                                                                               By: /s/ Thomas E. Tuck
                                                                                               Thomas E. Tuck
                                   President and CEO
                                                                                                                                           Date:  March 31, 2008

/s/ Kenneth F. Scarbro                                                                                                     /s/ Thomas E. Tuck
Kenneth F. Scarbro                                                                                                          Thomas E. Tuck
Vice President and                                                                                                            President and Chief
Chief Financial Officer                                                                                                     Executive Officer, Director
Date:  March 31, 2008                                                                                                      Date:  March 31, 2008

/s/ J. Frank Jamison                                                                                                         /s/ A.P. Cappiello
J. Frank Jamison                                                                                                              A.P. Cappiello
Director                                                                                                                             Director
Date:  March 31, 2008                                                                                                      Date:  March 31, 2008

/s/ Larry Beeman                                                                                                             /s/ Terry L. Kerbs
Larry Beeman                                                                                                                  Terry L. Kerbs
Director                                                                                                                            Director
Date:  March 31, 2008                                                                                                     Date:  March 31, 2008

/s/ Thomas D. Moye                                                                                                      /s/ William Robert Witt
Dr. Thomas D. Moye, Jr.                                                                                               William Robert Witt
Director                                                                                                                             Director
Date:  March 31, 2008                                                                                                     Date:  March 31, 2008

REVOCABLE PROXY

TENNESSEE VALLEY FINANCIAL HOLDINGS, INC.
SPECIAL MEETING OF SHAREHOLDERS
401 S. Illinois Avenue
Oak Ridge, Tennessee 37830
(865) 483-4999

The undersigned hereby appoints Thomas E. Tuck or Kenneth F. Scarbro as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated below, all of the shares of common stock of Tennessee Valley Financial Holdings, Inc., to which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at TNBank, 401 S. Illinois Avenue, Oak Ridge, Tennessee 37830, on October 21, 2008, at 6:30 p.m. Eastern Time, or any adjournment thereof.

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 21, 2008.

The proxies named above will vote on the proposals set forth in the Notice of Special Meeting and Proxy Statement as specified on this card.  If a vote is not specified, the proxies will vote in favor of the the proposals listed below.  If any other properly come before the special meeting, the proxies will vote on such matters in accordance with the recommendations of the board of directors (except to the extent that such matters would include substantive matters presented by the company that would otherwise be required to be separately set out by the company on the proxy card).

1.	For approval of an amendment to the charter of Tennessee Valley Financial Holdings, Inc. to authorize two new classes of common stock entitled Class A common stock and Class B common Stock.

___ FOR                         ___ AGAINST                             ___ ABSTAIN

2.
For approval of the reclassification of shares of common stock held by shareholders who own between 302 and 1089 shares into shares of Class A common stock and the reclassification of shares of common stock held by shareholders who own fewer than 302 shares into shares of Class B common stock.

___ FOR                         ___ AGAINST                             ___ ABSTAIN

Please mark, sign below, date and return this proxy promptly in the envelope furnished.

Please sign exactly as name (or names) appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

Date:  _____________________

__________________________
Signature of Shareholder

Date:  _____________________

__________________________
Signature of Joint Shareholder

Please mark here if you intend to attend the Special Meeting of Shareholders.   _____ YES_____ NO